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As filed with the Securities and Exchange Commission on June 27, 2003.

Registration No. 333-59362

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-11
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

USA CAPITAL FIRST TRUST DEED FUND, LLC
(Exact name of registrant as specified in governing instruments)

4484 South Pecos Road, Las Vegas, Nevada 89121, (702) 734-2400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Joseph D. Milanowski
4484 South Pecos Road, Las Vegas, Nevada 89121, (702) 734-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sherwood N. Cook, Esq. and Robert C. Kim, Esq.
Kummer Kaempfer Bonner & Renshaw
3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109, (702) 792-7000

        Approximate date of proposed sale to the public: As soon as practicable following effectiveness of this registration statement.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

        The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus will not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS

, 2003

USA CAPITAL FIRST TRUST DEED FUND, LLC
A MINIMUM OF 300 LIMITED-LIABILITY COMPANY UNITS FOR MINIMUM PROCEEDS OF $1,500,000

        USA Capital First Trust Deed Fund, LLC invests in loans that are secured by real property, or mortgage loans. Our manager, USA Capital Realty Advisors, LLC, will select the mortgage loans for us. Since we have not identified any mortgage loans to invest in at this time, we are offering a blind pool mortgage loan program.

        We are offering and selling to potential investors a minimum of 300 units and a maximum of up to 24,000 units for $5,000 per unit, where the units offered will be designated as either Class A Units, Class B Units or Class C Units. You must purchase a minimum of two units for $10,000 and you may not purchase any fractional units. This offering includes units to be issued under our distribution reinvestment plan.

	PRICE TO PUBLIC	SALES COMMISSIONS FROM THE FUND	PROCEEDS, BEFORE EXPENSES
Price Per Unit	$5,000	$0	$5,000
Total Minimum	$1,500,000	$0	$1,500,000
Total Maximum	$120,000,000	$0	$120,000,000

        The units are being offered through USA Securities, LLC, an affiliate of our manager who may engage non-affiliated broker-dealers to act as selected dealers for the offer and sale of our units. Sales commissions of up to 3.0% per unit will be paid by our manager and, as a result, will not be deducted from the proceeds of this offering. Initially, your money will be placed in an escrow account that will end upon the earlier of the sale of a minimum of 300 units or September 30, 2003. If we fail to sell 300 units by September 30, 2003, your money will be returned to you from escrow, without interest, within 30 days. If we sell the minimum by September 30, 2003, we will continue to sell up to 24,000 units. This offering will terminate on the earlier of November 7, 2004, the date on which all of the units have been sold or on such earlier date as determined by our manager.

        The most significant risks to an investment in our units include:

  •
  Lack of liquidity due to the absence of a public market;

  •
  Restricted right to sell or transfer your units due to the terms of our operating agreement and the ability of our manager to withhold, in its sole discretion, its consent to such transfer;

  •
  Recent organization and lack of significant assets, operating history and financing sources;

  •
  Total reliance on and the payment of substantial fees to our manager, which is beneficially owned by our management team;

  •
  Absence of insurance or guarantees by any governmental agency or private mortgage insurance company;

  •
  Conflicts of interest for our manager and its affiliates as a result of the receipt of substantial fees related to this offering and our management, the involvement with other entities in the mortgage loan and other industries, the ability to purchase and sell loans from and to affiliates and the affiliation with USA Securities, LLC;

  •
  Origination of riskier investments due to the loan brokerage commissions payable to our manager's affiliate;

  •
  Ability to revise our investment policies and strategies without the prior approval of investors;

  •
  Inability to diversify our loan portfolio if only the minimum proceeds are raised;

  •
  Ability to borrow up to 50% of the fair market value of our outstanding mortgage loans which may force us to use cash flow to service the debt and, as a result, limit the amount of distributions to investors;

  •
  Risks related to investments in commercial loans, land loans, construction loans and residential and commercial development loans; and

  •
  Tax risks, such as the need to pay taxes on income allocated by us and our failure to remain qualified as a partnership for federal income tax purposes.

        An investment in our units involves a high degree of risk. You should only invest in our units if you can afford a complete loss of your investment. You should read the complete discussion of the risk factors beginning on page 12 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequences that may flow from an investment in our units is not permitted.

USA SECURITIES, LLC

[INSIDE FRONT COVER]

CALIFORNIA RESIDENTS:

        In order to participate in this offering, residents of California must:

  •
  Have a minimum net worth (without including an investor's home, home furnishings and automobiles) of $60,000 and an annual gross income of at least $60,000; or

  •
  Have a minimum net worth (exclusive of home, furnishings and automobiles) of $225,000; or

  •
  Be purchasing in a fiduciary capacity for a person meeting the requirements of either of the qualifications above.

        In addition, the investment must be less than 10% of the net worth of persons who do not meet the minimum net worth requirement of $225,000.

RESIDENTS OF ALL OTHER STATES:

        In order to participate in this offering, residents of all other states in which this offering has been qualified or registered must:

  •
  Have a minimum net worth (without including an investor's home, home furnishings and automobiles) of $45,000 and an annual gross income of at least $45,000; or

  •
  Have a minimum net worth (exclusive of home, furnishings and automobiles) of $150,000; or

  •
  Be purchasing in a fiduciary capacity for a person meeting the requirements of either of the qualifications above.

NEW YORK RESIDENTS:

        This offering is subject to the following legend:

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS
NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

TABLE OF CONTENTS

Page
SUMMARY	1
RISK FACTORS	11
RISKS RELATED TO THIS OFFERING	11
We are offering a blind pool mortgage loan program in that our manager, as of the date of this prospectus, had not yet identified the loans in which the proceeds of this offering will be invested and that our investors will have no means of recourse if they disagree with the investment decisions of our manager.	11
Since we have not identified any specific loans in which to invest, a substantial period of time may pass before our manager invests the proceeds of this offering, which could delay your receipt of any distributions on your investment.	11
Until we have placed $100 million in units, we will not be subject to any borrower diversification restrictions and, as a result, will be adversely affected if our limited number of borrowers experience financial difficulties or if the economic conditions deteriorate in regions where the properties securing our loans are located.	11
Until we have placed $1.5 million in units by September 30, 2003, your investment proceeds will be held in escrow without interest.	11
Since USA Securities, LLC is an affiliate of our manager, USA Securities, LLC may have a conflict of interest in performing due diligence on the validity of the statements contained in this prospectus.	12
In the event that our manager purchases units in this offering, the relative ownership interests of unaffiliated investors will be diluted.	12
RISKS RELATED TO AN INVESTMENT IN USA CAPITAL FIRST TRUST DEED FUND	12
Since we have no operating history, no significant assets and no current sources of financing, and since our manager has a limited operating history, you may not have sufficient information to determine whether we will be able to implement our plan of operation.	12
Since our manager, which is controlled by Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton, and its affiliates, will receive substantial fees in performing services in this offering and in conducting our operations, our manager will face conflicts of interest that may adversely impact our financial results.	12
In the event that a borrower defaults and we are unable to recover from a principal or affiliate of a borrower that guaranteed the loan, we would be less likely to recover the full amount of a delinquent loan, which would affect our profitability.	13
Our mortgage loans will not be insured or guaranteed by any governmental agency or private mortgage insurance company.	13
There is no public market for our units, so investors may be unable to dispose of their investment.	14
Since investors are restricted from transferring their units and will have limited rights to redeem their units or withdraw from USA Capital First Trust Deed Fund, investors should expect to hold their units for an indefinite period of time.	14
Since we fix an investor's preferred return at the time of investment and due to the constantly changing economic conditions related to interest rates, the preferred returns paid to the investors of the same class may vary, and, in some instances, the preferred returns paid to any one investor may be less than the returns paid to a current or future investor of a class with a shorter holding period.	14
Since the preferred returns payable to investors are only contractual rights to receive said returns, there is no assurance that we will generate sufficient cash flow from operations to fund the payment of the preferred returns to investors.	14

i

Since our manager will make all investment and management decisions, you should only purchase our units if you are comfortable entrusting our manager to make all decisions regarding the projects that will be financed with the proceeds of this offering.	15
Our manager may change our investment and operating policies without a vote of investors, which may cause us to purchase or invest in underperforming loans.	15
Since our manager's underwriting criteria will be based upon the terms set forth in the section entitled "Investment Objectives and Policies," such criteria may cause us to purchase or invest in underperforming loans.	15
Since there were no arms-length negotiations for the compensation payable to our manager and its affiliates, the compensation may not be on terms favorable to us or our investors.	15
The fees, compensation, income, distributions or other payments to be made by us and third parties to our manager and its affiliates are not subject to any caps or ceilings.	15
Because our manager and its officers may not be as familiar with borrowers, properties and the local market conditions with respect to loans secured by properties located outside Nevada, our investors may incur greater risk when loans are made to borrowers or our properties located outside of Nevada.	15
Our business, financial condition and results of operations could be adversely affected if our manager fails to retain its key officers and equity holders.	16
Due to the discretion of our manager in determining whether, when and in what amounts an under-performing loan will be written down, the investments of all investors may be subject to capital account reductions that may not reflect the actual value of our then existing loan portfolio and may decrease the amount that we would pay to an investor who submits a notice of withdrawal.	16
Our manager may spend time on other activities, which could have a negative impact on our operations or result in diminished profitability.	16
We may experience a material adverse effect if the construction management firm we propose to use fails to properly perform its duties related to the administration of the loans and the payment of amounts due to subcontractors or material providers.	16
Your ability to submit a notice to withdraw from USA Capital First Trust Deed Fund is subject to limitations, and these limitations may result in the denial of your request to withdraw.	17
In the event we are not able to leverage our loan portfolio through the creation of a credit line secured by some or all of our mortgage loans, we may not be able to maximize the return on our loans.	17
Since we intend to leverage our portfolio by obtaining a credit line of up to 50% of the fair market value of our outstanding mortgage loans and secured by some or all of our mortgage loans, we may lose some or all of our assets if we are unable to repay this credit line.	18
Since our manager will rely on appraisals to determine the fair market value of the real property securing our loans, any error in the appraisal or subsequent events that adversely affect the fair market value of the real property may render our loans under-secured.	18
As we will invest the proceeds of this offering in short-term certificates of deposit, money market funds or other liquid assets prior to using the funds to originate loans, we may receive a lower return from our proceeds and, as a result, may experience a decrease in profitability and in the amount of distributions to you.	18
In the event that a property securing one of our loans is subject to an act of terrorism, war, earthquake, flood, mudslide, act of God or similar events for which we either cannot obtain insurance or are not economically insurable, we may suffer a loss of principal and interest on a loan.	19
Since many of our loans provide for payments of interest only during the term and a balloon payment at the end of the term, we run the risk that a weak real estate market will prevent our borrowers from refinancing or selling their properties and, as a result, repaying our loans.	19

Leasehold financing may harm our operations if a borrower, who is the owner of the right to develop or use the underlying real property under a long-term ground lease, defaults under the ground lease since the termination of the ground lease would render our security interest worthless and leave us as an unsecured creditor.	19
Since many of our initial loans may be secured by properties located in non-geographically diversified areas, a downturn in the economies and real estate markets of the particular geographic areas in which we make or purchase loans would reduce the value of these properties and, in turn, would adversely impact our profitability.	19
RISKS RELATED TO OUR INDUSTRY	20
The mortgage lending business is highly competitive and we will compete for the availability of secured loans with our manager, its affiliates and investors unrelated to us and others in the mortgage lending business.	20
If interest rates rise above the average interest rate being earned by our loan portfolio or if interest rates rise such that the real estate market becomes depressed, your investment may be adversely affected.	20
Our failure to comply with all applicable state regulations governing the making of loans to borrowers in a particular state, including regulations concerning a lender's advertising and marketing efforts, could impact our ability to fund or enforce our loans in that state, which would have an adverse impact on our profitability.	20
If one of our loans is found to be usurious, we may become subject to penalties and our profitability could be materially impacted.	20
RISKS PARTICULAR TO DEVELOPMENT AND CONSTRUCTION LOANS	21
Since the homebuilding market is competitive, our borrowers may have to lower prices in order to maintain the sale of new homes or lots, which, in turn, would adversely affect the ability of our borrowers to repay our loans.	21
Increased interest rates, tighter credit, over development of residential homes and adverse economic conditions will most likely result in increased standing inventory for our borrowers who are homebuilders, which, in turn, would adversely affect the ability of these borrowers to repay our loans.	21
The failure of a borrower to complete a development, or our failure to locate a substitute builder to complete a development, may adversely affect the profitability of the development and result in lower returns to us, if any.	21
In the event that the residential or commercial real estate markets are unable to absorb additional homes or commercial space, respectively, our borrowers may not receive the projected cash flow from the sale of additional homes or the lease of new retail space and, as a result, may not have sufficient funds to repay their obligations to us.	21
In the event our borrowers are unable to timely complete their developments due to factors that traditionally affect construction, our borrowers may not be able to satisfy their obligations to us in a timely manner, if at all.	22
In the event that a borrower fails to obtain the requisite permits or entitlements for a property, the borrower risks increased costs associated with development and a diminished market value for the property, which, in turn, adversely affect the value of our collateral.	22
The failure of local housing and development authorities to grant approvals related to building on unimproved land, or the imposition of a moratorium on building on unimproved land, would reduce the market value of the projects securing our loans.	22
If our borrowers are charged with unanticipated assessments relating to utilities or infrastructure, or if our borrowers are unable to obtain commitments from municipalities for utilities or infrastructure, our borrowers will achieve a reduced return on their developments and may not have sufficient funds to repay our loans.	23

RISKS RELATED TO AN INVESTMENT IN REAL ESTATE	23
Since real estate investments are relatively illiquid investments, we may not be able to dispose of certain investments in response to changes in economic and other conditions.	23
If the properties that secure our loans contain, or become contaminated with, toxic or hazardous substances, the value and the marketability of these properties will decrease, the ability of our borrowers to repay our loans will likely decrease and our profitability may decrease.	23
In the event we invest in real estate located outside of the United States, we will be faced with the uncertainty of these foreign real estate markets and the uncertainty associated with enforcing obligations and foreclosing on real property.	24
Some of our loans may be non-recourse to the borrower, which, in the event of a foreclosure, may prevent us from obtaining the outstanding principal balance on the mortgage loan.	24
FEDERAL INCOME TAX RISKS	24
Since investors will be allocated income and may not receive cash distributions with which to pay any associated taxes and since our manager expects that our income will be unrelated business taxable income, our investors may experience additional tax liability and other tax risks as a result of their investment in this offering.	24
Since we have not requested a ruling with respect to our classification as a partnership, your cash flow and distributions will be reduced if we are subsequently taxed as a corporation.	25
The audit of our books and records by the Internal Revenue Service could result in an audit of your tax returns.	25
Your tax return may be adveresely affected by any inconsistencies between federal, state and local tax rules.	25
TERMS OF THE OFFERING	26
PLAN OF DISTRIBUTION	29
LEVERAGING THE PORTFOLIO	29
USE OF PROCEEDS	30
INVESTOR SUITABILITY STANDARDS	31
INVESTMENT OBJECTIVES AND POLICIES	33
MANAGEMENT	40
PRIOR EXPERIENCE OF MANAGEMENT	45
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	51
COMPENSATION TO OUR MANAGER AND ITS AFFILIATES	53
CONFLICTS OF INTEREST	55
LEGAL PROCEEDINGS INVOLVING RELATED PARTIES	58
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	59
GENERAL INFORMATION	59
UNIT OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	59
SUMMARY OF OPERATING AGREEMENT	60
FEDERAL INCOME TAX CONSEQUENCES	66
CERTAIN LEGAL ASPECTS OF LOANS SECURED BY REAL ESTATE	78
LEGAL MATTERS	79
EXPERTS	79
AVAILABLE INFORMATION; REPORTS TO MEMBERS	79
INDEX TO FINANCIAL STATEMENTS	F-1
APPENDIX A—SECOND AMENDED AND RESTATED OPERATING AGREEMENT	A-1
APPENDIX B—PRIOR PERFORMANCE TABLES	B-1

SUMMARY

        The following is a summary and does not contain all the information that may be important to you. Before you invest in our limited-liability company units, or units, you should read this entire prospectus carefully, including the section entitled "Risk Factors," beginning at page 12, and the Index to Financial Statements, beginning at page F-1.

USA Capital First Trust Deed Fund, LLC

        We were organized on February 16, 2001 as a Nevada limited-liability company. In this prospectus, we refer to ourselves as "USA Capital First Trust Deed Fund," "we," "us" or "our."

        We will engage in the business of making or purchasing entire or fractional interests in acquisition, development, construction, bridge or interim loans secured by first deeds of trust on undeveloped land and residential and commercial developments. Although the real property securing our loans will be located primarily in the United States, we may invest up to 10% of our loan portfolio in loans secured by real property located outside of the United States. In addition, although we propose to make mortgage loans rather than purchase entire or fractional interests in mortgage loans, we may elect to purchase entire or fractional interests in mortgage loans when we have cash available to make loans, but do not have any suitable investments that meet our investment guidelines. In this regard, we may elect to purchase entire or fractional interests in mortgage loans from third parties, such as USA Commercial Mortgage Company, affiliates of USA Commercial Mortgage Company and persons for whom USA Commercial Mortgage Company has previously brokered mortgage loans. Mortgage loans purchased from these parties will not involve any additional fees payable to USA Commercial Mortgage Company or its affiliates and will be purchased for cash at par, i.e., the amount outstanding under the mortgage loan at the time of purchase. Even though we do not anticipate that purchased mortgage loans will represent a significant portion of our mortgage loan portfolio, we are not able to estimate the number or amount of mortgage loans to be purchased at this time. In addition, we are not limited in the amount of loans we may purchase from affiliates or third parties.

        Our loans will not be insured or guaranteed by any governmental agency or private mortgage insurance company. We will select our loans pursuant to a set of guidelines that are designed to ensure the sufficiency of the real property given as security for the loans. We may also refer to loans that are secured by real estate as "mortgage loans," even though the loans may actually be secured by a deed of trust. We have not yet identified any loans in which we intend to invest. Our primary investment objective is to generate and distribute cash flow from our operations.

        Our offices are located at 4484 South Pecos Road, Las Vegas, Nevada 89121, and our telephone number is (702) 734-2400. Our manager is USA Capital Realty Advisors, LLC, a Nevada limited-liability company, which was organized on January 18, 2001. Its offices are located at 4484 South Pecos Road, Las Vegas, Nevada 89121, and its telephone number is (702) 734-2400.

Summary Risk Factors

        Before you invest, you should consider the complete discussion of the risks associated with an investment in our units in the section entitled "Risk Factors," which begins on page 12 of this prospectus.

        The following are some of the significant risks concerning your investment:

  •
  There is no public trading market for the units, and we do not expect one to ever develop. Further, the transfer and redemption of our units are restricted by our operating agreement and the ability of our manager to withhold its consent with respect to a proposed transfer of units. Consequently, investors will have a difficult time trying to obtain cash for their units.

  •
  We rely entirely on our manager for the day-to-day management of our business and the selection of our loans. Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton indirectly beneficially own our manager.

  •
  We will pay USA Capital Realty Advisors, LLC, our manager and an affiliate of USA Commercial Mortgage Company, substantial fees related to our assets under management and our operations. USA Commercial Mortgage Company does business as "USA Capital" and is controlled by Messrs. Hantges, Milanowski and Hamilton. In addition, affiliates of our manager will receive additional fees related to this offering and our operations. As a result of the fees payable to our manager and its affiliates, there is an incentive to recommend riskier mortgage loans.

  •
  The relationships between our manager and its affiliates, the engagement by our manager and its affiliates in business activities involving mortgage loans and other industries, the ability to purchase and sell mortgage loans from and to affiliates and the affiliation with USA Securities, LLC will result in conflicts of interest.

  •
  If we do not remain qualified as a partnership for federal income tax purposes, we will be subject to the payment of tax on our income at corporate rates, which will reduce the amount of funds available for payment of distributions to you and may change the tax treatment of such distributions.

  •
  If we sell only 300 units, our loan portfolio will not be diversified. Although we expect that no one loan will exceed 25% of our loan portfolio once the maximum number of units have been sold in this offering, if we sell only the minimum number of units, we will only be able to invest in a small amount of mortgage loans.

  •
  Any borrowing by us under a line of credit will require us to comply with, among other things, debt service requirements and debt covenants and require that we pledge our mortgage loans as collateral, and, as a result, increase the risks related to your investment. In addition, the debt service associated with such a line of credit will restrict our ability to make distributions to investors.

  •
  Real estate-related investments are subject to cyclical economic trends, which are out of our control.

  •
  Our manager has not yet identified the mortgage loans that we will invest in with the proceeds of this offering. As a result, you will not have an opportunity to determine for yourself whether the real properties that are our collateral justify using the proceeds of this offering to make a particular loan.

  •
  We were formed on February 16, 2001 and, as of the date of this prospectus, have no significant assets, no operating history and no current sources of financing.

  •
  Our manager has the ability to revise our investment policies and strategies without the prior approval of investors.

  •
  We will not be able to diversify our loan portfolio if only the minimum proceeds are raised.

  •
  Since we propose to make or purchase entire or fractional interests in commercial loans, land loans, construction loans and residential and commercial development loans, there are risks associated with each type of loan.

  •
  In the event we allocate income to investors, but do not distribute sufficient cash to pay the associated taxes, investors will be required to pay such associated taxes themselves without receiving a distribution of cash from us to pay such taxes.

This Offering

        We are offering for sale a minimum of 300 and a maximum of up to 24,000 limited-liability company units at $5,000 per unit. As will be described herein, the 24,000 units will be issuable as 12,000 Class A Units, 8,000 Class B Units and 4,000 Class C Units, where the classes of units differ in terms of the required holding period and the annual preferred return. These units include units issuable under our distribution reinvestment plan. You must purchase a minimum of two units for $10,000 and designate the desired class for your units.

        With respect to the proposed use of proceeds, we propose to allocate 1% of the gross proceeds toward the establishment of cash reserves necessary to meet our unexpected cash needs, including such cash needs as may arise if one of our loans goes into default. We propose to invest the balance of the gross proceeds in mortgage loans pursuant to our investment objectives and policies. Since our manager will pay our organizational and offering expenses, including the selling commissions of up to 3.0% with respect to the placement of our units, we have only deducted the amounts set aside for our cash reserves from the gross proceeds of this offering. Accordingly, upon the assumption that we place the maximum number of units pursuant to this offering, we estimate that we will have net proceeds of $118,800,000 available for investment in mortgage loans.

Investor Suitability

        To invest in our units, you must meet one of the following investor suitability standards depending upon your state of residence:

        If a resident of California, you must:

  •
  Have a net worth, exclusive of home, home furnishings and automobiles, of at least $60,000 and a minimum annual gross income of at least $60,000, where the investment must not represent 10% or more of your net worth; or

  •
  Have a minimum net worth of at least $225,000.

        If a resident of any other state in which this offering has been qualified or registered, you must:

  •
  Have a net worth, exclusive of home, home furnishings and automobiles, of at least $45,000 and a minimum annual gross income of at least $45,000; or

  •
  Have a minimum net worth of at least $150,000.

        In addition to the foregoing suitability standards, you will have to make additional representations to us before we determine that the investment in our units is suitable for you. These additional representations are described in the section entitled "Investor Suitability Standards."

To Purchase Units

        To purchase units, you must complete and sign our subscription agreement, make the representations and warranties included in that agreement and deliver it to us, together with payment for the number of units specified in the subscription agreement. In addition, as part of the subscription agreement, you are required to select from one of three classes, Class A, Class B and Class C, for your units and to elect whether to receive or reinvest periodic distributions of cash. Your selection of the class for your units is for the purposes of establishing the relevant holding period and the relevant preferred rate of return for the units you purchase. The election with respect to periodic cash distributions is for the purposes of determining whether you will receive your cash distributions or whether you will reinvest your cash distributions toward the purchase of additional whole or fractional units, whichever is applicable.

        Initially, your money will be placed in an escrow account. The escrow will end upon the earlier of the sale of a minimum of 300 units (regardless of class) or September 30, 2003. If we fail to sell an aggregate of 300 units on or before September 30, 2003, your money will be promptly returned to you from escrow, without interest, within 30 days thereafter. If we sell the minimum on or before September 30, 2003, we will continue to sell up to 24,000 units. This offering will terminate on the earlier of November 7, 2004, the date on which all of the units have been sold or on such earlier date as determined by our manager. Pursuant to the terms of our operating agreement, our manager, in its sole discretion, has the power to conduct subsequent offerings of our units.

        We reserve the right to accept or reject your subscription in whole or in part. Our acceptance of your subscription agreement is effective when we countersign it, for the number and class of units we set forth next to our signature. If we do accept your subscription agreement, we will provide you with a confirmation of the number and class of units you have acquired. Because our units are not certificated, you should not expect a unit certificate from us. If we do not accept your subscription, your purchase payment will be returned to you from escrow, without interest, within 30 days of our non-acceptance.

Limited-Liability Company Units; Classification of Units

        Your investment will be recorded on our books only. We will not issue unit certificates. If you wish to redeem or transfer your units, you must send an executed redemption or transfer form to us. We will provide the required redemption form to you upon request.

        Upon your subscription for units, you will be asked to select a class for the units you will be purchasing, where your selection is subject to the approval by our manager. You will be able to choose from one of three classes, Class A Units, Class B Units or Class C Units, where such units differ only with respect to the relevant holding periods for the units and the relative preferred returns applicable to the units.

        As of the date of this prospectus, the relevant holding periods and preferred returns for the Class A Units, the Class B Units and the Class C Units are:

CLASS	HOLDING PERIOD	PREFERRED RETURN, AS OF MAY 31, 2003 (IF FUNDS ARE AVAILABLE)
Class A Units	12 months	9% per annum
Class B Units	24 months	10% per annum
Class C Units	36 months	11% per annum

        The holding periods dictate the minimum length of your investment and the period of time after which you may request a withdrawal from USA Capital First Trust Deed Fund without the payment of an early redemption fee. The preferred returns for each class relate to the right of members to receive a specified allocation of distributions from us and are "preferred" in that the returns are paid before we make any other distributions to members. Although the preferred return for each class is an annual rate that we propose to pay monthly, there is no assurance that we will generate sufficient cash flow from operations to pay the preferred returns on a monthly basis, if at all. As a result, the preferred returns payable to investors do not represent guaranteed payments, and the returns paid to investors may actually be less than the stated preferred returns payable to investors.

        The preferred return for each class will be determined by our manager, in its sole discretion, at the time each subscription for units is accepted by our manager. Although the preferred return for any unit is established at the time of subscription or renewal and fixed throughout the applicable holding period for the unit, the preferred return for each class is subject to change, from time to time, by our manager for any unit issued as of another date and will be applicable only to such units of the same class issued on the same date. Accordingly, since the preferred returns for each class will vary during the course of the offering, as adjusted by our manager, in its sole discretion, in light of applicable market conditions, the preferred returns for the classes will be maintained for units issued only as of any one date and may vary for units of the same class issued as of different dates.

        In terms of the payment of the preferred returns, we propose to pay the annual preferred returns on a monthly basis from the interest we earn and collect on our mortgage loans. In addition, we will pay preferred returns to holders of Class A Units, Class B Units and Class C Units on a cascading basis, whereby:

  •
  Members holding Class A Units, Class B Units and Class C Units are paid, as a group, an amount equal to the preferred return payable to them as if they held Class A Units; then

  •
  Members holding Class B Units and Class C Units are paid, as a group, an amount equal to the difference between the preferred return payable to them as if they held Class B Units and the preferred returns previously paid to them as if they held Class A Units; and

  •
  Members holding Class C Units are paid, as a group, an amount equal to the difference between the preferred return payable to them and the preferred returns previously paid to them as if they held Class B Units.

        The payment of any preferred returns shall be limited by the requirement that any prior preferred returns that have not been paid, but are payable, are paid in full to members prior to the distribution of any subsequent preferred returns to members.

        In addition to allocating profits to members in the amount of their preferred returns, we will allocate additional profits and all losses, if any, to our members as follows: 40% to members holding Class A Units, Class B Units and Class C Units, as a group, and 60% to members holding Class D Units, as a group. Our manager is the sole holder of Class D Units.

        You may change the classification of your units only upon the submission of a form of request for change of classification, as provided in Exhibit C to our operating agreement, to our manager within 61 days prior to the expiration of the relevant holding period and upon the approval of your request by our manager, where such approval may be withheld in its sole discretion. In addition, upon the expiration of your holding period and in the event that you do not elect to change your classification or have your investment redeemed, your units will be rolled over for the same holding period, but will reflect the then applicable preferred return for your class of units.

        The preferred return for any new or rolled over units may change, from time to time, in the sole and absolute discretion of our manager. In making a determination to adjust the preferred returns for our units, our manager will consider, among other things, demand for our units, interest rates earned on our mortgage loan portfolio, fluctuations in interest rates and mortgage rates, general conditions of the real estate market, and general national and local economic conditions.

Distribution Reinvestment Plan

        Upon your subscription for units, you must elect whether to receive your distributions, including your preferred returns, from us or to allow your distributions to be reinvested for the term of your holding period. If you seek to change how your distributions are handled, our manager must receive, at least five days prior to the effective date of your requested change, a form of distributions notice that is provided as Exhibit A to our operating agreement. Notwithstanding the foregoing, our manager reserves the right, at any time, to immediately commence making distributions to investors who have elected to reinvest their distributions in order to ensure that we remain exempt from the plan asset regulations under the Internal Revenue Code of 1986, or the Internal Revenue Code, and the Employee Retirement Income Security Act of 1974, or ERISA.

        If you elect to reinvest your distributions, the distributions allocable to you will be applied toward the purchase of whole or fractional units, whichever is applicable, in the amount thereof. The additional units issued will be of the same class and will bear the same preferred return as the underlying units. We will retain your reinvested distributions for investing in further mortgage loans or for other proper purposes. The distributions from these further loans will be allocated among all investors; however, if you reinvest your distributions, you will be credited with a larger proportionate share of distributions than investors who receive monthly distributions since the amount that you have invested with us will have increased relative to the amounts invested by investors who do not reinvest their distributions.

        If you elect to participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income even though you will not actually receive any distributions from us. In our sole discretion, we may terminate the distribution reinvestment plan at any time.

Our Manager and its Affiliates

        Our manager will not have employees or physical facilities that are independent of USA Commercial Mortgage Company. USA Commercial Mortgage Company is the manager of USA Investment Partners, LLC, which is the manager of USA Capital Realty Advisors, LLC, our manager. In addition, Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton are the executive officers of USA Commercial Mortgage Company and the controlling equity holders of USA Commercial Mortgage Company and USA Investment Partners, LLC. As to additional affiliates, USA Commercial Real Estate Group is wholly-owned and controlled by Messrs. Hantges and Milanowski, and USA Securities, LLC is wholly-owned and controlled by Messrs. Milanowski and Hamilton. As a result of these managerial and ownership relationships, our operations and the operations of our affiliates will be indirectly controlled by Messrs. Hantges, Milanowski and Hamilton.

        The following chart shows the ownership structure of the various persons and entities that are affiliated with our manager:

AFFILIATE ENTITY NAME	OWNER NAME/PERCENT OWNERSHIP
USA Capital Realty Advisors, LLC	USA Investment Partners, LLC	100.0%
USA Investment Partners, LLC	Thomas A. Hantges Joseph D. Milanowski Paul S. Hamilton	57.0 38.0 5.0	% % %
USA Commercial Mortgage Company	Thomas A. Hantges Joseph D. Milanowski Red Granite, LLC Paul S. Hamilton	48.4 38.0 8.6 5.0	% % % %
USA Commercial Real Estate Group	Thomas A. Hantges Joseph D. Milanowski	60.0 40.0	% %
USA Securities, LLC	Joseph D. Milanowski Paul S. Hamilton	60.0 40.0	% %

        This table is meant only to provide a summary of the relationships involving our manager and its affiliates and is not exhaustive. Additional information regarding our manager and its affiliates may be found in the section entitled "Certain Relationships and Related Transactions."

Compensation to our Manager and its Affiliates

        Our manager and its affiliates are entitled to receive certain fees for performing services in this offering and conducting our operations. All of the fees paid to our manager and its affiliates will fall within one of the following categories:

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  Loan brokerage fees paid by borrowers to USA Commercial Mortgage Company;

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  Legal fees for loan documentation services paid by borrowers to USA Commercial Mortgage Company;

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  Miscellaneous fees paid by borrowers to our manager, such as reconveyance fees, demand fees, copy fees and messenger service fees;

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  Asset management and loan servicing fees paid by us to our manager for administering our mortgage loans;

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  Real estate brokerage fees on resales of foreclosed property paid by us to USA Commercial Real Estate Group;

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  Early withdrawal fee paid by an investor who has received approval from our manager to withdraw prior to the expiration of the investor's applicable holding period;

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  Early termination fee paid by us to our manager in the event USA Capital Realty Advisors, LLC is removed as our manager for any reason other than for cause; and

  •
  Selling commissions on the sale of our units offered through this prospectus, paid by our manager to USA Securities, LLC or its selected dealers.

        There are no caps or ceilings on the total amount of the above fees, compensation, income, distributions or other payments that may be made to our manager or its affiliates.

  Loan Brokerage Fees

        The loan brokerage fee related to selecting, obtaining, processing, making and/or brokering our mortgage loans will be equal to an effective rate of 2%-5% of each loan per annum, depending on local market conditions. The effective rate is calculated by modifying the actual loan brokerage fee in light of the length of the loan. For example, if the actual loan brokerage fee is 6% and the term of the loan is 18 months, the effective loan brokerage fee would equal 4% per annum. The loan brokerage fee is generally paid to USA Commercial Mortgage Company when the loan is funded, but may be paid over the term of the loan. However, in the event of an extension or renewal of a mortgage loan, the borrower will be required to pay an additional loan brokerage fee to USA Commercial Mortgage Company.

  Legal Fees for Documentation Services

        Documentation of some of our loans will be prepared by the general counsel for USA Commercial Mortgage Company, which is the manager of USA Investment Partners, LLC, the manager of our manager. The borrower under such loans will pay those legal fees.

  Miscellaneous Fees

        Miscellaneous fees will be paid by our borrowers to our manager in connection with servicing our loans. These miscellaneous fees will include the following:

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  Reconveyance fees for preparing and signing reconveyances to release encumbered property in whole or in part from us upon receipt of appropriate payment;

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  Demand fees for preparing demand statements to escrow for whole or partial payoffs of our loans;

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  Copy fees for providing copies of all necessary documents to borrowers, etc.; and

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  Messenger services fees for delivery of loan-related documents to appropriate parties.

        The above list of fees is not inclusive and our manager may charge additional miscellaneous fees to the borrower for any other reasonable fees that are incurred in connection with servicing the loans.

  Asset Management and Loan Servicing Fee for Administering Loans

        The asset management and loan servicing fee is paid to our manager for administering our loans. This fee is 1.5% per annum of our assets under management, payable monthly at a rate of 0.125% of our assets under management as of the last day of each calendar month. Our assets under management include our total capital, including cash, notes (at book value), real estate owned (at book value), accounts receivable, advances made to protect loan security and any of our other assets valued at fair market value. The asset management and loan servicing fee will be paid on or before the 15th day of each calendar month with respect to assets under management as of the last day of the immediately preceding calendar month.

  Real Estate Brokerage Fees on Resales of Foreclosed Property

        If we acquire property through foreclosure, USA Commercial Real Estate Group may, in some circumstances, serve as the listing broker for the sale of such property. In such case, USA Commercial Real Estate Group will earn a competitive brokerage commission, where such commission shall range from 3%-6%, depending upon the recent real estate brokerage fees earned for similar transactions in the applicable real estate market.

  Early Withdrawal Fee

        Our manager, in its sole and absolute discretion, may allow an investor to withdraw from USA Capital First Trust Deed Fund prior to the expiration of the investor's applicable holding period on the condition that the investor pay an early withdrawal fee equal to 5% of such original investment amount, with 75% of such early withdrawal fee being paid to our manager and 25% being paid to us.

  Early Termination Fee

        USA Capital Realty Advisors, LLC is entitled to an early termination fee equal to 1.5% of our assets under management in the event that it is removed as our manager, for any reason other than for cause.

  Selling Commissions for Units Sold

        Our units will be offered and sold on a best efforts basis, and our manager has agreed to pay a selling commission of up to 3.0% of each unit sold. Although no sellingcommissions will be earned with respect to any units purchased through reinvestment, USA Securities, LLC or its selected dealers will earn commissions on units where the investor has elected to roll over his or her investment for an additional holding period.

        USA Securities, LLC, an NASD member and affiliate of USA Commercial Mortgage Company, is owned by Joseph D. Milanowski and Paul S. Hamilton, 60% and 40%, respectively. USA Securities, LLC, as our placement agent, may engage non-affiliated broker-dealers to act as selected dealers for the offer and sale of our units. All selected dealers will be registered or licensed broker-dealers who are members in good standing of the NASD.

Conflicts of Interest

        Our manager will face various conflicts of interest resulting from its activities, including the following:

  •
  Our manager and USA Commercial Mortgage Company will receive substantial fees for obtaining, processing, making, brokering, managing and selling our mortgage loans, as well as for other services. The terms of these transactions have not been determined by arms-length negotiations.

  •
  USA Commercial Mortgage Company's compensation is based on the volume and size of the mortgages selected for us and not the subsequent performance of such mortgage loans. As a result, our interests may diverge from those of our manager, USA Investment Partners, LLC, USA Commercial Mortgage Company and Messrs. Hantges, Milanowski and Hamilton, the indirect controlling principals of our manager, in deciding whether we should invest in a particular loan.

  •
  USA Commercial Mortgage Company will be receiving loan brokerage fees from borrowers based upon an effective rate of 2%-5% per annum of the principal amount of each loan. Because USA Commercial Mortgage Company receives loan brokerage fees, our interests will diverge from those of our manager and its indirect controlling principals, Messrs. Hantges, Milanowski and Hamilton, when our manager determines whether to charge higher interest rates and risk losing fees from the loans.

  •
  Pursuant to our operating agreement, our manager is only required to allocate such time as is reasonably required to manage our operations. Accordingly, our manager must allocate its time between our activities and its other activities. These other activities include serving as the manager of other existing funds, including USA Capital Diversified Trust Deed Fund, LLC, USA Capital Institutional High Income Fund, LLC, USA Capital Secured Income Fund and Tanamera Resort Partners, LLC, and may include acting as manager or general partner of, or adviser to, such other funds with objectives similar to ours. Factors considered in prioritizing opportunities of our manager include, among others, such fund's liquidity and the composition of other loans currently in such fund's portfolio. Our manager is not able to estimate the amount of time it will allocate to the management of our operations.

  •
  Messrs. Hantges, Milanowski and Hamilton indirectly beneficially own our manager.

  •
  USA Securities, LLC is an affiliate of our manager and, as a result of this affiliation, may have a conflict of interest in performing a "due diligence" investigation of the statements made in this prospectus and may not conduct the investigation with the same degree of care as a non-affiliated dealer. Since a due diligence investigation assists in verifying the information provided in a prospectus, the fact that no independent dealer will conduct an investigation in connection with this prospectus may increase the likelihood that this prospectus will not disclose risks or other matters you might consider important in determining whether or not to purchase our units.

ERISA Considerations

        The section of this prospectus entitled "ERISA Considerations" describes the effect that the purchase of units will have on individual retirement accounts, or IRAs, and retirement plans subject to ERISA and the Internal Revenue Code. ERISA is a federal law that regulates the operation of retirement plans. Any retirement plan trustee or individual considering purchasing units for a retirement plan or an IRA should read this section of the prospectus very carefully.

Operating Agreement

        Your relationship with USA Capital First Trust Deed Fund and our manager will be governed by our operating agreement, a copy of which is attached hereto as Appendix A. Some of the significant features of our operating agreement are as follows:

  •
  We will allocate to you our income, gains, losses and distributions in the same proportion that your capital account bears to the capital accounts of all of our investors. Neither the percentage of units you own nor your total number of units will be a significant factor in this determination.

  •
  In this prospectus, when we refer to a greater than 50% ownership interest in the units, we mean those investors who hold more than 50% of the outstanding units. The vote of investors holding more than 50% of the outstanding units can bind all of our investors on fundamental matters affecting all investors. If such a vote occurs, you will be bound by the vote of investors holding more than 50% of the outstanding units even if you voted against the investors holding more than 50% of the outstanding units.

  •
  Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton own 91.4% of USA Commercial Mortgage Company, which is the manager of USA Investment Partners, LLC, which is the manager of our manager. Accordingly, Messrs. Hantges, Milanowski and Hamilton may be deemed to have indirect control of the conduct of our business, subject to the rights of the investors holding more than a 50% ownership interest described above and elsewhere in this prospectus.

        Our operating agreement is discussed in more detail in the section entitled "Summary of Operating Agreement." If any statements in this prospectus differ from our operating agreement, you should rely on our operating agreement.

Tax Considerations

        We expect that we will be treated as a partnership for federal income tax purposes. You should consult your own tax advisor regarding personal tax consequences that might be associated with your investment in our units.

RISK FACTORS

        An investment in our units involves a number of risks. You should carefully consider the following risks and other information in this prospectus before purchasing our units.

RISKS RELATED TO THIS OFFERING

        We are offering a blind pool mortgage loan program in that our manager, as of the date of this prospectus, had not yet identified the loans in which the proceeds of this offering will be invested and that our investors will have no means of recourse if they disagree with the investment decisions of our manager.

        As of the date of this prospectus, our manager had not yet identified the mortgage loans that we will invest in with the proceeds of this offering. Since our manager will have substantial discretion as to the loans to be made by us, our investors will be forced to rely upon the judgment of our manager and will have limited recourse in the event our investors do not agree with the investment decisions of our manager.

        Since we have not identified any specific loans in which to invest, a substantial period of time may pass before our manager invests the proceeds of this offering, which could delay your receipt of any distributions on your investment.

        As of the date of this prospectus, we have not identified any specific loans to invest in at this time. Consequently, there may be a substantial period of time before our manager invests the proceeds of this offering, during which you will not receive any distributions on your investment. We estimate, although we cannot guarantee, that distributions will begin on the later of eight months after you deliver your subscription amount to us, or three to six months after the funds are released from escrow. In this regard, since there are no assurances as to how soon we will be able to invest the proceeds of this offering, the distributions you may receive may be adversely affected by the delay in the investment of such proceeds in suitable mortgage loans.

        Until we have placed $100 million in units, we will not be subject to any borrower diversification restrictions and, as a result, will be adversely affected if our limited number of borrowers experience financial difficulties or if the economic conditions deteriorate in regions where the properties securing our loans are located.

        Until such time as $100 million in units has been sold, none of our loans, nor any interest in a fractional loan, will exceed $20 million. However, we will not be subject to any borrower diversification restrictions. Thus, while we are still selling units, most or even all of our available funds may be invested in loans made to only a limited number of borrowers. Once we have sold $100 million in units, we will be subject to the loan diversification requirements described elsewhere in this prospectus. Until such time, our profitability can be adversely impacted if our limited number of borrowers experience financial difficulties or if the economic conditions change in regions where the properties that secure our loans are located. Even after $100 million in units have been sold, our profitability may be adversely affected if a borrower or loan that makes up a significant percentage of our loan portfolio goes into default.

        Until we have placed $1.5 million in units by September 30, 2003, your investment proceeds will be held in escrow without interest.

        We intend to place all proceeds from the sale of units, without interest, into an escrow account during the period until we reach the minimum offering amount. In the event that you purchase our units and we do not reach the minimum offering amount on or before September 30, 2003, your investment will be returned to you without interest from escrow within 30 days thereafter. We will not charge any fees on funds returned if the minimum offering amount is not reached.

        Since USA Securities, LLC is an affiliate of our manager, USA Securities, LLC may have a conflict of interest in performing due diligence on the validity of the statements contained in this prospectus.

        USA Securities, LLC, an NASD member, is owned and managed by Joseph D. Milanowski and Paul S. Hamilton, where Messrs. Milanowski and Hamilton own 60% and 40%, respectively. As a result of this affiliation, USA Securities, LLC may have a conflict of interest in performing a "due diligence" investigation of the statements made in this prospectus and may not conduct the investigation with the same degree of care as a non-affiliated dealer. Since a due diligence investigation assists in verifying the information provided in a prospectus, the fact that no independent dealer will conduct an investigation in connection with this prospectus may increase the likelihood that this prospectus will not disclose risks or other matters you might consider important in determining whether or not to purchase our units.

        In the event that our manager purchases units in this offering, the relative ownership interests of unaffiliated investors will be diluted.

        Although our manager does not currently intend to purchase any units pursuant to this offering, the substantial purchases of units by our manager may raise conflicts of interests with our investors. These conflicts of interest would include the dilution in the relative ownership interests of unaffiliated investors. In addition, the purchase of additional units by our manager will not be applied toward the satisfaction of the minimum offering.

RISKS RELATED TO AN INVESTMENT IN USA CAPITAL FIRST TRUST DEED FUND

        Since we have no operating history, no significant assets and no current sources of financing, and since our manager has a limited operating history, you may not have sufficient information to determine whether we will be able to implement our plan of operation.

        We were organized as a Nevada limited-liability company on February 16, 2001. As such, as of the date of this prospectus, we have not conducted any business, have only approximately $50,000 in cash, no operating history and no current sources of financing. Further, since our manager has only been organized since January 18, 2001, our manager has a limited operating history as well. Additionally, since we have no employees or physical facilities independent of those of USA Commercial Mortgage Company, we will be completely dependent upon USA Commercial Mortgage Company for use of its personnel and office space.

        Since our manager, which is controlled by Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton, and its affiliates, will receive substantial fees in performing services in this offering and in conducting our operations, our manager will face conflicts of interest that may adversely impact our financial results.

        Our manager and its affiliates will receive substantial fees in performing services in this offering and in conducting our operations. The transactions with our manager and its affiliates will result in various conflicts of interest since our manager and its affiliates are engaged in business activities involving real estate lending, and anticipate engaging in additional business activities in the future that may be competitive with us. More specifically, the potential conflicts between USA Capital Realty Advisors, LLC and us are based upon the following factors:

  •
  Our manager has significant operating discretion as to the implementation of our operating policies and strategies.

  •
  Our manager may not have adequate time to devote to our business due to the commitment of our manager and its management team, Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton, to other activities and projects, including USA Capital Diversified Trust Deed Fund,

    LLC, USA Capital Institutional High Income Fund, LLC, USA Capital Secured Income Fund and Tanamera Resort Partners, LLC.

  •
  Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton indirectly beneficially own our manager.

  •
  The loan brokerage fee structure could result in our manager originating additional loans in order to obtain additional brokerage fees, which may result in the investment in mortgage loans that fail to provide us with sufficient diversification or with the best return possible.

  •
  We may acquire assets from our manager or its affiliates and we may invest as a co-participant with our manager or its affiliates in loans originated by or acquired by such affiliates.

  •
  Our manager or its affiliates may also sponsor other funds formed to conduct business similar to that of USA Capital First Trust Deed Fund.

        For example, since borrowers will pay USA Commercial Mortgage Company, an affiliate of our manager, loan brokerage fees ranging from an effective rate of 2% to 5% per loan of the principal amount of each loan per annum, our manager may have an incentive to originate loans in order to receive its commissions. These loans may be in an amount that is too large, may fail to provide our portfolio with sufficient diversification or may not provide us with the best return possible. In addition, as to the possible sponsorship of other funds, there will be a conflict of interest on the part of our manager with respect to the loans to be originated by these competing funds. If our manager elects to have more desirable loans funded by these competing entities rather than us, our financial results may be adversely affected.

        Because our operating agreement provides for indemnification of our manager and its affiliates from any liability and related expenses incurred in dealing with us, investors or third parties, so long as no intentional misconduct, fraud or knowing violation of the law on the part of our manager is involved, we may be subject to additional liability, which could adversely affect our financial results.

        In the event that a borrower defaults and we are unable to recover from a principal or affiliate of a borrower that guaranteed the loan, we would be less likely to recover the full amount of a delinquent loan, which would affect our profitability.

        In connection with some, but not necessarily all, of our loans, we may obtain guaranties from the principals or affiliates of a borrower. Upon a borrower default, we may seek to recover repayment of some or all of our loans by enforcing the guaranty against the guarantors. Depending on local laws, a guarantor may have defenses that would impair our ability to enforce on or recover from the guarantor. Additionally, the net worth of a guarantor may decline between the date that the loan is funded and the guaranty is given and the date that we seek to enforce a guaranty. This may impair our ability to recover the full amount of a delinquent loan and force us to write down a loan.

        Our loans will not be insured or guaranteed by any governmental agency or private mortgage insurance company.

        Through our manager, we will select our investments pursuant to a set of guidelines that are designed to ensure the sufficiency of the real property given as security for our loans. In this regard, our manager has complete authority and responsibility for evaluating and choosing the loans in which we will invest. Since our loans will not be insured or guaranteed by any governmental agency or private mortgage insurance company, in the event that a borrower defaults on a loan, we will only have recourse to the underlying real property or the guaranties, if any, from the principals or affiliates of the borrower.

        There is no public market for our units, so investors may be unable to dispose of their investment.

        There is no public market for our units. Even if a potential buyer could be found, the transferability of units is restricted by the provisions of the Securities Act and the laws and regulations of the individual states where the units are being offered and sold, which generally prohibit transfer absent a registration of such units with the applicable regulatory authority or an exemption from the registration requirements of such regulatory authority. In addition, the transfer of our units is restricted by the provisions of our operating agreement, which prohibits transfer of our units without the prior consent of our manager, which consent may be withheld in the sole discretion of our manager.

        Since investors are restricted from transferring their units and will have limited rights to redeem their units or withdraw from USA Capital First Trust Deed Fund, investors should expect to hold their units for an indefinite period of time.

        Any sale or transfer of units also requires the prior written consent of our manager, which may be withheld in its sole discretion. Furthermore, you will have only limited rights to redeem units or withdraw from USA Capital First Trust Deed Fund or to otherwise obtain the return of your then positive capital account balance. Therefore, you, along with other investors, must be capable of bearing the economic risks of this investment with the understanding that your interest in USA Capital First Trust Deed Fund may not be liquidated by resale. You should expect to hold your units for an indefinite period of time.

        Since we fix an investor's preferred return at the time of investment and due to the constantly changing economic conditions related to interest rates, the preferred returns paid to the investors of the same class may vary, and, in some instances, the preferred returns paid to any one investor may be less than the returns paid to a current or future investor of a class with a shorter holding period.

        Upon subscription for units, investors will be asked to select a class for the units to be purchased, where such selection will be subject to the approval of our manager. Investors will be able to choose from one of three classes, Class A Units, Class B Units or Class C Units, where such units differ only with respect to the relevant holding periods for the units and the relative preferred returns applicable to the units. However, since the preferred return payable to an investor is fixed as of the acceptance of the investor's subscription for the units and remains constant during the relative holding period for the units, the preferred returns actually paid to an investor may exceed or be less than the preferred returns paid to other investors of the same class. In addition, due to the differing preferred returns that will be offered by us over the course of our operations, the preferred returns actually paid to an investor of one class of units may be lower than the returns actually paid to a current or future investor of a class of units with a shorter holding period.

        Since the preferred returns payable to investors are only contractual rights to receive said returns, there is no assurance that we will generate sufficient cash flow from operations to fund the payment of the preferred returns to investors.

        The preferred returns payable to investors do not represent guaranteed payments. The preferred returns are "preferred" in that the returns are contractual rights to receive the relevant preferred return before we can make any other distributions to members. Although we propose to pay the preferred returns on a monthly basis, there is no assurance that we will generate sufficient cash flow from our operations to fund the payment of the preferred returns to investors on a monthly basis, if at all. As a result, the returns paid to investors may actually be less than the stated preferred returns payable to investors.

        Since our manager will make all investment and management decisions, you should only purchase our units if you are comfortable entrusting our manager to make all decisions regarding the projects that will be financed with the proceeds of this offering.

        Except as otherwise set forth in our operating agreement, our manager will have the sole right to make all decisions with respect to our management. Investors will not have an opportunity to evaluate the specific projects that will be financed with the proceeds of this offering. You should not purchase units unless you are willing to entrust all aspects of our management to our manager. Investors cannot elect to replace our manager or terminate our existence unless investors who represent more than 50% of the units so elect.

        Our manager may change our investment and operating policies without a vote of investors, which may cause us to purchase or invest in underperforming loans.

        Because our manager may change our investment and operating policies at any time without a vote of investors, such changes may cause us to purchase or invest in underperforming loans. In such event, our financial results and your investment may be adversely affected.

        Since our manager's underwriting criteria will be based upon the terms set forth in the section entitled "Investment Objectives and Policies," such criteria may cause us to purchase or invest in underperforming loans.

        Because our manager's underwriting criteria will be based upon such factors as those set forth in the section entitled "Investment Objectives and Policies," we may purchase or invest in loans that underperform due to inadequate loan-to-value ratios, lack of understanding of local real estate markets in other areas, lack of mortgage insurance, properties that are difficult to determine appropriate value, such as leasehold interests, or inadequate loan diversification within our loan portfolio. In such event, our financial results and your investment may be adversely affected.

        Since there were no arms-length negotiations for the compensation payable to our manager and its affiliates, the compensation may not be on terms favorable to us or our investors.

        Our manager and its affiliates will supervise the day-to-day management of our operations. In addition, our manager and its affiliates will receive substantial compensation from us in exchange for various services they have agreed to render to us, including accounting, legal, loan servicing and loan underwriting services. This compensation has been established without the benefit of arms-length negotiation and may not be on terms favorable to us or our investors.

        The fees, compensation, income, distributions or other payments to be made by us and third parties to our manager and its affiliates are not subject to any caps or ceilings.

        Our manager and its affiliates are entitled to receive fees, compensation, income, distributions or other payments from us and third parties. Further, although said fees, compensation, income, distributions or other payments are based upon certain percentages, the aggregate amount payable to our manager and its affiliates is not subject to any caps or ceilings. For example, our manager is entitled to receive an asset management and loan servicing fee of 1.5% per annum of our assets under management, payable on a monthly basis by us to our manager for administering our mortgage loans. In this regard, our manager is entitled to receive the asset management and loan servicing fee until our dissolution.

        Because our manager and its officers may not be as familiar with borrowers, properties and the local market conditions with respect to loans secured by properties located outside Nevada, our investors may incur greater risk when loans are made to borrowers or our properties located outside of Nevada.

        Our manager is based in Las Vegas, Nevada, whereas borrowers and the underlying real property security for our loans may reside or be located both inside and outside of the United States. Although our manager will obtain and analyze financial information about prospective borrowers, obtain an appraisal of the underlying real property and conduct other investigations as described in this prospectus with respect to the underlying real property, our manager and its officers may not be as familiar with borrowers, property or the local market conditions in areas outside of Nevada.

        Our business, financial condition and results of operations could be adversely affected if our manager fails to retain its key officers and equity holders.

        Our manager will make all decisions with respect to our management, including the determination as to what loans to make or purchase. We are dependent to a substantial degree on our manager for these continued services. Our success depends, in part, upon the continued performance of key officers and equity holders of our manager, including Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton. The loss of any one of these persons could have a material adverse impact on our operations and our profitability.

        Due to the discretion of our manager in determining whether, when and in what amounts an under-performing loan will be written down, the investments of all investors may be subject to capital account reductions that may not reflect the actual value of our then existing loan portfolio and may decrease the amount that we would pay to an investor who submits a notice of withdrawal.

        The total amount of funds paid to you upon a notice of withdrawal will reflect any write downs determined by our manager to be necessary in the event of an under-performing loan. The decision to write down a loan will be made on at least a monthly basis, based upon our manager's exercise of good faith and prudent business judgment. Because our manager will exercise discretion over whether, when and in what amounts an under-performing loan will be written down, all investors will be subject to capital account reductions that may not reflect the actual value of our then existing loan portfolio. Accordingly, withdrawing investors risk that funds paid upon a notice of withdrawal may be less than amounts otherwise payable had there been no under-performing loan write downs. Withdrawing investors also risk that such under-performing loans will again commence proper performance after complete withdrawal of their funds, in which case such withdrawing investors would not be entitled to subsequently recoup the previous reductions in their capital accounts.

        Our manager may spend time on other activities, which could have a negative impact on our operations or result in diminished profitability.

        Our manager is not required to devote its full time to our affairs, but only such time as the management of our affairs reasonably requires. The failure of our manager to allocate sufficient time to manage our affairs may have a negative impact on our operations and, ultimately, our profitability.

        We may experience a material adverse effect if the construction management firm we propose to use fails to properly perform its duties related to the administration of the loans and the payment of amounts due to subcontractors or material providers.

        Our manager will engage an independent construction management firm to oversee the disbursement of the loan to the borrower as construction progresses. The construction management firm will be required to process draw requests submitted by the borrower and review supporting documentation, such as invoices, conditional and unconditional lien waivers and architect's and contractor's certificates, that evidences that the work for which the draw request applies has been completed in accordance with the plans and specifications and in a lien-free manner. The construction management firm will also make periodic site inspections to review the status of the construction. If the construction management firm fails to properly perform its duties, subcontractors or material providers may not be paid amounts due to them, which may result in the imposition of mechanics' liens on the property or loan amounts may be paid for construction work that does not conform to the appropriate plans and specifications.

        Your ability to submit a notice to withdraw from USA Capital First Trust Deed Fund is subject to limitations, and these limitations may result in the denial of your request to withdraw.

        Your ability to have your units redeemed and to withdraw from USA Capital First Trust Deed Fund is subject to limitations. Some of these limitations include, without limitation, the following:

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  You can only redeem your units after you have held them for the holding period applicable to your units, provided the appropriate prior written notice and received the express written consent of our manager.

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  Redemptions will only be paid out of the then available funds that are defined in our operating agreement as "distributable amounts from sales or refinancings" and the capital contributions of investors that join us after the effective date of your redemption request. We will make no reserve or other provision to provide for the payment of redemptions. In addition, our manager has discretion as to whether and when a redemption payment will be made. As such, there may not be adequate funds to cover a redemption request or our manager may delay the same.

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  There may not be adequate reserves to cover your redemption request.

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  Redemption requests received from other investors that have been accepted by us prior to your request may reduce the amount of funds available to cover the amount of your redemption request.

        If you elect to have USA Capital First Trust Deed Fund redeem any portion of your investment, you will only be entitled to a return of your then positive capital account balance, which will be adjusted to reflect any write downs determined by our manager to be necessary in the event of an under-performing loan. The decision to write down a loan will be made solely at the discretion of our manager, on at least a monthly basis, in such amounts as may be determined in our manager's exercise of good faith and prudent business judgment. If you elect to have USA Capital First Trust Deed Fund redeem any portion of your investment prior to the expiration of the holding period applicable to your units, our manager, in its sole and absolute discretion, may accept your redemption request on the condition that you pay an early redemption fee equal to 5% of your original investment amount, with 75% of such early redemption fee being paid to our manager and 25% being paid to us.

        In the event we are not able to leverage our loan portfolio through the creation of a credit line secured by some or all of our mortgage loans, we may not be able to maximize the return on our loans.

        We currently propose to establish a credit line that will be secured by some or all of our mortgage loans. The purpose of the credit line is to enable us to keep our funds invested in loans, rather than invested in short-term certificates of deposit, money market funds or other liquid assets that may not yield a return as high as the anticipated return to be earned on our loans. By using the credit facility, we can decrease the time funds are invested in such short-term investments by allowing us to make new loans as loan opportunities arise, rather than waiting for existing loans to pay off or new investor funds to accrue, in order to make such new loans. In addition, by leveraging our loan portfolio, we can also increase our yield. This increased yield will result if the interest earned by us on our leveraged loans exceeds the interest that must be paid by us on the funds borrowed from a third party lender. This spread between the interest earned on a leveraged loan and the interest paid on the borrowed funds used to make the loan will accrue to us. Although we propose to leverage our loan portfolio, we have not yet entered into any borrowing arrangements and have no commitments with lenders for capital needed to finance our business plan. If we are not able to leverage our loan portfolio, we will be required to keep our funds invested in lower yield, short-term investments, and we may not be able to arbitrage interest rates on our mortgage loans with the rates on our borrowed funds.

        Since we intend to leverage our portfolio by obtaining a credit line of up to 50% of the fair market value of our outstanding mortgage loans and secured by some or all of our mortgage loans, we may lose some or all of our assets if we are unable to repay this credit line.

        We anticipate that we will obtain a line of credit that we currently intend to use to acquire, operate and develop for resale the real properties on which we have foreclosed. We may borrow up to 50% of the fair market value of our outstanding mortgage loans at any time to finance these acquisitions. Should we be unable to repay the indebtedness and make the interest payments on the line of credit, the lender will likely declare us in default and require that we repay all amounts owing under the line of credit. Even if we are repaying the indebtedness in a timely manner, interest payments owing on the borrowed funds will reduce our income and the distributions you receive.

        Leveraging a loan entails certain risks to us that would not otherwise be present if we funded all of our loans from our own funds. For example, to the extent we make loans at fixed interest rates while we borrow funds under the credit facility at short-term variable interest rates, we will be subject to the risk that prevailing interest rates and our associated borrowing costs will rise above the levels earned by us on the fixed rate portion of our loan portfolio, causing losses to us. Also, we will be required to pledge some or all of our loans as security for the credit facility. If we should default under the credit facility, we would be at risk of losing some or all of our assets, such as our loans and the underlying real property security. Such a loss would cause you to lose some or all of your invested capital.

        We intend to enter into a credit agreement with the third party lender to evidence and secure the credit facility. The credit agreement will likely provide that the occurrence of various events may cause us to default under the credit agreement, thereby allowing the third party lender to foreclose on our loans that are pledged as security for the credit facility. These default events may include our failure to observe any of the covenants contained in the credit agreement, the default by us under any other loan agreement to which we are a party and the bankruptcy or insolvency of our manager. Due to these terms, we will be at risk of losing some or all of our loan portfolio on the occurrence of many events that do not directly relate to our ability to service our loans and some of which are not within our control.

        Since our manager will rely on appraisals to determine the fair market value of the real property securing our loans, any error in the appraisal or subsequent events that adversely affect the fair market value of the real property may render our loans under-secured.

        Our manager will rely on appraisals to determine the fair market value of real property used to secure loans made by us. Any real property appraisal supporting a loan will be maintained in our manager's records for at least five years, and will be made available for inspection and duplication at the request of any investor. No assurance can be given that such appraisals will in any or all cases, be accurate. Moreover, since an appraisal fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan. Such subsequent events may include nationwide, statewide or local economic, demographic, property or other trends, or may include specific local events such as freeway construction or adverse weather conditions. Neither the appraiser nor our manager will be able to predict with any certainty whether these events will occur after a loan is made. An overall decline in the real estate market could adversely affect the value of the property securing the loans so that the aggregate outstanding balance of the loan made by us could exceed the value of the property.

        As we will invest the proceeds of this offering in short-term certificates of deposit, money market funds or other liquid assets prior to using the funds to originate loans, we may receive a lower return from our proceeds and, as a result, may experience a decrease in profitability and in the amount of distributions to you.

        There will be a delay between the time units are sold and the time the proceeds from the sale of units are invested in loans by us. During these periods, the proceeds of this offering will be invested in short-term certificates of deposit, money market funds or other liquid assets that may not yield a return as high as the anticipated return to be earned on our loans. The length of these delays may adversely affect the overall investment return to investors. Additionally, our manager will retain a contingency reserve fund to cover our unexpected cash needs. The contingency reserve fund may be invested in assets whose yield may not be as high as the yield that would result if such reserve funds were invested in loans. This lesser yield may adversely affect the investment return to our investors.

        In the event that a property securing one of our loans is subject to an act of terrorism, war, earthquake, flood, mudslide, act of God or similar events for which we either cannot obtain insurance or are not economically insurable, we may suffer a loss of principal and interest on a loan.

        Although our manager will arrange for comprehensive title, fire and casualty insurance on improved properties securing our loans and may arrange for earthquake insurance depending upon the relevant circumstances, there are certain types of losses that are either uninsurable or not economically insurable. These are losses resulting from acts of terrorism, war, earthquakes, floods, mudslides, acts of God or other similar events. In the event that the property, including any improvements on the property, securing one of our loans suffers losses resulting from one or more of these uninsured events, we will experience a significant decrease in the value of our security interest and, as a result, may suffer a loss of principal and interest on the loan.

        Since many of our loans provide for payments of interest only during the term and a balloon payment at the end of the term, we run the risk that a weak real estate market will prevent our borrowers from refinancing or selling their properties and, as a result, repaying our loans.

        We are in the business of lending money and, as such, take the risk of defaults by borrowers and other risks faced by lenders. Most loans will require payments of interest only during the loan term. Thus, the borrower will have to make a large "balloon" payment of principal that will be due at the end of the loan's term. Many borrowers are unable to repay such loans out of their own funds and are compelled to refinance or sell. Fluctuations in interest rates, the unavailability of mortgage funds or a weak real estate market could adversely affect the ability of borrowers to refinance their loans at maturity or sell their property.

        Leasehold financing may harm our operations if a borrower, who is the owner of the right to develop or use the underlying real property under a long-term ground lease, defaults under the ground lease since the termination of the ground lease would render our security interest worthless and leave us as an unsecured creditor.

        Some of our loans may be secured by first deeds of trust that encumber leasehold interests in real estate that provide the borrower with the right to develop or use the underlying real property under a generally long-term ground lease. Leasehold loans can be riskier than loans secured by real property because a default under a ground lease would generally give the owner of the real property the right to terminate the ground lease. If the ground lease is terminated, our security interest would disappear and we would be left as an unsecured creditor of the borrower. We will attempt to get the owner of the real property in a leasehold loan to agree to provide us with notices of default and the right to cure of defaults under the ground lease so that we may prevent a termination of the ground lease.

        Since many of our initial loans may be secured by properties located in non-geographically diversified areas, a downturn in the economies and real estate markets of the particular geographic areas in which we make or purchase loans would reduce the value of these properties and, in turn, would adversely impact our profitability.

        We contemplate that many of our loans will be secured by properties located throughout the United States, but we may invest up to 10% of our loan portfolio in loans secured by real property located outside of the United States. If substantial portions of our loans are secured by property in limited geographic areas, a downturn in the economy in these areas would more greatly affect us than if our lending business were more geographically diversified. Adverse changes in national economic conditions or in the economic conditions of the regions in which a substantial number of the properties that secure our loans are located would likely have a material adverse impact on real estate values, interest rates and, accordingly, our profitability.

RISKS RELATED TO OUR INDUSTRY

        The mortgage lending business is highly competitive and we will compete for the availability of secured loans with our manager, its affiliates and investors unrelated to us and others in the mortgage lending business.

        Due to the nature of our business, our profitability will depend to a large degree upon the future availability of secured loans. We will compete with our manager, its affiliates and investors unrelated to us, institutional lenders and others engaged in the mortgage lending business, some of which have greater financial resources and experience than we do. Mortgage lending is a highly competitive business and institutional or other lenders may have other advantages over us in conducting their business and providing services to potential borrowers.

        If interest rates rise above the average interest rate being earned by our loan portfolio or if interest rates rise such that the real estate market becomes depressed, your investment may be adversely affected.

        Mortgage interest rates are subject to abrupt and substantial fluctuations. If prevailing interest rates rise above the average interest rate being earned by our loan portfolio, investors may wish to liquidate their investment in order to take advantage of higher returns available from other investments but may be unable to do so. Fluctuations in interest rates can also increase the cost to potential homebuyers to finance their acquisition of homes or units in a project, thus slowing the demand for such homes or units.

        Our failure to comply with all applicable state regulations governing the making of loans to borrowers in a particular state, including regulations concerning a lender's advertising and marketing efforts, could impact our ability to fund or enforce our loans in that state, which would have an adverse impact on our profitability.

        States may have differing regulations and rules that govern the activities of lenders who make loans to borrowers within that state. These regulations and rules may affect, among other things, the nature of advertising and other marketing efforts that a lender can engage in to solicit borrowers and the manner in which loans are closed and serviced. Our manager will undertake efforts to comply with all applicable regulations and rules in each state that govern our lending activities in that state. If we fail to comply with all such regulations and rules in any particular state, it could impact our ability to fund or enforce our loans in that state, and thus adversely impact our yield.

        If one of our loans is found to be usurious, we may become subject to penalties and our profitability could be materially impacted.

        Most states have usury laws that establish maximum interest rates that lenders may charge on loans. Severe penalties, including loss of interest and treble damages, may be imposed upon lenders who violate these usury laws. Most, if not all, states with usury laws also have exemptions from these usury laws that allow lenders who qualify for the exemptions to make loans that exceed the maximum usury interest rate without being in violation of the usury laws. In many states, loans that are arranged by a party who is a licensed real estate broker in that state are exempt from usury restrictions. Our manager will utilize licensed real estate brokers or otherwise avail itself of other exemptions that our manager believes will keep our loans from being usurious under applicable state laws. If one of our loans is found to be usurious, it could have a material adverse impact on our profitability.

RISKS PARTICULAR TO DEVELOPMENT AND CONSTRUCTION LOANS

        We may invest a substantial portion of our assets in loans made for the development or construction of residential and commercial property. The following are risks particular to construction loans that may be made or invested in by us, which could have a material adverse impact on our profitability.

        Since the homebuilding market is competitive, our borrowers may have to lower prices in order to maintain the sale of new homes or lots, which, in turn, would adversely affect the ability of our borrowers to repay our loans.

        The residential projects securing our loans will most likely encounter competition from other builders and lot developers who undertake projects in the same vicinity, and it is to be expected that additional competing projects will be developed. Additional development may result in slower home or lot sales or lower prices than anticipated and reduced appreciation or depreciation of the value of projects securing our loans, adversely affecting the ability of a borrower to repay our loans to the borrower.

        Increased interest rates, tighter credit, over development of residential homes and adverse economic conditions will most likely result in increased standing inventory for our borrowers who are homebuilders, which, in turn, would adversely affect the ability of these borrowers to repay our loans.

        Periods of high interest rates, tight credit, over development in an area in which a specific project exists, adverse general economic conditions and a drop in home buyer confidence are among the factors that may make the sale of lots or homes in a project difficult. Standing inventory results in increased interest costs and reduces the amount of capital available to develop additional lots or build additional homes. The inventory risk may change from time to time and may be more or less severe for lots and homes at varying price levels. For example, there may be an active market for entry-level homes, but a less active market for more expensive homes. High inventory can affect the profitability, and in some cases, the viability of the borrower. In general, any adversity suffered by one of our borrowers may impact the value of that borrower's property and possibly the borrower's ability to repay our loan.

        The failure of a borrower to complete a development, or our failure to locate a substitute builder to complete a development, may adversely affect the profitability of the development and result in lower returns to us, if any.

        A borrower could develop financial difficulties that might result in the bankruptcy or inability of the borrower to continue its operations. In that event, and if the project cannot be sold in bulk at a price acceptable to our manager, we would be required identify and engage a substitute builder to complete the project, which could result in delays in construction, losses associated with such delays and increased expenses. As a result, a project in such circumstances could be less profitable than expected and could sustain a loss, which could result in lower returns to us, if any.

        In the event that the residential or commercial real estate markets are unable to absorb additional homes or commercial space, respectively, our borrowers may not receive the projected cash flow from the sale of additional homes or the lease of new retail space and, as a result, may not have sufficient funds to repay their obligations to us.

        With respect to residential projects or commercial projects, such as office buildings or retail properties, adverse changes in general economic or local economic conditions, overbuilding or other factors can adversely affect a borrower's ability to lease its property. The ability of a market to absorb new residential units or commercial space is commonly referred to as the absorption rate. If the absorption rate is weak due to any of the factors described in this "Risk Factors" section or for other reasons, or if the sale or rental rate declines below the rental rates that the borrower was anticipating when it commenced construction of its project, a borrower may be unable to sell or refinance the project or may have to refinance or sell the project for less than it had anticipated. In such cases, the refinance or sales proceeds may not be sufficient to repay our loan to the borrower.

        In the event our borrowers are unable to timely complete their developments due to factors that traditionally affect construction, our borrowers may not be able to satisfy their obligations to us in a timely manner, if at all.

        Any number of variables can adversely affect the ability of a developer to complete the construction of a project on time and within budget. These variables can include, without limitation, inclement weather, such as early or prolonged rainy seasons that delay construction; an increase in the cost of materials or labor used or needed to complete the development and construction on the property; difficulty in obtaining materials needed to complete construction; the unavailability of subcontractors and other labor and material providers or difficulty in scheduling subcontractors or other labor and material providers in order for the construction to proceed in an efficient manner; unforeseen soil conditions or other physical characteristics of the property that hinder or increase the cost of construction; the presence of hazardous materials that need to be remediated and labor difficulties such as strikes.

        In the event that a borrower fails to obtain the requisite permits or entitlements for a property, the borrower risks increased costs associated with development and a diminished market value for the property, which, in turn, adversely affect the value of our collateral.

        Some projects that we will lend against may not, at the time the loan is made, have the requisite permits or entitlements necessary to complete the project. These permits and entitlements include zoning approvals, variances, architectural approvals, clearance on environmental impact concerns relating to traffic, open space, school or transit impact, endangered species, wetlands, noise and air quality and compliance with other local, state and federal governmental and quasi-governmental agencies that have jurisdiction over the project. These local, state and federal governmental and quasi-governmental agencies may include the U.S. Army Corps of Engineers, which has jurisdiction over areas that constitute wetlands, the U.S. Department of Fish and Game, which has jurisdiction to identify and protect endangered species, local planning commissions, which have jurisdiction over building permits, and community advisory committees, which may not have direct approval power but whose input is important in obtaining entitlements for a development.

        There is a risk that certain entitlements may not be received, that certain entitlements previously received may be rescinded, that conditions set forth in interim permits may delay the issuance of final permits and that litigation may arise with respect to interim or final permits. In such a case, the borrower would have to bear the cost of holding land that is not fully entitled and, as a result, bear increased costs and the risk of diminished or a complete loss of market value. If this were to occur, the value of our collateral could be diminished. Until such time as the borrower has all final permits for the applicable project and all conditions thereto have been approved by all applicable governmental agencies, the borrower runs the risk of a complete loss of its investment in the applicable project.

        The failure of local housing and development authorities to grant approvals related to building on unimproved land, or the imposition of a moratorium on building on unimproved land, would reduce the market value of the projects securing our loans.

        The housing and development industry is subject to extensive and complex regulations. These regulations affect homebuilding and development by specifying, among other things, the type and quality of building materials that must be used, permitted land uses and levels of density, the installation of services, such as water and waste disposal, the formation of area-wide assessment districts and the attendant costs thereof and the dedication of acreage for open space, parks, schools and other community purposes. Local authorities may refuse to grant approvals or change the forms of their approvals for building on unimproved land for a variety of reasons, including anti-growth ballot initiatives, environmental controls, such as the protection of endangered species or preservation of the natural terrain and coastlines, or water controls. In addition, a state or local authority could impose a building moratorium on property owned by a borrower. The foregoing events could have an adverse effect on property in which we have invested, including the inability to complete construction, delays in construction and loss of market value. These could have a material adverse impact on our profitability.

        If our borrowers are charged with unanticipated assessments relating to utilities or infrastructure, or if our borrowers are unable to obtain commitments from municipalities for utilities or infrastructure, our borrowers will achieve a reduced return on their developments and may not have sufficient funds to repay our loans.

        Both residential and commercial projects will need access to and the right to use utilities, particularly water, in order to be viable. In some areas, water is a scarce commodity and a project cannot be developed unless economical access to water can be provided. Although our manager intends that we will generally loan money for projects that have obtained "will serve" letters (i.e., written commitments from the applicable utility provider that it will make utilities available to the project), this may not always be the case. Additionally, there is a risk that utility commitments previously received may be rescinded, that there may be difficulties in fulfilling conditions set forth in interim utility commitments and that litigation may arise with respect to such commitments. In such a case, the borrower would have to bear the cost of holding property that is not served by needed utilities and, as a result, bear increased costs and the risk of diminished or a complete loss of market value. If this were to occur, the value of our collateral could be diminished.

        In addition, a project may be assessed to pay for the cost of water treatment plants or providing water service to a location where there are no water facilities available or to pay for the cost of other utility facilities. Additionally, municipalities are, with increasing frequency, imposing assessments on new developments to offset the impact of such developments on public infrastructure or services, such as schools, traffic, police or fire services, open space and other recreational facilities. These assessments will increase the property tax burden for the project, and may make the project less attractive to homebuyers or prospective tenants.

RISKS RELATED TO AN INVESTMENT IN REAL ESTATE

        Since real estate investments are relatively illiquid investments, we may not be able to dispose of certain investments in response to changes in economic and other conditions.

        Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited.

        If the properties that secure our loans contain, or become contaminated with, toxic or hazardous substances, the value and the marketability of these properties will decrease, the ability of our borrowers to repay our loans will likely decrease and our profitability may decrease.

        The properties that secure our loans may contain, or may become contaminated with, toxic or hazardous substances. While our manager will make reasonable investigations into whether the properties contain toxic or hazardous substances, these investigations will not guarantee that a property is free of toxic or hazardous substances, nor can they ensure that a property will not become contaminated with toxic or hazardous substances subsequent to the closing of the loan. In the event that a property securing one of our loans is found to be contaminated, it could adversely impair the value of the property and the ability of the borrower to repay the loan.

        If the borrower fails to remove or clean up contaminated property, it is possible that federal, state or local environmental agencies could perform the removal or cleanup, then impose liens upon, and subsequently foreclose on, the property to pay for the costs of such removal or cleanup. These factors can significantly decrease the value of the property as security for the loan. Furthermore, even if we do not foreclose on a contaminated property, the mere existence of hazardous substances on such real property security may depress the market value of such real property security such that the loan is no longer adequately secured.

        In addition, this liability may, under certain circumstances, extend to a lender that has, pre-foreclosure, undertaken certain roles in managing the property or the activities of the borrower such that the lender could be characterized as an "owner" or "operator" under applicable environmental laws, or extend to a lender post-foreclosure. As a result, we may incur full recourse liability for the entire cost of any such removal and cleanup, as well as liability to tenants and other users of the affected property, or users of neighboring property. If we are required to incur such costs or satisfy such liabilities, this could have a material adverse effect on our profitability.

        In the event we invest in real estate located outside of the United States, we will be faced with the uncertainty of these foreign real estate markets and the uncertainty associated with enforcing obligations and foreclosing on real property.

        We may invest in real estate located outside the United States. Investing in real estate located in foreign countries creates risks associated with the uncertainty of foreign laws and markets including, without limitation, laws respecting foreign ownership, the enforceability of loan documents and foreclosure laws. Moreover, investments in foreign real estate are subject to currency conversion risks. In addition, income from investment in foreign real estate may be subject to tax by foreign jurisdictions, which would reduce the economic benefit of such investments. Neither we nor our manager has experience in investing in foreign real estate.

        Some of our loans may be non-recourse to the borrower, which, in the event of a foreclosure, may prevent us from obtaining the outstanding principal balance on the mortgage loan.

        The principal source of repayment of any loan will generally be from the sale or refinancing of the property, not from the borrower's own resources or from a guarantor, if any. Some, but not all, of our loans will also be guaranteed by persons or entities other than the borrower. Our manager will exercise its business judgment in deciding which of our loans will also be guaranteed. If a borrower is unable to repay its loan at maturity or if the borrower defaults under the loan, we will foreclose on and subsequently sell the property. If the sales proceeds are inadequate to repay the loan and costs of foreclosure, we may be precluded from seeking the deficiency from the borrower, either because the loan is a non-recourse loan or due to the effect of certain legal protections afforded to borrowers generally. If the loan is guaranteed, the guarantor may be able to raise legal defenses that may be available to guarantors generally that would impair our ability to seek a deficiency from the guarantor. Our manager shall, in its sole discretion, determine the portion of our mortgage loan portfolio that will consist of non-recourse loans.

FEDERAL INCOME TAX RISKS

        Since investors will be allocated income and may not receive cash distributions with which to pay any associated taxes and since our manager expects that our income will be unrelated business taxable income, our investors may experience additional tax liability and other tax risks as a result of their investment in this offering.

        Before making a decision to invest in our units, you should assess the tax risks and your willingness and ability to comply with ongoing federal income tax filing and compliance requirements associated with an investment in our units. In particular, our investors will be allocated income but may not receive cash distributions with which to pay any associated income taxes. Further, if we do not remain qualified as a partnership for federal income tax purposes, we may be subject to the payment of tax on our income at corporate rates, which will reduce the amount of funds available for payment of distributions to you. Additionally, our manager expects that our income will be unrelated business taxable income. Unrelated business taxable income, as opposed to certain other forms of income, is taxable to many tax-exempt institutional investors.

        Since we have not requested a ruling with respect to our classification as a partnership, your cash flow and distributions will be reduced if we are subsequently taxed as a corporation.

        We intend to be treated as a partnership for federal income tax purposes. However, if we do not qualify as a partnership for any taxable year, we would then be subject to federal income tax on any taxable income in that taxable year at regular corporate rates. If we were taxed as a corporation, your cash flow, the distributions you receive and the value of your units will be significantly reduced.

        The audit of our books and records by the Internal Revenue Service could result in an audit of your tax returns.

        If we are audited by the Internal Revenue Service and it makes determinations adverse to us, including the disallowance of deductions we have taken, the Internal Revenue Service may decide to audit your income tax returns. Any such audit could result in adjustments to your tax return for items of income, deductions or credits, and the imposition of penalties and interest for the adjustments and additional expenses for filing amended income tax returns.

        Your tax return may be adveresely affected by any inconsistencies between federal, state and local tax rules.

        If we are treated as a partnership for federal income tax purposes but as a corporation for state or local income tax purposes, or if deductions that are allowed by the Internal Revenue Service are not allowed by state or local regulators, your cash flow and distributions would be adversely affected.

TERMS OF THE OFFERING

        This offering is made to a limited number of investors who are qualified to purchase our units. The unit subscription price is $5,000 per unit with a minimum subscription of two units or $10,000. After having subscribed for the minimum subscription amount of two units for $10,000, investors may, at any time, and from time to time, subscribe to purchase additional units so long as this offering is open. If an investor elects to reinvest monthly distributions, that investor will be entitled to purchase fractional units so long as that investor remains qualified to purchase the units and the units are registered under the Securities Act and applicable state securities statutes or an exemption from such registration is available. Each unit of investment represents a membership unit in USA Capital First Trust Deed Fund.

        The units are being offered by USA Securities, LLC or selected dealers engaged by USA Securities, LLC. Although our manager does not currently intend to purchase any units pursuant to this offering, our manager may elect, in the future, to make purchases of units. The units purchased by our manager, if any, will not be applied toward the satisfaction of the minimum offering amount of $1,500,000.

Minimum-Maximum Offering

        Our minimum capitalization is $1,500,000, representing the sale of an aggregate of 300 units. Our maximum capitalization is $120,000,000, representing the sale of 24,000 units.

        We will place all proceeds from the sale of units in a segregated escrow account until at least 300 units of any class have been sold. If we fail to sell the minimum of 300 units and receive proceeds of $1,500,000 on or before September 30, 2003, your money will be returned to you from escrow, without interest, within 30 days. Until the minimum of 300 units are sold, subscription funds will be transmitted to our escrow agent, Wells Fargo Bank Arizona, National Association, by noon of the next business day following the receipt of such funds and held in an escrow account. If we have not sold an aggregate of 300 units on or before September 30, 2003, we will promptly return to all investors the amounts they have paid to buy units, without interest, within 30 days. We will then stop selling units and the subscription agreements will be cancelled, regardless of whether or not previously accepted.

        If we sell an aggregate of 300 units on or before September 30, 2003, the escrow account will be closed and the proceeds, after deduction of applicable escrow fees, together with amounts earned as interest on those proceeds, will be delivered to us. Further, once we have sold the minimum 300 units, we will continue to sell up to 24,000 units. In addition, we will hold the proceeds from the sale of our units in trust for investors in a separate account in the form of short-term certificates of deposit, money market funds or other liquid asset accounts until said proceeds are pooled for the purpose of making or purchasing entire or fractional interests in mortgage loans in accordance with our investment objectives and policies. In the event our manager elects to purchase additional units in this offering, the additional units purchased will not be applied toward the satisfaction of the minimum offering.

        If we sell an aggregate of 300 units on or before September 30, 2003, we will continue to sell units to the public until November 7, 2004, the date on which all 24,000 units have been sold or on such earlier date as determined by our manager. In certain states where the offering will be made, we may not be allowed to extend the offering beyond one year unless we have the permission of the appropriate state agency. In this regard, we will make the appropriate applications to extend the offering in the relevant states.

Subscription Agreements; Payment

        If you want to purchase units, you should complete and execute our subscription agreement and return the same, along with the payment for your units, to USA Securities, LLC. Until we have sold the minimum 300 units, your payments should be made to our escrow agent as follows: "Wells Fargo Bank fbo USA Capital First Trust Deed Fund." Once we have sold the minimum 300 units, your payments should be made to USA Capital First Trust Deed Fund, LLC. You may obtain additional copies of the subscription agreement from either USA Securities, LLC or USA Capital Realty Advisors, LLC, whose address is 4484 South Pecos Road, Las Vegas, Nevada 89121, and whose telephone number is (702) 734-2400.

        By submitting the completed and signed subscription agreement with payment for the purchase of units, you:

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  Agree to be bound by our operating agreement;

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  Grant a special and limited power of attorney to our manager; and

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  Represent and warrant that you meet the relevant suitability standards and are eligible to purchase units.

        We do not permit sales to discretionary accounts without prior specific written approval of the owner of the account.

Admission to USA Capital First Trust Deed Fund, LLC

        By executing a subscription agreement, you unconditionally and irrevocably agree to purchase the number and class of units shown thereon on a "when issued basis." Accordingly, upon executing a subscription agreement, you are not yet an owner of our units. Units will be issued when you are admitted to USA Capital First Trust Deed Fund as a member. Subscription agreements are non-cancelable and irrevocable and subscription funds are non-refundable for any reason, except with the consent of our manager.

        We will be reviewing subscription applications as they are received and will accept or reject subscription applications within 15 days after receipt. We will indicate our acceptance of your subscription agreement by countersigning it and indicating the number and class of units we will issue. To facilitate our record keeping, investors will only be admitted to USA Capital First Trust Deed Fund twice a month on the first day and the fifteenth day of each month. Our manager reserves the right to reject any subscription submitted for any reason, including if our manager believes that suitable loan opportunities are not available. If accepted, an investor will become a member without any further action by any person and such investor's entire investment will be deposited into our bank account. During the period prior to an investor's admission to USA Capital First Trust Deed Fund as a member, an investor's subscription is irrevocable, and subscription funds received by our manager will be held by it for the account of each such investor in a non-interest bearing subscription account. Upon an investor's admission to USA Capital First Trust Deed Fund, such investor's subscription funds will be released to us and our units will be issued to such investor at the rate of $5,000 per unit.

        After having subscribed for the minimum subscription amount of two units for $10,000, you may at any time, and from time to time, subscribe to purchase additional units so long as this offering is open. If you purchase any additional units on a day other than the first day or the fifteenth day of a calendar month, such units will not be effectively issued until the fifteenth day of the same calendar month or the first day of the succeeding calendar month, respectively. Accordingly, items of income, gain, loss, deduction or credit of USA Capital First Trust Deed Fund will be prorated on a bi-monthly basis.

        Our manager reserves the right at any time, in its sole discretion, to cease soliciting for the sale of units and to cease admitting investors to USA Capital First Trust Deed Fund if it believes that suitable loan opportunities are not available, or for any other reason.

Classification of Units

        Upon your subscription for units, you will be asked to select a class for the units you will be purchasing, where your selection is subject to the approval by our manager. You will be able to choose from one of three classes, Class A Units, Class B Units or Class C Units, where such units differ only with respect to the relevant holding periods for the units and the relative preferred returns applicable to the units. As of the date of this prospectus, the relevant holding periods and preferred returns for the Class A Units, the Class B Units and the Class C Units are:

CLASS	HOLDING PERIOD	PREFERRED RETURN, AS OF MAY 31, 2003 (IF FUNDS ARE AVAILABLE)
Class A Units	12 months	9% per annum
Class B Units	24 months	10% per annum
Class C Units	36 months	11% per annum

        The holding periods dictate the minimum length of your investment and the period of time after which you may request a withdrawal from USA Capital First Trust Deed Fund without the payment of an early redemption fee of 5% of your investment. The preferred returns for each class relate to the right of members to receive a specified allocation of distributions from us and are "preferred" in that the returns are paid before we can make any other distributions to members. Although the preferred return is an annual rate that we propose to pay on a monthly basis, there is no assurance that we will generate sufficient cash flow from operations to pay the preferred returns on a monthly basis, if at all. As a result, the preferred returns payable to investors do not represent guaranteed payments, and the returns paid to investors may actually be less than the stated preferred returns payable to investors. The preferred return for each class will be determined by our manager, in its sole discretion, at the time each subscription for units is accepted by our manager. Accordingly, although the preferred return for any unit is established at the time of subscription or renewal and fixed throughout the applicable holding period for the unit, the preferred return for each class is subject to change, from time to time, by our manager for any unit issued as of another date and will be applicable only to such units of the same class issued on the same date. Accordingly, since the preferred returns for each class will vary during the course of the offering, as adjusted by our manager, in its sole discretion, in light of applicable market conditions, the preferred returns for the classes will be maintained for units issued only as of any one date and may vary for units of the same class issued as of different dates.

        You may change the classification of your units only upon the submission of a form of request for change of classification, as provided in Exhibit C to our operating agreement, to our manager within 61 days prior to the expiration of the relevant holding period and upon the approval of your request by our manager, where such approval may be withheld in its sole discretion. In addition, upon the expiration of your holding period and in the event that you do not elect to change your classification or have your investment redeemed, your units will be rolled over for the same holding period, but will reflect the then applicable preferred return for your class of units.

Election to Receive or Reinvest Distributions

        Upon subscription for units, an investor must elect whether to receive monthly cash distributions from USA Capital First Trust Deed Fund or, so long as the units are registered under the Securities Act, or are exempt from registration, to allow his or her distributions to be reinvested for the term of existence of USA Capital First Trust Deed Fund. If an investor seeks to change how his or her distributions are handled, our manager must receive, at least five days prior to the effective date of the desired change of distribution method, a form of distributions notice, as provided in Exhibit A to our operating agreement. Notwithstanding the foregoing, our manager reserves the right, at any time, to immediately commence making monthly cash distributions to investors who previously elected to reinvest distributions in order to ensure that we remain exempt from the plan asset regulations under the Internal Revenue Code and ERISA pursuant to the "significant participation" exemption, or for any other reason.

        Distributions allocable to investors who elect to reinvest their distributions will be applied toward the purchase of whole or fractional units, as the case may be, in the amount of such distributions. The additional units issued will be of the same class and will bear the same preferred return as the underlying units. We will retain the reinvested distributions for investing in further mortgage loans or for other proper purposes. The distributions from these further loans will be allocated among all investors; however, investors who elect to reinvest their distributions will be credited with a larger proportionate share of such distributions than investors who receive monthly distributions since the amounts that such investors have invested with us will increase relative to the amounts invested by investors who did not reinvest their distributions.

        If you elect to participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income even though you will not receive any cash distributions. We may end the distribution reinvestment plan at any time in our sole discretion.

PLAN OF DISTRIBUTION

        Our units will be offered and sold through USA Securities, LLC, a Nevada limited-liability company and an affiliate of our manager, on a best efforts basis. USA Securities, LLC may engage non-affiliated broker-dealers to act as selected dealers for our offering. Due to the best efforts nature of our offering, there is no assurance that the maximum amount of this offering will be received.

        USA Securities, LLC, an NASD member, or its selected dealers will receive a selling commission of up to 3.0% of each unit sold payable by our manager. In addition, although no selling commissions will be earned with respect to any units purchased through reinvestment, USA Securities, LLC or its selected dealers will earn commissions on units where the investor has elected to roll over his or her investment for an additional holding period. We will not reimburse or credit USA Securities, LLC or its selected dealers for any offering expenses they incur. In no event will the maximum compensation to be paid to USA Securities, LLC or its selected dealers by our manager in connection with this offering exceed 3.0% of the gross proceeds from the offering. Neither USA Securities, LLC nor any selected dealer will permit sales to discretionary accounts without prior specific written approval of the owner of the account.

LEVERAGING THE PORTFOLIO

        We intend to leverage our loan portfolio by obtaining a revolving credit facility from a third party lender. The credit facility will be used primarily, but not exclusively, to fund new loan opportunities that arise prior to the maturity of our then-existing loans. The credit facility may also be used for other purposes. Our manager is not required to draw on the credit facility in order to fund monthly distributions or investor withdrawals, although it may do so in its sole discretion. As of the date of this prospectus, we have not entered into a binding loan agreement with any third party lender and there is no assurance that we will ever obtain a revolving credit facility or that such a credit facility, if obtained, would be in place during the entire life of USA Capital First Trust Deed Fund. If we are unable to obtain a revolving credit facility or are unable to maintain a revolving credit facility for the entire life of USA Capital First Trust Deed Fund, then we will not be able to avail ourselves of the advantages of, and hence subject ourselves to the risks associated with, leveraging the loan portfolio, either during the life of USA Capital First Trust Deed Fund or during those periods that we do not have access to a revolving credit facility.

        Leveraging our loan portfolio will better enable us to keep our funds invested in loans, rather than invested in short-term certificates of deposit, money market funds or other liquid assets that may not yield a return as high as the anticipated return to be earned on our loans. For example, if an existing loan matures, it may be several months or more before we could reinvest the loan proceeds in a new loan. During that period, the loan proceeds would be invested in one of the short-term investments described above. By using the credit facility, we can decrease the time funds are invested in such short-term investments by allowing us to make new loans as loan opportunities arise, rather than waiting for existing loans to pay off or new investor funds to accrue, in order to make such new loans. By leveraging our loan portfolio, we may also be able to increase our yield. This increased yield will result if the interest earned by us on our leveraged loans exceeds the interest that must be paid by us on the funds borrowed from a third party lender. This spread between the interest earned on a leveraged loan and the interest paid on the borrowed funds used to make the loan will accrue to us.

        The credit facility is intended to be repaid primarily from loan payoffs as our then-existing loans mature, although it may also be repaid from new investor funds or distributions that an investor has elected to reinvest in USA Capital First Trust Deed Fund. Any investor who has elected to reinvest his or her distributions will be credited with the purchase of additional units on the effective date of reinvesting, even if the distributions are used to repay the credit facility.

        We will assign portions or our entire loan portfolio as security for the credit facility. The total amount outstanding under the credit facility will not at any time exceed 50% of our total loan portfolio. Borrowing under the credit facility can have possible adverse tax consequences that are explained in greater detail in the section entitled "Federal Income Tax Consequences."

USE OF PROCEEDS

        If we sell 300 units in this offering on or before September 30, 2003, we will continue this offering with the goal of raising $120,000,000, which includes units sold pursuant to our distribution reinvestment plan. Once we have sold 300 units, we cannot assure you that we will receive any further proceeds from this offering. If we do not sell significantly more than the 300 initial units, we will have to restrict our mortgage loans and intended operations. If we sell the minimum amount, we anticipate that we would only be able to invest in a small amount of loans. Additionally, depending on the rates of withdrawal by investors and principal payments on loans by borrowers, our lack of available cash could further restrict withdrawals by investors.

        The following table contains information about the estimated use of the gross proceeds of this offering. Many of the figures represent our best estimate since we cannot now precisely calculate the figures.

	MINIMUM OFFERING (300 UNITS)	PERCENT OF OFFERING	MAXIMUM OFFERING (24,000 UNITS)	PERCENT OF OFFERING
Gross Offering Proceeds	$1,500,000	100.0%	$120,000,000	100.0%
Less Selling Commissions and Expenses	0	0.0%	0	0.0%
Less Organizational Expenses	0	0.0%	0	0.0%
Net Offering Proceeds	1,500,000	100.0%	120,000,000	100.0%
Less Cash Reserves	15,000	1.0%	1,200,000	1.0%

AMOUNT AVAILABLE FOR INVESTMENT	$1,485,000	99.0%	$118,800,000	99.0%

        The estimated use of the gross proceeds of this offering assumes that USA Securities, LLC or its selected dealers will generate sales of all units. Although USA Securities, LLC and its selected dealers are entitled to selling commissions of up to 3.0% of the price of each unit sold, the selling commissions are payable by our manager and, as a result, will not impact the proceeds to be received by us. Accordingly, the net proceeds from this offering are calculated without including offering expenses, such as legal and accounting expenses, reproduction costs, selling expenses and filing fees paid to the

Securities and Exchange Commission, or the Commission, and state securities regulatory agencies. Our manager has agreed to pay all such offering expenses, and all of our organizational expenses, without seeking reimbursement.

        As for our cash reserves, our manager shall set aside such amounts as it deems appropriate to meet our unexpected cash needs, including such cash needs as may arise if one of our loans goes into default. Accordingly, our manager may set aside cash reserves in excess of the 1% reflected in the above table.

        Our manager has not set the amount of sales proceeds to be allocated to the various types of mortgage loans in which we will invest, except to the extent described in the section entitled "Investment Objectives and Policies." Our manager will review each loan to determine if it meets our investment criteria. We plan to invest the entirety of our cash available for investments in mortgage loans. As of the date of this prospectus, our manager had not entered into any agreements or commitments to acquire any mortgage loans and had not yet identified the mortgage loans that we will invest in with the proceeds of this offering. We do not expect to use any of the proceeds of this offering to acquire assets other than in the ordinary course of our business.

        Pending investment in the mortgage loans, we may invest the proceeds of this offering in relatively safe, short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper.

INVESTOR SUITABILITY STANDARDS

        As a result of the risks inherent in an investment in units, the units are suitable only for persons who meet the financial suitability standards adopted by the states in which they live, as set forth below. Our units are only suitable for those who desire a relatively long-term investment for which they do not need liquidity until the expiration of the relevant holding period applicable to the relevant class of units purchased. In addition, our units are subject to other limitations on redemption and transfer described in this prospectus.

        You must meet one of the investor suitability standards contained in the second or third columns in the table below to purchase units and to participate in our reinvestment plan. Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions. For purposes of the net worth calculations below, net worth is the amount by which your assets exceed your liabilities, but excluding your house, home furnishings or automobile(s) among your assets. In the subscription agreement, you will have to confirm that you meet these minimum standards.

        The chart below is for informational purposes only and is not intended to imply that this offering has been qualified or registered in a particular state. We will not sell units in a state in which we have not qualified or registered this offering.

STATE(S)	MINIMUM NET WORTH / MINIMUM GROSS INCOME	O R	MINIMUM NET WORTH	ADDITIONAL REQUIREMENTS
California	$60,000 / $60,000		$225,000	Investment is less than 10% of net worth for persons who do not meet the minimum net worth requirement of $225,000.

All Other States	$45,000 / $45,000		$150,000	None

        In addition to the foregoing suitability standards, we cannot accept subscriptions from anyone if the representations required are either not provided or are provided but are inconsistent with our determination that the investment is suitable for the subscriber. In addition to the financial information we require, the representations we require of you state that you:

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  Have received this prospectus;

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  Understand that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor made any recommendation or endorsement of, the units; and

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  Understand that an investment in USA Capital First Trust Deed Fund will not, in itself, create a qualified retirement plan as described in the Internal Revenue Code and that you must comply with all applicable provisions of the Internal Revenue Code in order to create a qualified retirement plan.

        Each of these representations reflects that we are not indicating any approval by anyone other than our manager, or that an investment will have an effect other than to make you a member of USA Capital First Trust Deed Fund.

        You will also represent that you are familiar with some of the risk factors we describe and that this investment matches your investment objectives. Specifically, you will represent to us that you:

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  Understand that we intend to be taxed as a partnership and not as a corporation, and that, among other things, this may result in your being required to pay taxes even though we may not have distributed cash to you;

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  Understand that there will be no public market for the units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the units and that it may not be possible to readily liquidate an investment in the units; and

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  Have investment objectives that correspond to those described elsewhere in this prospectus, i.e., to preserve the capital invested and to receive monthly distributions of cash.

        You will also represent to us that you have the capacity to invest in our units by confirming that:

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  You are legally able to enter into a contractual relationship with us, and, if you are an individual, have attained the age of majority in the state in which you live; and

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  If you are a trustee, that you are the trustee for the trust on behalf of which you are purchasing the units, and have due authority to purchase units on behalf of the trust.

        If you are purchasing as a fiduciary, you will also represent that the above representations and warranties are accurate for the person(s) for whom you are purchasing units. By executing the subscription agreement, you will not be waiving any rights under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        Due to the nature of our investments, it is likely that all or substantially all of our income will be taxable to you as ordinary income. The units may, therefore, be suitable for:

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  Persons seeking current taxable income;

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  Keogh Plan accounts or corporation, pension or profit sharing plans, which we refer to collectively as qualified plans;

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  IRAs or Roth IRAs;

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  Simplified Employee Pensions; and

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  Other entities exempt from federal income taxation such as endowment partnerships and foundations and charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment).

        Our investment objectives and policies are intended to make the units suitable investments for employee benefit plans under current law. In this regard, ERISA provides a comprehensive regulatory scheme for plan assets. Further, our manager intends to manage our operations so that an investment by a qualified plan will not render our assets as plan assets under ERISA. The ERISA regulations are also applicable to an IRA.

        Our manager is not permitted to allow any qualified plan to purchase units if our manager has investment discretion over the assets of the qualified plan or if our manager regularly gives individualized investment advice that serves as the primary basis for the investment decisions made for these assets. This prohibition is designed to prevent a violation of ERISA. You should obtain the advice of your attorney, tax advisor or business consultant for the legal, tax and business aspects of an investment in USA Capital First Trust Deed Fund before subscribing for units.

INVESTMENT OBJECTIVES AND POLICIES

        We will engage in the business of making or purchasing entire or fractional interests in acquisition, development, construction, bridge or interim loans secured by first deeds of trust on undeveloped land and residential and commercial developments located primarily in the United States, but we may invest up to 10% of our loan portfolio in loans secured by real property located outside of the United States. Our loans will not be insured or guaranteed by any governmental agency or private mortgage insurance company. Our loans will be selected for investment pursuant to the guidelines set forth below, which guidelines are designed to set standards for the quality of the real property security given for the loans. Our primary investment objective is to generate and distribute cash flow from our operations.

        Although we propose to make mortgage loans rather than purchase entire or fractional interests in mortgage loans, we may elect to purchase entire or fractional interests in mortgage loans when we have cash available to make loans, but do not have any suitable investments that meet our investment guidelines. Accordingly, in lieu of holding cash, we may elect to purchase entire or fractional interests in mortgage loans from third parties, such as USA Commercial Mortgage Company, affiliates of USA Commercial Mortgage Company and persons for whom USA Commercial Mortgage Company has previously brokered mortgage loans. Mortgage loans purchased from these parties will not involve any additional fees payable to USA Commercial Mortgage Company or its affiliates and will be purchased for cash at par, i.e., the amount outstanding under the mortgage loan at the time of purchase. Even though we do not anticipate that purchased mortgage loans will represent a significant portion of our mortgage loan portfolio, we are not able to estimate the number or amount of mortgage loans to be purchased at this time. In addition, we are not limited in the amount of loans we may purchase from affiliates or third parties.

        As described below, our manager is responsible for reviewing and revising our investment objective and policies in response to changes in the marketplace. Although our manager has the ability of revising our investment objectives and policies without the approval of investors, our manager anticipates that such revisions would not materially impact our ability to generate and distribute cash flow from our operations.

Investment Guidelines

        1.     Priority of Deeds of Trust. All of our loans will only be secured by first deeds of trust that encumber the property which the loans are being used to acquire, develop, construct or otherwise finance. In some states, a mortgage is used to create a security interest in real property, rather than a deed of trust. For purposes of this prospectus, the terms "deed of trust" and "mortgage" mean both a deed of trust and a mortgage.

        2.     Geographic Area of Lending Activity. We will make loans secured by real property located primarily in the United States. However, in the sole discretion of our manager, we may invest up to 10% of our loan portfolio in loans secured by real property located outside of the United States.

        3.     Loan-to-Value Ratios. The amount of a loan from us will generally not exceed the following percentages, based on the appraised value of the security property as determined by an independent written appraisal at the time the loan is made. Any real property appraisal supporting a loan will be maintained in our manager's records for at least five years, and will be made available for inspection and duplication at the request of any investor. We will charge a nominal fee for any copies requested.

TYPE OF PROPERTY/LOAN	MAXIMUM LOAN-TO-VALUE RATIO (SUBJECT TO INCREASE BY OUR MANAGER)
Residential Subdivisions (loans to land developers and residential builders)	75%
Commercial Property (including but not limited to multi-unit residential property, office buildings, industrial and warehouse facilities, retail stores, shopping centers, motels, self-storage facilities and senior housing)	75%
Unimproved Land	60%

        These loan-to-value ratios may be increased if, in the sole discretion of our manager, a given loan is supported by credit adequate to justify a higher loan-to-value ratio or if mortgage insurance is obtained. It is important to note that our manager does not anticipate obtaining or requiring the borrowers to maintain mortgage insurance. In addition, the maximum loan-to-value ratio for unimproved land may be increased, in our manager's discretion, to 75% if the unimproved land is already entitled, a tentative map has been approved for the unimproved land or our manager believes that the borrower is likely to secure key entitlements.

        Appraisals and loan-to-value ratios may be determined for construction loans upon the assumption that all of the improvements for which the loan is being sought are completed. Finally, our maximum loan-to-value ratios will not apply to purchase-money financing offered by us to sell any real estate owned, which is acquired through foreclosure, or to refinance an existing loan that is in default at the time of maturity. In such cases, our manager will be free to accept any reasonable financing terms that it deems to be in our best interests, in its sole discretion.

        We will generally receive an appraisal for each property on which we will make a mortgage loan. Generally, appraisers retained by us will be certified by the American Institute of Real Estate Appraisers. We may use appraisals from individuals who hold other credentials, such as those who meet the minimum qualifications prescribed by local laws or who commercial lenders in the state in which the property is situated generally use.

        4.     Terms of Loans. Our loans will generally have an initial term of between one and three years. We may make loans that have a shorter maturity if our manager believes in its sole discretion that the loans represent a sound investment opportunity. Most loans will require payments of interest only during the loan term, and the borrower will have to make a substantial "balloon payment" at the end of the term. Many borrowers do not have sufficient funds to make this balloon payment and, consequently, must refinance or sell the underlying property.

        5.     Escrow Conditions. Our loans will be funded through an escrow account handled by either a qualified title insurance or escrow company or other qualified company performing similar functions.

The escrow agent will be instructed not to disburse any of our funds out of the escrow for purposes of funding the loan until:

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  Satisfactory title insurance coverage has been obtained for all loans, with the title insurance policy naming us as the insured and providing title insurance in an amount equal to the principal amount of the loan. Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by reason of other causes, such as diminution in the value of the property, over-appraisals and borrower's defaults.

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  Satisfactory fire and casualty insurance has been obtained for all loans, which insurance will name us as loss payee in an amount equal to the principal amount of our loan. Fire insurance will not be required where a loan is secured by unimproved land.

        6.     Absence of Mortgage Insurance. Our manager does not intend to arrange for mortgage insurance, which would afford some protection against loss if we foreclosed on a loan and there were insufficient equity in the property to repay all sums owed.

        7.     USA Capital First Trust Deed Fund as Payee. All loan documents such as notes, deeds of trust and insurance policies, etc. will name us as payee and beneficiary. Loans will not be written in the name of our manager or any other nominee, although loans that we purchase will originally be written in the name of the original lender or investor. Such loans will be assigned to us when they are purchased.

        8.     No Loans to our Manager. No loans will be made by us to our manager or to any of its affiliates, except for any financing extended as part of a sale of real estate owned as a result of foreclosure.

        9.     Purchase of Loans from our Manager or its Affiliates. Pre-existing loans, or fractional interests of such loans, that are secured by first deeds of trust may be purchased for cash from our manager, its affiliates or other third parties; provided, however, that any such loan is not in default and otherwise satisfies the foregoing lending guidelines. The purchase price to us for any such loan will be at par, i.e., equal to the then-outstanding principal balance of the loan, together with any accrued but unpaid interest. With respect to the purchase of a fractional interest in a mortgage loan, the purchase price to us will be equal to the proportionate share of the relevant loan balance at the time of purchase.

        10.   Loan Diversification. Until such time as $100,000,000 in units has been sold, no one loan, or interest in a loan, will exceed $20,000,000. Once $100,000,000 in units has been sold:

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  No one loan, or interest in a loan, will exceed 15% of all of our loans outstanding at the time of the loan; and

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  No more than 25% of our loans outstanding at any time will be made to a single borrower, together with any affiliates of such borrower.

        11.   Loan Participations. We may purchase fractional interests in loans, also known as loan participations, so long as the loan otherwise meets our lending criteria. With respect to new loans, we may fund such loans by ourselves or we may participate in the funding of such loans with:

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  Another mortgage fund or investment vehicle that we or our affiliates have formed or manage; or

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  Other investors that are clients of USA Commercial Mortgage Company or its affiliates.

        If we participate in funding a new loan with such persons, then we and such persons will have fractional interests in such loan equal to the relative amounts that we have funded.

        12.   Reserve Fund. A contingency reserve fund will be retained for the purpose of covering our unexpected cash needs. The amount of this reserve fund will be established by our manager, but in no case will the amount of the reserve fund be less than 1% of the offering proceeds. This reserve fund may be held in cash, bank accounts, certificates of deposit, money market accounts, short-term bankers acceptances, publicly traded bond funds or other liquid assets. The yield from investments of reserve funds may not be as high as the yield that would result if such reserve funds were invested in loans. The principal purpose of the reserve fund will be for other unexpected cash flow needs, not for investor redemptions, and our manager will not be required to use reserve funds to meet requested investor redemptions.

        13.   Leasehold Financing. We may also make loans that are secured by first deeds of trust that encumber leasehold interests in undeveloped land and residential and commercial developments. In leasehold loans, the borrower does not own the land but rather has the right to occupy and develop the land under a long-term ground lease with the owner of the land. The security for our loans would be the borrower's leasehold interest in the land, or, in other words, the borrower's right to occupy and use the land under the terms of the ground lease, rather than a fee interest in the land. Loans secured by leasehold interests pose risks that are in addition to the risks associated with loans secured by fee interests in land.

Use of Proceeds

        Depending on the nature of each project, our loans may be used to fund the acquisition of property and pay development costs, costs to construct infrastructure improvements or costs to construct improvements. Typical development costs include costs to secure permits and entitlements and to resolve land use issues, architects' and engineers' fees and expenses, costs to secure utility services and other costs needed to prepare the property for the construction of improvements. Costs to construct infrastructure improvements generally relate to grading, roads, sewers, sidewalks, lights and utility conduits. The costs to construct infrastructure or building improvements may include both "hard costs," such as the cost of materials, supplies and labor, and "soft costs," such as marketing and promotional costs, legal, accounting and other consultants' costs, cost of permits and construction management fees.

        Additionally, most of our loans will contain interest reserves such that the loan amount will contain funds sufficient to service the interest due under the loan from loan inception until loan maturity. Our loans may also be used to provide bridge or interim financing to a developer or builder whose land acquisition loan is maturing and needs financing for an additional period of time in order to complete the entitlement process. In some instances, our loans may be used by the borrower for purposes unrelated to the development of the property that secures the loan.

Loan Repayment

        Depending on the nature of a loan and the purposes for which the borrower is seeking the loan, a loan may be repaid from the sale, leasing or refinance of the real property that secures such loan or from other sources. Land development loans, such as loans used to finance the cost of entitling and subdividing land, are generally repaid from the sale of the entitled, subdivided land to other developers or homebuilders. Construction loans to residential homebuilders are typically repaid from the sale of the completed homes. In contrast, construction loans to commercial developers are typically repaid either from a sale or refinancing of the project. Bridge loans can be repaid from the sale or refinancing of the property or from other sources of funds to which the borrower has access.

Credit Evaluations

        Our manager may consider the income level and general creditworthiness of a borrower to determine a borrower's ability to repay our loan according to its terms, but such considerations are subordinate to a determination that the appraised value of the property, which may be on an "as constructed" basis with respect to a construction loan, is sufficient to satisfy the loan-to-value ratios described above or such other loan-to-value ratios as our manager deems appropriate for any particular loan. Therefore, we may make loans to borrowers who are in default under other of their obligations for the purposes of debt consolidation or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations.

        The principal source of repayment of any loan will generally be from the sale or refinancing of the property, not from the borrower's own resources or from a guarantor, if any. Most, but not all, of our loans will also be guaranteed by third parties, such as principals or affiliates of therelevant borrower. Our manager will exercise its business judgment in deciding which of our loans will also be guaranteed. If a borrower is unable to repay its loan at maturity or if the borrower defaults under the loan, we will foreclose on and subsequently sell the property. If the sales proceeds are inadequate to repay the loan and costs of foreclosure, we may be precluded from seeking the deficiency from the borrower, either because the loan is a nonrecourse loan or due to the effect of certain legal protections afforded to borrowers generally. If the loan is guaranteed, the guarantor may be able to raise legal defenses that may be available to guarantors generally that would impair our ability to seek a deficiency from the guarantor.

Sale of Loans

        We will invest in mortgage loans for investment. We do not expect to engage in real estate operations in the ordinary course of business except as may be required if we foreclose on a property on which we have invested in a mortgage loan and take over ownership and management of the property. We do not presently intend to invest in mortgage loans primarily for the purpose of reselling such loans in the ordinary course of business; however, we may occasionally sell mortgage loans, or fractional interests therein, when our manager determines that it appears to be advantageous for us to do so, based upon then current interest rates, the length of time that the loan has been held by us and our overall investment objectives.

Loan Servicing

        It is anticipated that all of our loans will be "serviced" by our manager who will make or manage, potentially through third parties, construction loan disbursements, collection of loan payments, loan enforcement and other loan administrative services. Our manager will be entitled to contract with third party service providers to assist it with respect to servicing our loans, provided that such third party service providers charge competitive fees for their services. Our manager will be compensated for such loan servicing activities.

        Borrowers will make monthly loan payments, and will be instructed to mail their checks or money orders to us for deposit into our trust account, or the trust account of a third party servicer, which will be maintained at a financial institution selected by our manager.

        If one of our loans goes into default, the range of responses that our manager may take with respect to the default will vary depending on the nature of the default and the circumstances existing at the time of the default. These responses can include, without limitation, granting additional cure periods to the borrower, requiring the borrower to contribute additional funds to the project, refraining from funding future phases of construction, replacing the borrower with an independent construction manager to supervise the completion of the project, seeking a receiver to oversee the completion of the project, foreclosing non-judicially under the mortgage or deed of trust or taking such other loan enforcement actions as are typically undertaken by commercial lenders in the state that governs the enforcement action, negotiating and accepting a deed in lieu of foreclosure or commencing legal action against the borrowers or against any guarantors of the loan if our manager determines that such actions are prudent under the circumstances.

        In addition, our manager may forgive debt or modify the economic terms of the loan if it believes such actions are advisable under the circumstances. These modifications may include amendments to the rate of interest, extensions of the maturity date or the restructuring of payment obligations.

Restricted Activities

        We do not propose to do any of the following:

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  Issue senior securities;

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  Invest in the securities of other issuers for the purpose of exercising control;

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  Underwrite securities of other issuers; or

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  Offer securities in exchange for property, other than cash.

Environmental Issues

        Under current federal and state law, the owner and operator of real property contaminated with toxic or hazardous substances is, in most situations, liable for all costs associated with any remedial action necessary to bring the property into compliance with applicable environmental laws and regulations. This liability may arise regardless of who caused the contamination or when it was caused. In addition, this liability may, under certain circumstances, extend to a lender that has, pre-foreclosure, undertaken certain roles in managing the property or the activities of the borrower such that the lender could be characterized as an "owner" or "operator" under applicable environmental laws, or extend to a lender post-foreclosure.

        The properties that secure our loans may contain, or may become contaminated with, toxic or hazardous substances. While our manager will make reasonable investigations into whether the properties contain toxic or hazardous substances prior to making or purchasing a loan that is secured by such real property, these investigations will not guarantee that the real property is free of toxic or hazardous substances, nor can they ensure that the real property does not become contaminated with toxic or hazardous substances subsequent to the closing of the loan.

        If any property that secures one of our loans is found to be contaminated, it could adversely impair the value of the property. For example, the value of the property would be impaired due to the decreased desirability of the property, slower absorption of the property into the market, declining sales prices, lower rental rates or decreased occupancy rates. In addition, the ability of the borrower to repay the loan would be affected in the event that the borrower would have to pay for the cost to remove or clean up the contamination or in the event that the borrower would be liable to purchasers or tenants of the property or owners or occupants of adjoining property for property damage, bodily injury, lost profits or other consequential damages. If the borrower fails to remove or clean up contaminated property, it is possible that federal, state and local environmental agencies could perform the removal or cleanup, then impose liens upon, and subsequently foreclose on, the property to pay for the costs of such removal or cleanup. Furthermore, even if we do not foreclose on a contaminated property, the mere existence of hazardous substances on such real property security may depress the market value of such real property security such that the loan is no longer adequately secured.

        We generally will not participate in the on-site management of any facility on property that secures one of our loans in order to minimize the potential of liability for cleanup of any environmental contamination under applicable federal, state or local laws. However, where we have taken title to contaminated property due to foreclosure or otherwise, our manager may determine that it is in our best interests to cause the property to be cleaned up. As a result, we may incur full recourse liability for the entire cost of any such removal and cleanup and liability to tenants and other users of the affected property, or users of neighboring property, including liability for consequential damages. It is possible that these obligations, collectively, may exceed the value of the property.

        We would also be exposed to the risk of lost revenues during any cleanup, and to the risk of lower lease rates or decreased occupancy if the existence of such substances or sources on the property becomes known. If we fail to remove the substances or sources and clean up the property, it is possible that federal, state or local environmental agencies could perform such removal and cleanup, and impose and subsequently foreclose liens on the property for the cost thereof. We may find it difficult or impossible to sell the property prior to or following any such cleanup. We could be liable to the purchaser thereof if our manager knew or had reason to know that such substances or sources existed. In such case, we could also be subject to the costs described above.

MANAGEMENT

Our Management

        Our business is managed by USA Capital Realty Advisors, LLC. The telephone number for our manager's offices is (702) 734-2400. USA Capital Realty Advisors, LLC is managed by USA Investment Partners, LLC, which is managed by USA Commercial Mortgage Company, doing business as USA Capital. Our management is structured this way to keep our operations separate and distinct from the operations of our affiliated entities. USA Commercial Mortgage Company has been licensed as a mortgage broker in the State of Nevada since January 11, 1990. Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton own 91.4% of USA Commercial Mortgage Company.

USA Capital Realty Advisors, LLC

        USA Capital Realty Advisors, LLC was organized on January 18, 2001 as a Nevada limited-liability company. USA Capital Realty Advisors, LLC manages and controls our affairs and has responsibility and final authority in almost all matters affecting our business. These duties include dealings with investors, accounting, tax and legal matters, communications and filings with regulatory agencies and all other necessary management and operational duties. Additionally, because Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton own a controlling interest in USA Commercial Mortgage Company, Messrs. Hantges, Milanowski and Hamilton may be deemed to control our activities through USA Investment Partners, LLC, the manager of USA Capital Realty Advisors, LLC. As our only manager, USA Capital Realty Advisors, LLC has complete authority and responsibility for managing us regarding the following:

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  Evaluating and choosing the mortgage loans in which we will invest;

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  Originating, servicing and managing our mortgage loan investments; and

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  Managing all of our operations.

        Our investors have no right to participate in the management or control of our business or affairs other than to exercise the limited voting rights provided for investors in our operating agreement. Our manager has primary responsibility for the initial selection, evaluation and negotiation of our mortgage loans and will determine our investment policies and strategies in accordance with the section entitled "Investment Objectives and Policies." These investment objectives and policies may be changed by our manager without the consent of investors. Our manager will provide all executive, supervisory and administrative services for our operations, including servicing the mortgage loans we hold. Our manager will not have employees or physical facilities that are independent of USA Commercial Mortgage Company. Our books and records are maintained by our manager, subject to audit by independent certified public accountants.

Fiduciary Responsibility of Our Manager

        Under Nevada law, the fiduciary duties of a manager to the limited-liability company and to its members are those of a partner to a partnership and to the partners of a partnership. Accordingly, a manager is accountable to a limited-liability company as a fiduciary, which means that a manager is required to exercise good faith and integrity with respect to company affairs. This fiduciary duty is in addition to those other duties and obligations of, and limitations on, our manager that are set forth in our operating agreement. Pursuant to the terms of our operating agreement, during business hours and with five days' prior notice, any investor or his legal representative may inspect our financial statements and other books and records as they relate to our internal affairs.

        Our operating agreement provides that our manager will have no liability to us for losses resulting from errors in judgment or other acts or omissions, unless our manager is guilty of intentional misconduct, fraud or a knowing violation of the law. Our operating agreement also provides that we will indemnify our manager against liability and related expenses (including reasonable attorneys' fees and costs) incurred in dealing with us, investors or third parties, so long as no intentional misconduct, fraud or knowing violation of the law on the part of our manager is involved. Therefore, investors may have a more limited right of action than they would have absent these provisions in our operating agreement. A successful indemnification of our manager or any litigation that may arise in connection with our manager's indemnification could deplete our assets as allowed under Nevada law. Investors who believe that a breach of our manager's fiduciary duty has occurred should consult with their own counsel.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our manager pursuant to the above-described provisions of our operating agreement, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Potential investors who have questions concerning the duties owed by our manager should consult with their counsel.

Removal of USA Capital Realty Advisors, LLC as Our Manager

        USA Capital Realty Advisors, LLC will cease to be our manager upon its removal, withdrawal or dissolution, or if it is found to be bankrupt. Investors holding more than 50% of our units can remove USA Capital Realty Advisors, LLC as our manager upon written notice by such investors to the effect that our manager is removed effective on the date set forth in such notice. Concurrently with delivery of such notice or within 90 days thereafter by written notice similarly given, investors holding more than 50% of our units may designate a successor manager. Upon removal of our manager for any reason, we will pay our manager an early termination fee equal to 1.5% of our then existing assets under management; provided, however, our manager shall forfeit the early termination fee in the event it is removed for cause. As provided in our operating agreement, cause is defined as including the finding by a civil or criminal court of competent jurisdiction of a felony, or any other offense or wrongdoing involving embezzlement, fraud, misappropriation of funds, moral turpitude or dishonesty or the determination by the Commission or state blue sky agency in an administrative proceeding of a willful violation of federal or state securities law.

        Substitution of a new manager will be effective upon written acceptance of the duties and responsibilities of a manager, as set forth in our operating agreement, by the new manager. Upon effective substitution of a new manager, our operating agreement will remain in full force and effect, except that our manager will have changed, and our operations will be continued by the new manager.

        Our manager may withdraw from USA Capital First Trust Deed Fund at any time upon not less than six months written notice of the same to our investors and with the consent of investors holding more than 50% of our units. In the event that our manager retires, the investors holding more than 50% of our units must designate a successor manager. If investors holding more than 50% of our units do not designate and admit a successor manager within the time specified, we will dissolve. Our manager may assign its interest in us, but our manager may not be changed except as set forth above.

Evaluation and Acquisition

        Our manager will consider prospective loans for us. In that regard, our manager will evaluate the credit of prospective borrowers, analyze the return to us of potential mortgage loan transactions, review property appraisals and determine which types of transactions appear to be most favorable to us.

Management of Loan Portfolio

        After we acquire mortgage loans, our manager will also manage our mortgage loan portfolio. Our manager is responsible for:

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  Creating and implementing investment policies in furtherance of those contained in our operating agreement;

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  Preparing and reviewing budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements;

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  Preparing and reviewing reports for securities filings, distribution to our investors or otherwise;

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  Communicating with investors;

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  Supervising and reviewing our bookkeeping, accounting and audits;

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  Supervising and reviewing the preparation of our state and federal tax returns; and

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  Supervising professionals employed by us, including attorneys, accountants and appraisers.

Mortgage Loans

        Our manager will obtain, process, make and invest in, broker and sell, manage and service our mortgage loans. Its mortgage loan services will also include:

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  Reviewing loans;

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  Recommending changes in loans;

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  Employing and supervising employees who handle the loans;

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  Preparing and reviewing projected performance;

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  Reviewing reserves and working capital; and

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  Collecting and maintaining all loans.

Directors and Executive Officers of USA Commercial Mortgage Company

        The directors and executive officers of USA Commercial Mortgage Company are as follows:

NAME	AGE	TITLE
Thomas A. Hantges	50	Chairman of the Board and Chief Executive Officer
Joseph D. Milanowski	41	President, Chief Operating Officer and Director
Paul S. Hamilton	32	Managing Director
Eugene L. Buckley	70	Director

        USA Commercial Mortgage Company, as the manager of USA Investment Partners, LLC, which is the manager of USA Capital Realty Advisors, LLC, can change the manager of USA Capital Realty Advisors, LLC at any time. Similarly, Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton can cause a change in the Board of Directors of USA Commercial Mortgage Company by virtue of their controlling ownership interest in USA Commercial Mortgage Company. The bylaws of USA Commercial Mortgage Company provide for up to three directors and permit its board of directors to fill any vacancy. Officers of USA Commercial Mortgage Company serve at the discretion of the board of directors of USA Commercial Mortgage Company.

        The principal occupation and business experience for each of USA Commercial Mortgage Company's officers and directors, for at least the last five years, are as follows:

        Thomas A. Hantges.    Since 1997, Mr. Hantges has been Chairman and Chief Executive Officer of USA Commercial Mortgage Company. Mr. Hantges is a Chartered Financial Analyst. He has lived in Las Vegas since 1967, obtaining both his BA and MBA from the University of Nevada Las Vegas. He is the founder of USA Commercial Mortgage Company, a licensed mortgage company that specializes in the placement of trust deed investments on behalf of its investors. Since 1990, USA Commercial Mortgage Company has acted as mortgage broker for approximately $910million dollars in acquisition, development and construction loans on behalf of private investors. Mr. Hantges has more than 20 years of experience in the financial and securities industries. Since 1990, Mr. Hantges has also developed single-family lots, single-family and multi-family residences and commercial subdivisions in Southern and Northern Nevada.

        Joseph D. Milanowski.    Since 1998, Mr. Milanowski has been President and Chief Operating Officer of USA Commercial Mortgage Company. Mr. Milanowski is a Chartered Financial Analyst. He has lived in Las Vegas since 1988 and has been associated with USA Commercial Mortgage Company since 1993. He is primarily responsible for much of the underwriting and servicing for USA Commercial Mortgage Company. During his tenure with USA Commercial Mortgage Company and its affiliates, some of his primary responsibilities have included securities research for the gaming industry, real estate investment analysis and investment banking services for various investors. Mr. Milanowski obtained his BA in Economics from the University of Michigan and his MBA in finance from the University of Arizona.

        Paul S. Hamilton.    Mr. Hamilton has served as the Managing Director of USA Commercial Mortgage Company since 2000 and previously served as the Senior Investment Advisor of USA Commercial Mortgage Company since 1999. Mr. Hamilton attended the University of Nevada Las Vegas, concentrating in both Business and Political Science. Mr. Hamilton has been associated with USA Commercial Mortgage Company since 1995. During his tenure with USA Commercial Mortgage Company, Mr. Hamilton has engaged in the acquisition, sale, lease and analysis of commercial real estate projects. In addition, he is involved in account management and the underwriting of both short-term and permanent loans.

        Eugene L. Buckley.    Mr. Buckley joined the board of directors of USA Commercial Mortgage Company in March 2001. Mr. Buckley is a former naval aviator and has extensive experience in real estate as an investor. For nearly 40 years, Mr. Buckley has purchased, improved, operated and developed real property located in California, Nevada and Arizona. Since the early 1970's, Mr. Buckley has been self-employed as a real estate investor and developer.

Executive Compensation of USA Commercial Mortgage Company

        The executive officers of USA Commercial Mortgage Company are not employed pursuant to employment agreements. In addition, USA Commercial Mortgage Company does not have a standing compensation committee. Accordingly, the total amounts paid to the executive officers of USA Commercial Mortgage Company have been determined, in part, by the management of USA Commercial Mortgage Company, and based, in part, on the relative equity ownership of said executive officers in USA Commercial Mortgage Company. These executive officers do not receive any compensation directly from us.

        The following information shall provide certain information related to the compensation of Messrs. Hantges, Milanowski and Hamilton by USA Commercial Mortgage Company during the fiscal years ended December 31, 2002, 2001 and 2000. In accordance with the rules of the Commission, the payments described in this table do not include perquisites and other personal benefits received by the executive officers named in the table below which does not exceed the lesser of $50,000 or 10% of the total payments reported for the executive officers. The amounts represented under the first column entitled, "All Other Compensation," reflect the amounts distributed to the relevant executive officer as a result of the executive officer's equity ownership in USA Commercial Mortgage Company and its affiliates. The amounts represented under the second column entitled, "All Other Compensation," reflect the amounts paid to the relevant executive officer for services provided to USA Commercial Mortgage Company and its affiliates.

Annual Compensation
Name and Principal Position								All Other Compensation		All Other Compensation
	Year	Salary		Bonus		Other
Thomas A. Hantges, Chief Executive Officer and Chairman	2002 2001 2000	$ $ $	293,404 251,726 5,880	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	139,627 141,500 1,739,131	$ $ $	0 0 70,000
Joseph D. Milanowski, President and Chief Operating Officer	2002 2001 2000	$ $ $	195,851 170,798 8,145	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	93,085 94,333 1,198,762	$ $ $	0 0 0
Paul S. Hamilton, Managing Director	2002 2001 2000	$ $ $	446,787 310,080 369,782	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 112,770	$ $ $	4,292 23,167 0

Grants, Exercises and Repricings of Options/SARs in the Last Fiscal Year

        During the last fiscal year, USA Commercial Mortgage Company has not issued any options or stock appreciation rights to any of its executive officers. In addition, there have not been any exercises or repricings of stock options or stock appreciation rights held by any of the executive officers of USA Commercial Mortgage Company.

Compensation of Directors of USA Commercial Mortgage Company

        Our directors, whether employee directors or non-employee directors, do not receive an attendance fee or any other compensation in exchange for their participation on the board of directors of USA Commercial Mortgage Company.

Legal Proceedings Involving Directors and Executive Officers of USA Commercial Mortgage Company

        In March 1998, Mr. Hantges was named as a defendant in a civil action brought by the Commission in the United States District Court for the Southern District of New York. In its opinion, the court concluded that the Commission made a proper showing that the defendants, including Mr. Hantges,had violated the registration requirements of the Securities Act and that the freeze on the assets of the defendants relating to the proceeds from the sale of shares in question should continue. However, the court determined that Mr. Hantges was not likely to engage in future violations of the Securities Act. Accordingly, the preliminary injunction entered by the court against some of the defendants in the action, was not entered against Mr. Hantges. There has been no further action involving Mr. Hantges with respect to this matter.

        In May 2000, USA Capital Realty Advisors, a Nevada corporation, and USA Commercial Mortgage Company entered into a consent agreement with the Nevada Securities Division, in connection with the sale of undivided interests in a promissory note issued by two unaffiliated limited-liability companies. The staff of the Nevada Securities Division believed the sales of the interests in the promissory note violated the registration requirements of the Nevada Uniform Securities Act. Under the terms of the consent agreement, USA Capital Realty Advisors and USA Commercial Mortgage Company agreed to comply in the future with all provisions of the Nevada Uniform Securities Act and the rules promulgated thereunder, to submit quarterly reports to the Nevada Securities Division advising as to the status of the repayment of the principal and interest under the promissory note in question and to pay a fine of $25,000. The promissory note was subsequently paid in full. No further action has been taken on this matter.

PRIOR EXPERIENCE OF MANAGEMENT

        Our manager is USA Capital Realty Advisors, LLC, a Nevada limited-liability company that is wholly-owned by USA Investment Partners, LLC. USA Investment Partners, LLC is managed by USA Commercial Mortgage Company and owned by Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton. In turn, USA Commercial Mortgage Company is owned by Messrs. Hantges, Milanowski and Hamilton and Red Granite, LLC. As for additional affiliates of our manager, USA Commercial Real Estate Group is managed and controlled by Messrs. Hantges and Milanowski, and USA Securities, LLC is managed and controlled by Messrs. Milanowski and Hamilton.

        Although our affiliates are involved in other programs involving real estate or mortgage loans, our affiliates are not involved in any programs other than the programs indirectly sponsored by USA Commercial Mortgage Company. The other programs indirectly sponsored by USA Commercial Mortgage Company are USA Capital Diversified Trust Deed Fund, LLC, USA Capital Institutional Trust Deed Fund, LLC, USA Capital Secured Income Fund, LLC and Tanamera Resort Partners, LLC. The following shall provide information as to the prior experience of and the programs sponsored by USA Commercial Mortgage Company.

Prior Experience of USA Commercial Mortgage Company

        USA Commercial Mortgage Company is a direct real estate lender that provides short-term acquisition, development, construction, bridge, mezzanine, and permanent loans to homebuilders, commercial developers and property owners whose financing needs cannot be met by traditional lenders. USA Commercial Mortgage Company is a Nevada corporation and conducts business under the name, "USA Capital." USA Commercial Mortgage Company has been licensed as a mortgage broker in the State of Nevada since January 11, 1990. As a licensed mortgage broker, USA Commercial Mortgage Company is subject to regular on site examinations by the Financial Institutions Division of the State of Nevada, which also reviews its advertising, mandates strict record maintenance, and reviews its financial reporting, including its financial statements and monthly activity reports.

        Since 1990, USA Commercial Mortgage Company has acted as a mortgage broker with respect to the origination of approximately 290 loans that have been funded by institutions, individuals or affiliates of USA Commercial Mortgage Company. These loans total approximately $910,000,000 and involved approximately 2,500 investors. The mortgage loans brokered by USA Commercial Mortgage Company generally fell into one of four types of loans: acquisition loans, acquisition and development loans, bridge loans and construction loans. Further, the mortgage loans were generally secured by real property located in Arizona, California, Connecticut, Massachusetts, Nevada, New Mexico, New York, Utah, Texas and Florida, with a majority of such real property located in California and Nevada. In addition to brokering mortgage loans, as of March 31, 2003, USA Commercial Mortgage Company was servicing approximately 67 loans totaling approximately $303,000,000.

        There have been no major adverse developments or conditions with respect to operations of USA Commercial Mortgage Company. In addition, during the last five years, we are aware of only four mortgage loans that have resulted in the foreclosure or deed in lieu of foreclosure of the underlying real property. These mortgage loans represented an aggregate principal amount of approximately $4,400,000, or less than 1.0% of the aggregate principal amount of mortgage loans originated by USA Commercial Mortgage Company over the last five years. With respect to the mortgage loans for which foreclosure of the underlying real property was required, the properties have been sold and investors have received all amounts due to them.

        The mortgage loans brokered by USA Commercial Mortgage Company are secured by a wide range of real property or real property interests. The loans originated by USA Commercial Mortgage Company over this period have been secured by deeds of trust that encumber the underlying real property. The following table provides a summary of the types of real property that secure the mortgage loans originated by USA Commercial Mortgage Company for the five-year period ended December 31, 2002. Of the loans listed below, 42 loans representing approximately $73,000,000 were secured by second deeds of trust and the balance was secured by first deeds of trust.

TYPE OF REAL PROPERTY OR REAL PROPERTY INTEREST	NUMBER OF LOANS	AMOUNT OF LOANS	PERCENT OF LOANS
Residential	89	$326,403,053	41.89%
Commercial	54	219,360,984	28.15%
Raw/Unimproved Land	59	233,469,281	29.96%

TOTAL	202	$779,233,318	100.00%

        The information with respect to USA Commercial Mortgage Company is merely a historical summary of the types of mortgage loans brokered by USA Commercial Mortgage Company and is not necessarily an indication of the types of mortgage loans to be made or purchased by us. In addition, USA Commercial Mortgage Company will not own an interest in our mortgage loans, but will earn fees related to the evaluation, processing, placement and servicing of the mortgage loans payable by the relevant borrower. Further, the investors of the loans for which USA Commercial Mortgage Company acted as mortgage broker and servicer have investment objectives similar to ours.

Current Programs of USA Commercial Mortgage Company and its Affiliates

        USA Commercial Mortgage Company and its affiliates are involved with four other programs involving real estate or mortgage loans. These programs are as follows:

  •
  USA Capital Diversified Trust Deed Fund, LLC;

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  USA Capital Institutional High Income Fund, LLC;

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  USA Capital Secured Income Fund, LLC; and

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  Tanamera Resort Partners, LLC.

        All of the programs are public programs with the exception of USA Capital Institutional High Income Fund, LLC, which is a non-public program.

        Our manager, USA Capital Realty Advisors, LLC, is the manager of USA Capital Diversified Trust Deed Fund and USA Capital Institutional High Income Fund. Although the manager of Tanamera Resort Partners is Tanamera Development, LLC, Tanamera Development, LLC is itself managed by USA Investment Partners, LLC, the manager of our manager. As for USA Capital Secured Income Fund, it is managed by USA Capital Specialty Finance, LLC, which is, in turn, managed and wholly-owned by USA Investment Partners, LLC.

        The following table shall summarize for the programs as of December 31, 2002 the total amount of funds raised from investors, the total number of investors and, if applicable, the amounts invested in mortgage loans.

NAME OF PROGRAM	AMOUNT RAISED	NUMBER OF INVESTORS	AMOUNT OF INVESTED IN MORTGAGE LOANS
USA Capital Diversified Trust Deed Fund	$114,684,805	1,030	$96,807,129
USA Capital Secured Income Fund	$0	0	$0
USA Capital Institutional High Income Fund	$0	0	$0
Tanamera Resort Partners	$35,750,000	249	$0

        Of the four programs, only USA Capital Diversified Trust Deed Fund and Tanamera Resort Partners have conducted any significant operations. USA Capital Institutional High Income Fund and USA Capital Secured Income Fund are proposing to conduct offerings of their respective membership units, but have not conducted any operations to date and remain wholly-owned by their respective managers. None of the four programs has closed.

        USA Capital Diversified Trust Deed Fund, LLC.    USA Capital Diversified Trust Deed Fund, a Nevada limited-liability company organized on February 3, 2000, makes or purchases entire or fractional interests in acquisition, development, construction, bridge or interim loans secured by first deeds of trust on undeveloped land and residential and commercial developments located in the United States. USA Capital Diversified Trust Deed Fund has similar investment objectives as those of USA Capital First Trust Deed Fund.

        For the years ended December 31, 2002, 2001 and 2000, USA Capital Diversified Trust Deed Fund generated revenues of $9,046,474, $5,944,519 and $813,028, respectively, consisting primarily of interest earned from investments in mortgage loans. For the years ended December 31, 2002, 2001 and 2000, USA Capital Diversified Trust Deed Fund incurred general and administrative expenses of $1,250,966, $234,725 and $0, respectively, where the expenses consisted of professional fees of $637,652, $0 and $0, respectively, management fees of $488,498, $148,567 and $0, respectively, and other expenses of $124,816, 86,158 and $0, respectively. The manager of USA Capital Diversified Trust Deed Fund has paid for all organizational and offering expenses and has waived a portion of its management fees for the years ended December 31, 2002, 2001 and 2000.In terms of distributions, USA Capital Diversified Trust Deed Fund has authorized distributions to its members of $11,429,712, $5,704,993 and $813,028 during the years ended December 31, 2002, 2001 and 2000, respectively, respectively, where of such distributions, $3,891,112, $2,315,378 and $305,335, respectively, were reinvested by members.

        Since May 25, 2000, USA Capital Diversified Trust Deed Fund has conducted an offering of its membership units. As of March 31, 2003, USA Capital Diversified Trust Deed Fund had 4,860.98 membership units outstanding, where such membership units represented the issuance of 5,329 membership units, the issuance of 281.16 membership units through reinvestment of distributions and the redemption of 659.18membership units. The net number of outstanding membership units represented a capitalization of $121,524,500.USA Capital Diversified Trust Deed Fund has recently increased the aggregate offering amount of its offering from $125,000,000 to $200,000,000.

        As of March 31, 2003, USA Capital Diversified Trust Deed Fund was invested in 37mortgage loans totaling $110,593,377 with an average maturity of 6.3 months and an average interest rate of 14.1% per annum. These mortgage loans included nine acquisition loans, one development loan, eleven construction loans and sixteen bridge loans.

        The following is a table that provides summary information as to the mortgage loans of USA Capital Diversified Trust Deed Fund outstanding as of March 31, 2003.

TYPE OF MORTGAGE LOAN	NUMBER OF LOANS	AGGREGATE BALANCE OUTSTANDING	PERCENT OF LOANS	RANGE OF INTEREST RATES	RANGE OF REMAINING TERM (MONTHS)
Acquisition	9	$13,161,928	11.6%	12.0% - 14.0%	2.9 - 11.8
Bridge	1	37,836,145	34.2%	8.0 - 18.0%	0.1 - 11.8
Construction	11	37,765,803	34.1%	11.0% - 14.0%	0.0 - 14.6
Development	16	21,829,501	19.7%	20.0%	6.5

TOTAL	37	$110,593,377	100.0%	8.0% - 18.0%	0.0 - 14.6

        The outstanding mortgage loans of USA Capital Diversified Trust Deed Fund are secured by a wide range of real property. All such mortgage loans are secured by first deeds of trust that encumber the underlying real property. The following table provides a summary of the types of real property that secure the mortgage loans of USA Capital Diversified Trust Deed Fund as of March 31, 2003.

TYPE OF REAL PROPERTY	NUMBER OF LOANS	AMOUNT OF LOANS	PERCENT OF LOANS (OUTSTANDING BALANCE)
Residential Subdivisions	11	$27,093,321	24.5%
Commercial Property	15	46,448,255	42.0%
Unimproved Land	11	37,051,801	33.5%

TOTAL	37	$110,593,377	100.0%

        The information with respect to USA Capital Diversified Trust Deed Fund is merely a historical summary of the types of mortgage loans made or purchased by this program and is not necessarily an indication of the types of mortgage loans to be made or purchased by us. In addition, USA Capital Diversified Trust Deed Fund may participate in our mortgage loans on a pari passu basis.

        As previously noted, USA Capital Diversified Trust Deed Fund is managed by USA Capital Realty Advisors, LLC. USA Capital Realty Advisors, LLC and its affiliates are entitled to receive compensation related to the offering conducted by USA Capital Diversified Trust Deed Fund and the management of USA Capital Diversified Trust Deed Fund. The fees to be earned by USA Capital Realty Advisors, LLC and its affiliates with respect to the services relating to the offering conducted by and the management of the operations of USA Capital Diversified Trust Deed Fund are substantially similar to the fees to be earned with respect to USA Capital First Trust Deed Fund. The only differences in the fees to be earned are:

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  Payment by borrowers of a loan brokerage fee ranging from 2%-4% per annum of the principal amount of each loan made by USA Capital Diversified Trust Deed Fund, rather than 2%-5% per annum of the principal amount of each loan made by USA Capital First Trust Deed Fund;

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  Payment of an asset management and loan servicing fee of 1.0% per annum of the assets under management for USA Capital Diversified Trust Deed Fund, rather than 1.5% per annum of its assets under management for USA Capital First Trust Deed Fund;

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  Payment to registered issuer agents for USA Capital Diversified Trust Deed Fund of a selling commission of up to 1.00% of each unit sold, rather than the payment to USA Securities, LLC or its selected dealers of a selling commission of up to 3.0% of each unit sold; and

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  Allocation to USA Capital Realty Advisors, LLC of 60% of our profits after the payment of preferred returns to investors, and 60% of our losses, in accordance with the terms of our operating agreement.

        For the years ended December 31, 2002, 2001 and 2000, USA Capital Realty Advisors, LLC, agreed to waive a portion of its fees and receive $488,498, $148,567 and $0, respectively. More specifically, in the year ended December 31, 2002, USA Capital Realty Advisors, LLC agreed to have its asset management and loan-servicing fee calculated by taking only 0.5% per annum of its assets under management, rather than 1.0% per annum. As of December 31, 2002, all earned fees to USA Capital Realty Advisors, LLC were paid with the exception of $229,000 of the fees earned during the year ended December 31, 2002. With respect to the unpaid fees, USA Capital Realty Advisors, LLC subsequently agreed to waive additional fees of $75,790 and received the balance of $153,210. In addition, USA Capital Realty Advisors, LLC has paid for the organizational and offering expenses during the years ended December 31, 2002, 2001 and 2000 in the amounts of $51,494, $95,000 and $68,000, respectively. USA Capital Realty Advisors, LLC has not requested reimbursement of such expenses and has effectively donated the payment of such expenses to USA Capital Diversified Trust Deed Fund.

        USA Capital Secured Income Fund, LLC.    USA Capital Secured Income Fund, a Nevada limited-liability company organized on December 4, 2001, proposes to make loans to developers of vacation ownership properties, or timeshares. The loans will be secured by the receivables held by timeshare developers from the purchasers of timeshares and will generally be guaranteed by the relevant timeshare developers. The loans will be arranged by USA Commercial Mortgage Company.

        The manager of USA Capital Secured Income Fund is USA Capital Specialty Finance, LLC, a Nevada limited-liability company that is wholly-owned by USA Investment Partners, LLC. As previously noted, USA Capital Secured Income Fund has not conducted any operations as of the date of this prospectus.

        USA Capital Institutional High Income Fund, LLC.    USA Capital Institutional High Income Fund, a Nevada limited-liability company organized on February 16, 2001, proposes to purchase entire or fractional interests in acquisition, development, construction, permanent, bridge or interim loans secured by first deeds of trust on undeveloped land and residential and commercial developments located throughout the United States. The mortgage loans will be brokered by USA Commercial Mortgage Company.

        The manager of USA Capital Institutional High Income Fund is USA Capital Realty Advisors, LLC, a Nevada limited-liability company that is wholly-owned by USA Investment Partners, LLC. As previously noted, USA Capital Institutional High Income Fund has not conducted any operations as of the date of this prospectus.

        Tanamera Resort Partners, LLC.    Tanamera Resort Partners, a Nevada limited-liability company organized on September 5, 2000, plans, develops and markets real estate development projects in California and Nevada. Tanamera Resort Partners is currently developing several residential and commercial real estate projects located in and around the City of Reno, Nevada. Since January 18, 2001, Tanamera Resort Partners has conducted an offering of its membership units. As of December 31, 2002, Tanamera Resort Partners had issued and outstanding 715 membership units, representing net capital contributions of $ 35,750,000. Tanamera Resort Partners does not have similar investment objectives as those of USA Capital First Trust Deed Fund.

        For the years ended December 31, 2002 and 2001, Tanamera Resort Partners generated revenues of $10,116,574 and $110,374, respectively, and incurred operating expenses of $ 16,882,167 and $1,228,974, respectively. Tanamera Resort Partners experienced a net loss of $6,765,593 and $1,118,600 during the years ended December 31, 2002 and 2001, respectively. In terms of distributions to its members, Tanamera Resort Partners made distributions of $3,477,758 and $ 1,094,566 to its members in the years ended December 31, 2002 and 2001, respectively. The distributions represented a return of capital to members in that the source of cash for the distributions were the funds received from subscriptions for membership units of Tanamera Resort Partners.

        The current real estate development projects of Tanamera Resort Partners are all located in and around the City of Reno, Nevada. The following is a brief description of the current projects, the status of the projects as of January 27, 2003 and the manner in which the underlying real property was acquired:

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  The Fleur de Lis Condominiums are a gated, executive condominium complex approved for up to 300 units on approximately 37 acres of land. With grading for the project completed in the second quarter of 2002, construction on the models and clubhouse began in the third quarter of 2002. The models, clubhouse and first phase of units are scheduled for completion in second quarter of 2003. The real property for this project was acquired in August 2001 by a wholly-owned subsidiary for the purchase price of $3,550,000, including a down payment of $550,000, from Double Diamond Ranch, LLC, an unaffiliated third party.

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  The Reno/Tahoe Tech Center will offer up to approximately 850,000 square feet of Class-A office space in buildings ranging from one to three stories on approximately 70 acres of land. With a separate project, the Sierra Vista Professional Center, representing 180,000 square feet, the balance of 670,000 square feet is to be constructed in three phases. The first phase consists of three buildings of 60,000 square feet each with the first building complete and 50% leased. The construction on the two remaining buildings is ongoing. In terms of the remaining two phases, Tanamera Resort Partners is currently reconsidering the proposed development plan in an effort to potentially accelerate the build out and sale of the remaining property. Alternative development plans include retail, restaurants and other commercial uses. The real property for this project and for the Sierra Vista Professional Center was acquired in December 2000 by a wholly-owned subsidiary for the purchase price of $19,819,800, including a down payment of $500,000, from South Meadows Properties Limited Partnership, an unaffiliated third party.

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  Sierra Vista Professional Center is located on 17 acres adjacent to the Reno/Tahoe Tech Center. The project is a joint venture between a wholly-owned subsidiary and Southfork Partnership, an unaffiliated third party, for the development of approximately 30 small professional office and retail buildings representing an aggregate of 180,000 square feet. Construction for the first six buildings is substantially complete with construction on the remaining buildings depending upon the demand for the same. The real property for this project was contributed by Tanamera Resort Partners as part of the joint venture. Southfork Partnership has agreed to provide the equity capital necessary to develop the project.

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  The Foothill Commerce Center is a four-building complex designed to provide approximately 135,000 square feet of industrial, warehouse, retail and showroom buildings located on approximately 8.5 acres. The first building of approximately 47,000 square feet is complete with 25,000 square feet sold in 2002. The second building of approximately 38,000 square feet is substantially complete and 100% committed for sale or lease. The construction of the building shells andsite work for the third building and fourth buildingare scheduled for completion by Spring 2003. The real property for this project was acquired in August 2001 by a wholly-owned subsidiary for the purchase price of $2,800,000, including a down payment of $2,011,000, from South Meadows Properties Limited Partnership, an unaffiliated third party.

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  The Reno Corporate Center is a self-contained 200 acre, 2,500,000 square foot business park that will offer office-flex, research and development, smaller industrial facilities, along with larger distribution centers. This project is fully entitled and is currently in the design phase with engineering planning and infrastructure development underway. Through a wholly-owned subsidiary, the underlying real property was purchased for approximately $16,750,000 in October 2001, with approximately $3,000,000 down and the original land seller carrying back a note for the balance at a rate of 7.25% per annum.

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  Waterford Estates is a residential development of 62 single-story homes ranging in size from 2,578 square feet to over 3,200 square feet. With the first units delivered in September 2002, all 62 units are under sales contracts pending completion of construction with the project expected to be completed in Summer 2003. Through a wholly-owned subsidiary, the underlying real property was purchased in the fall of 2001 for approximately $2,100,000, including a down payment of $850,000, from Double Diamond Ranch, LLC, an unaffiliated third party.

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  RTTC Communications, LLC, a Nevada limited-liability company, operates a co-location data center and provides modern, high-speed data storage and telecommunications services for clients of the Reno/Tahoe Tech Center and the Reno Corporate Center. RTTC Communications, LLC occupies 15,000 square feet in the first building constructed in the Reno/Tahoe Tech Center.

        With respect to the aforementioned projects, Tanamera Resort Partners has not been subject to any adverse business developments that would materially impact its operating results.

        Tanamera Resort Partners is managed by Tanamera Development, LLC, a Nevada limited-liability company that is managed by USA Investment Partners, LLC. Tanamera Development, LLC is owned 66 2/3% by USA Investment Partners, LLC and 33 1/3% by M.P. Tanamera, LLC. M.P. Tanamera, LLC, a Nevada limited-liability company, is not affiliated with USA Commercial Mortgage Company or its affiliates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        As described in further detail under the sections entitled "Compensation to Our Manager and its Affiliates" and "Conflicts of Interest" herein, we have agreed to various arrangements with our manager and its affiliates with respect to the services to be performed in this offering and the conduct of our operations. These arrangements will result in the payment of substantial fees and expenses to our manager and its affiliates.

        Our manager is indirectly controlled by Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton. In addition, Messrs. Hantges, Milanowski and Hamilton control our manager's affiliates. The following organizational chart summarizes the ownership of our manager and its affiliates as of March 31, 2003, where the solid lines reflect ownership interests and the dotted lines reflect management control.

        This organizational chart is meant only to provide a summary of the relationships involving our manager and its affiliates and is not exhaustive. The ownership percentages for USA Capital First Trust Deed Fund and USA Capital Diversified Trust Deed Fund assume the placement of the maximum number of units pursuant to their respective offerings. In addition, as previously noted, USA Capital Institutional High Income Fund and USA Capital Secured Income Fund have not conducted any operations and have not issued any units other than to their respective managers. Further, although Red Granite, LLC is not affiliated with us, Red Granite, LLC is owned by the former spouse of Thomas A. Hantges as her sole and separate property. Mr. Hantges disclaims any beneficial ownership or control over the shares of common stock of USA Commercial Mortgage Company held by Red Granite, LLC.

        In terms of governing the proposed transactions with our manager and its affiliates, Article XII of our operating agreement provides the parameters for such transactions. More specifically, Article XII of our operating agreement provides for the payment of fees and expenses to our manager and its affiliates, as discussed in greater detail in the section entitled "Compensation to Our Manager and its Affiliates," and the limitations on certain transactions with our manager and its affiliates. For example, in the event we acquire real property through the foreclosure of one of our loans, we may sell such real property to our manager or one of its affiliates to the extent that the purchase price is not less than the offer, if any, of a third party, the independently appraised value of such real property or the total amount of our investment in such real property. In addition, in the context of the sale of a mortgage loan to our manager or one of its affiliates, we may only do so if we receive net proceeds from such sale of at least the total unpaid balance on principal, accrued interest and other charges owing on such mortgage loan. As for the purchase of a mortgage loan from our manager or one of its affiliates, we may only do so if, at the time of purchase, the borrower is not in default under the mortgage loan and no brokerage commissions or any other compensation (other than loan origination fees) is paid to our manager and its affiliates. The policies with respect to the proposed transactions with our manager and its affiliates may be changed through an amendment to our operating agreement. Members holding over 50% of our outstanding units may amend our operating agreement.

        In term of our management, our manager shall have all necessary powers to manage and carry out the purposes, business and affairs of USA Capital First Trust Deed Fund. In this regard, our manager has the fiduciary responsibility to keep safe our property and to not use our property in any manner other than for our exclusive benefit. However, notwithstanding our manager obligations to us, our manager is only required to devote such time, effort and skill that our manager deems reasonably necessary for the conduct of our operations. Further, our manager is permitted to engage in other business activities that are related to or competitive with our business activities. Since the activities of our manager and its affiliates may conflict with our operations, please review the section entitled "Conflicts of Interest" for a discussion of the conflicts of interests that may face our manager and its affiliates.

COMPENSATION TO OUR MANAGER AND ITS AFFILIATES

        Our manager and its affiliates will receive fees and expenses for services relating to this offering and for conducting our operations. The fees that we, our borrowers and other parties pay to our manager and its affiliates are summarized in the table below.

COMPENSATION	PAYABLE TO	ESTIMATED AMOUNT OR METHOD OF COMPENSATION
Loan brokerage fees	USA Commercial Mortgage Company	Borrowers will pay loan brokerage fees ranging from an effective rate of 2%-5% per annum of the principal amount of each loan. Loan brokerage fees are paid by borrowers out of loan proceeds, either directly to USA Commercial Mortgage Company, or indirectly to us and then to USA Commercial Mortgage Company. Loan brokerage fees are generally paid to USA Commercial Mortgage Company when the loan is funded, but may be paid over the term of the loan.
Asset management and loan servicing fee	USA Capital Realty Advisors, LLC	We are obligated to pay 1.5% per annum of our assets under management, payable monthly to our manager at a rate of 0.125% of our assets under management.
Reimbursement of legal fees	USA Commercial Mortgage Company	The documentation of some of our loans will be prepared by the general counsel for USA Commercial Mortgage Company. The borrower under such loans will pay those legal fees.
Real estate commissions upon resale of any property acquired through foreclosure	USA Commercial Real Estate Group
If we acquire property through foreclosure, USA Commercial Real Estate Group may serve as the listing broker in the sale of such property. In such case, USA Commercial Real Estate Group will earn a competitive commission ranging from 3%-6%, depending upon the recent real estate commissions earned on similar transactions in the relevant real estate market.
Early withdrawal fee	USA Capital Realty Advisors, LLC
Our manager, in its sole and absolute discretion, may allow an investor to withdraw from USA Capital First Trust Deed Fund prior to the expiration of the investor's applicable holding period on the condition that the investor pay an early withdrawal fee equal to 5% of such original investment amount, with 75% of such early withdrawal fee being paid to our manager and 25% being paid to us.

Early termination fee	USA Capital Realty Advisors, LLC	Upon removal of our manager for any reason other than for cause, we will pay our manager an early termination fee equal to 1.5% of our assets under management.
Miscellaneous fees	USA Capital Realty Advisors, LLC	Borrowers may pay miscellaneous fees to our manager such as reconveyance fees, demand fees, copy fees and messenger service fees.
Selling commissions	USA Securities, LLC
USA Securities, LLC and its selected dealers will receive a selling commission of up to 3.0% of each unit sold for the placement of units pursuant to this offering, including units purchased by investors after the investor's holding period has expired. No commissions will be earned with respect to any units purchased through reinvestment. The selling commissions will be paid by our manager.
Profits and losses of USA Capital First Trust Deed Fund	USA Capital Realty Advisors, LLC
USA Capital Realty Advisors, LLC, as the sole holder of Class D Units, is entitled to receive 60% of our profits after the payment of preferred returns to investors, and 60% of our losses, in accordance with the terms of our operating agreement.

        With respect to the loan brokerage fees payable to USA Commercial Mortgage Company, the effective rate is calculated by modifying the actual loan brokerage fee in light of the length of the loan. For example, if the actual loan brokerage fee is 6% and the term of the loan is 18 months, the effective loan brokerage fee would equal 4% per annum. Loan brokerage fees are generally paid to USA Commercial Mortgage Company when the loan is funded, but may be paid over the term of the loan. In addition, in the event of an extension or renewal of a mortgage loan, the borrower will be required to pay an additional loan brokerage fee to USA Commercial Mortgage Company.

        As used in the table above, assets under management mean our total capital, including cash, reserve funds, notes, real estate owned, accounts receivable, advances made to protect loan security and any of our other assets, valued at fair market value. The asset management and loan-servicing fee will be paid on or before the 15th day of each calendar month with respect to assets under management as of the last day of the immediately preceding month. There are no caps or ceilings on the total amount of the above fees, compensation, income, distributions or other payments that may be made to our manager or its affiliates. For the minimum offering, we will pay the amounts owing to our manager or its affiliates upon the breaking of escrow. Thereafter, we will pay their fees and expenses monthly in arrears; provided, however, our manager may elect, at any time, to defer without interest thereon the payment of any amounts owed by us.

        We will pay our manager its fees for services during the operational stage on a monthly basis in arrears. Our manager will make arrangements with the respective borrowers for our manager's fees owing from those borrowers. Our manager anticipates that borrowers will pay its compensation out of the proceeds of loans or upon closing the relevant transaction. For loan servicing fees, our manager will receive these fees monthly in arrears along with the payments it receives on loans that we have acquired. Our manager may elect at any time to defer, without interest thereon, the monthly payment of fees owed by us. Our manager will make arrangements with borrowers within one month to receive late fees on loan payments.

        In addition to the fees earned by our manager and its affiliates, our manager, as the sole holder of our Class D Units, is entitled to be allocated 60% of our profits and losses pursuant to our operating agreement. However, our manager is entitled to receive such profits only after we have made all special allocations and paid all preferred returns to investors. The remaining 40% of our profits will be allocated to holders of our Class A Units, Class B Units and Class C Units, as a group, in proportion to the respective units.

CONFLICTS OF INTEREST

        The relationships among us, our manager and its affiliates will result in various conflicts of interest. Our manager and its affiliates are engaged in business activities involving real estate lending and anticipate engaging in additional business activities in the future that may be competitive with us. Our manager and its affiliates will exercise their fiduciary duties to us and to you in a manner they believe will preserve and protect your rights as an investor. Additionally, our operating agreement contains provisions that limit our ability to enter into transactions with our manager and its affiliates.

        Pursuant to our operating agreement, we may sell existing loans to our manager or its affiliates only if we receive net sales proceeds from such sale in an amount equal to the total unpaid principal balance, accrued interest and other charges owing under such loan. Our manager is under no obligation to purchase any loans from us or to guarantee any payments under any of our loans. However, we may purchase existing loans from our manager or its affiliates so long as, at the time of purchase, the borrower is not in default under the loan and no brokerage commissions or other compensation, such as premiums or discounts, are paid to our manager or its affiliates based upon such purchase, other than loan origination fees.

        The paragraphs below describe material conflicts of interest that may arise in the course of the management and operation of our business by our manager. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that other conflicts of interest will not arise in the future. Aside from acting in accordance with our fiduciary duties to you and to USA Capital First Trust Deed Fund, we have no established procedures for addressing potential conflicts of interest.

Loan Brokerage Fees

        The compensation to our manager and its affiliates was not determined by arm's length negotiations. It is anticipated that the loan brokerage fees charged to borrowers by our manager for most loans will range between an effective rate of 2%-5% per loan of the principal amount of each loan per annum. Loan brokerage fees will generally be paid to USA Commercial Mortgage Company when the loan is funded, but may be paid over the term of the loan. In addition, in the event of an extension or renewal of a mortgage loan, the borrower will be required to pay an additional loan brokerage fee to USA Commercial Mortgage Company. Loan brokerage fees are paid by borrowers out of loan proceeds, either directly to USA Commercial Mortgage Company, or indirectly to us and then to USA Commercial Mortgage Company. Any increase in such charges will have a direct, adverse effect upon the interest rates that borrowers will be willing to pay us, thus reducing the overall rate of return to our members. Conversely, if our manager reduces the loan brokerage fees charged by it, a higher rate of return might be obtained for us and our investors.

        This conflict of interest will exist in connection with every USA Capital First Trust Deed Fund loan transaction, and investors must rely upon the fiduciary duties of our manager to protect their interests. We will generally charge borrowers interest at the rate generally prevailing in the geographical areas where the security property is located for loans to comparable borrowers of similar size, duration and security.

Other Funds or Businesses

        The compensation structure applicable to our manager or its affiliates in connection with loans that are originated by it or its affiliates may be different, and depending on the circumstances at a given point in time, may be more lucrative to our manager than the compensation structure applicable to our manager in connection with USA Capital First Trust Deed Fund. As a result, there may exist a financial incentive for our manager to cause loans to be originated for private investors outside USA Capital First Trust Deed Fund and the investors must rely on the fiduciary duties of our manager to protect their interests under such circumstances.

        In the future, our manager or its affiliates may also sponsor other funds formed to conduct business similar to that of USA Capital First Trust Deed Fund. If these other funds have funds to invest at the same time as us, there will exist conflicts of interest on the part of our manager as to whether to offer a particular loan opportunity to us or to these other funds. Our manager will decide which loans are appropriate for funding by us or by such other funds after consideration of all relevant factors, including the size of the loan, portfolio diversification and amount of uninvested funds. These other funds, or other investors that are clients of USA Commercial Mortgage Company or its affiliates, may also participate with us in making new loans.

        Our manager, its affiliates or other funds sponsored or managed by USA Commercial Mortgage Company or its affiliates, may engage for their own account, or for the account of others, in other business ventures, similar to us or otherwise, and neither we nor any investor will be entitled to any interest therein. These other activities include serving as the manager of other existing funds, including USA Capital Diversified Trust Deed Fund, USA Capital Institutional High Income Fund, USA Capital Secured Income Fund and Tanamera Resort Partners, and may include acting as manager or general partner of, or adviser to, such other funds with objectives similar to ours. Factors considered in prioritizing opportunities of our manager include, among others, such fund's liquidity and the composition of other loans currently in such fund's portfolio.

        We will not have independent management and we will rely on our manager for the operation of USA Capital First Trust Deed Fund. Pursuant to our operating agreement, our manager will devote only so much time to our business as is reasonably required. Our manager will have conflicts of interest in allocating management time, services and functions between its existing business interests other than us and any future partnerships that it may organize as well as other business ventures in which it may be involved. In addition, our manager is not able to estimate the amount of time it will allocate to our operations. Our manager believes it has sufficient staff available to be fully capable of discharging its responsibilities to all such entities.

Purchase of Loans From Our Manager or Other Affiliated Entities

        We may purchase loans from our manager or other entities that are affiliated with our manager as long as the loans are not in default and otherwise satisfy our lending guidelines. The purchase of such loans may not be made pursuant to arm's-length negotiations, and our manager would have a conflict of interest in negotiating the terms of purchase for such loans.

Sale of Defaulted Loans or Real Estate Owned to Affiliates

        In the event one of our loans goes into default or we become the owner of any real property by reason of foreclosure on one of our loans, our manager's first priority will be to arrange the sale of the loan or property for a price that will permit us to recover the full amount of our invested capital plus accrued but unpaid interest and other charges, or as much as can be reasonably obtained in light of current market conditions. In order to facilitate such a sale, our manager may arrange a sale to persons or entities controlled by or affiliated with our manager, such as to another entity formed by our manager or its affiliates or to other investors who are clients of our manager, USA Commercial Mortgage Company or their affiliates, for the express purpose of acquiring defaulted loans or foreclosure properties from lenders such as us. Our manager will be subject to conflicts of interest in arranging such sales since it will represent both parties to the transaction. For example, we and the potential buyer will have conflicting interests in determining the purchase price and other terms and conditions of sale. Our manager's decision will not be subject to review by any outside parties.

        Our manager has undertaken to resolve these conflicts by setting a purchase price for each defaulted loan or property that is not less than either the independently appraised value of such loan or property, if any, at the time of sale, the amount of the highest third party offer actually received, if any, or the total amount of our investment in the property. Our investment is deemed to include without limitation the following:

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  The unpaid principal amount of the loan upon which we foreclosed;

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  All unpaid interest accrued to the date of foreclosure;

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  Expenditures made to protect our interest in the property such as payments for insurance and taxes;

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  All costs of foreclosure (including attorneys fees actually incurred to prosecute the foreclosure or to obtain relief from stays in bankruptcy); and

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  Any advances made by or on behalf of us for any of the foregoing.

        A portion of the purchase price may be paid by the affiliate executing a promissory note in favor of us, secured by a deed of trust on the property being sold. The total loan-to-value ratio for the property may equal the entire purchase price of the property paid by the affiliate, and the note will otherwise contain terms and conditions comparable to those that would be contained in notes executed by third parties.

        If we acquire real property through foreclosure, USA Commercial Real Estate Group may, in some circumstances, serve as the listing broker in the sale of such real property. In such case, USA Commercial Real Estate Group will earn a competitive brokerage commission not to exceed 6%.

  USA Securities, LLC as an affiliate of USA Capital Realty Advisors, LLC

        USA Securities, LLC is owned and managed by Joseph D. Milanowski and Paul S. Hamilton, where Messrs. Milanowski and Hamilton own 60% and 40%, respectively. As a result of this affiliation, USA Securities, LLC may have a conflict of interest in performing a "due diligence" investigation of the statements made in this prospectus and may not conduct the investigation with the same degree of care as a non-affiliated dealer. Since a due diligence investigation assists in verifying the information provided in a prospectus, the fact that no independent dealer will conduct an investigation in connection with this prospectus may increase the likelihood that this prospectus will not disclose risks or other matters you might consider important in determining whether or not to purchase our units.

LEGAL PROCEEDINGS INVOLVING RELATED PARTIES

        There is no litigation currently pending or threatened against us. However, there are two matters involving certain of our related parties, one involving a complaint filed on March 29, 2001 in the United States District Court, District of Nevada and another involving a complaint filed on July 11, 2002 in District Court, Clark County, Nevada.

        On March 29, 2001, a group of plaintiffs involved in certain financings brokered by USA Commercial Mortgage Company filed a complaint in the United States District Court, District of Nevada, against USA Capital Diversified Trust Deed Fund, USA Commercial Mortgage Company, Thomas A. Hantges, Joseph D. Milanowski and certain other affiliated parties and investors. In their complaint, the plaintiffs alleged that several loans arranged by USA Commercial Mortgage Company and the sale of some securities by an affiliate of USA Commercial Mortgage Company constituted violations of the state and federal Racketeer Influenced and Corrupt Organization Acts, and state and federal securities law. In addition, the plaintiffs alleged intentional and negligent misrepresentation, breach of contract and the implied covenant of good faith and fair dealing, intentional interference with contractual relations, defamation and other torts. The plaintiffs are seeking unspecified compensatory, punitive and treble damages, in addition to costs and certain equitable relief, including equitable subordination. In addition to the complaint filed in United States District Court, District of Nevada, the plaintiffs initiated a related adversary proceeding in United States Bankruptcy Court for the District of Nevada and two related actions in Nevada state court. All of the actions have been subsequently consolidated in the United States District Court, District of Nevada. In addition, pursuant to a stipulation and order of dismissal filed on September 21, 2001, the claims based on state and federal securities fraud were dismissed with prejudice.

        As a result of the Court's ruling on of the plaintiffs' claims related to the federal Racketeer Influenced and Corrupt Organization Act, the plaintiffs filed on April 26, 2002 their second amended complaint that generally contained the same allegations as in the original complaint. In response, the defendants filed several motions to dismiss certain of the claims. On March 31, 2003, although the Court denied substantially all of the defendants' motions to dismiss, the Court again ordered the plaintiffsto file another amended complaint. The parties are currently arguing motions and proceeding with discovery. USA Commercial Mortgage Company, as well as Messrs. Hantges and Milanowski, have advised us that they intend to vigorously defend against all remaining allegations on behalf of themselves and all defendants.

        On July 11, 2002, a group of plaintiffs filed a complaint in District Court, Clark County, Nevada against USA Capital Diversified Trust Deed Fund and John Rodgers Burk, P.C. with respect to certain redeemable notes issued by Epic Resorts, LLC and an indenture related to the same. John Rodgers Burk, P.C. and Epic Resorts, LLC are not affiliated with us. In their complaint, the plaintiffs alleged that, among other things, the defendants tortiously interfered with and conspired to tortiously interfere with the contractual agreements between the plaintiffs and Epic Resorts, LLC. The plaintiffs have alleged damages in excess of $14 million and are seeking unspecified general, special and punitive damages, pre-judgment and post-judgment interest and reasonable attorneys' fees and costs. The defendants have filed an answer in this matterdenying the material allegations of the complaint. The plaintiffs, through the trustee under the indenture, filed similar claims against USA Capital Diversified Trust Deed Fund in an adversary proceeding pending in United States Bankruptcy Court for the District of Delaware, where Epic Resorts, LLC and its subsidiaries, including Epic Resorts-Palm Springs Marquis Villas, LLC, are subject to Chapter 11 bankruptcy proceedings. In the bankruptcy adversary proceedings, the indenture trustee sought to impose an equitable lien in favor of the bond holders on the leasehold interest and other assets of Epic Resorts-Palm Springs Marquis Villas, LLC and the equitable subordination of the first deed of trust held by USA Capital Diversified Trust Deed Fund on such assets due to, among other things, alleged tortious interference and alleged inequitable conduct of USA Capital Diversified Trust Deed Fund. USA Capital Diversified Trust Deed Fund opposed the adversary proceeding filed by the indenture trustee and, in June of 2002, moved for summary judgment. On February 27, 2003, the United States Bankruptcy Court granted the summary judgment motion of USA Capital Diversified Trust Deed Fund and affirmed the first deed of trust held by USA Capital Diversified Trust Deed Fund. The indenture trustee has appealed the ruling made by the United States Bankruptcy Court. USA Capital Diversified Trust Deed Fund has advised us that it intends to vigorously defend the appeal and itself against all allegations made by the plaintiffs in described above.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        As discussed in the section entitled "Risk Factors," we were formed on February 16, 2001, and will not commence business until the minimum number of units is sold. As such, as of the date of this prospectus, we have no significant assets, no operating history and no current sources of financing.

        During the next 12 months, if we sell at least 300 units, we plan to invest in mortgage loans where our collateral is secured by real property located throughout the United States. We may also invest up to 10% of our loan portfolio in loans secured by real property located outside of the United States. Upon the sale of these units and the end of our escrow arrangement, our manager will select mortgage loans for us, and will also assist us by obtaining, processing and managing these loans. We believe that we will have an adequate number of opportunities to invest in mortgage loans when our escrow ends.

        During the next 12 months, our manager will pay the initial registration and organization costs we incur, including accounting, legal and administrative expenses and fees. We therefore do not anticipate needing additional funds to satisfy our cash requirements during this period. If we are unable to raise the minimum offering amount as described elsewhere in this prospectus, our manager will fully absorb all costs incurred on our behalf. Assuming we sell the minimum number of units and escrow is broken, our manager will pay for the administrative expenses we incur.

        We do not anticipate hiring any employees, acquiring any fixed assets such as office equipment or furniture or incurring material office expenses during the next 12 months because we will be utilizing our manager's personnel and office equipment. We will not pay our manager any overhead or other compensation for providing us with its personnel and equipment. We have not committed ourselves to make any acquisitions, and have not entered into any arrangements or other transactions other than for the compensation to be paid to our manager and its affiliates. We do not intend to incur any indebtedness at the commencement of our operations, although we do intend to establish a line of credit for future use.

GENERAL INFORMATION

        We were organized on February 16, 2001 as a Nevada limited-liability company and are governed by the laws of the State of Nevada. Our governing documents became operative on February 16, 2001, and our existence will terminate on a date chosen by our manager, unless sooner terminated pursuant to our operating agreement. Our organizers were Thomas A. Hantges and Joseph D. Milanowski, and they currently hold the offices of Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively, with USA Commercial Mortgage Company, the manager of USA Investment Partners, LLC, which is the manager of USA Capital Realty Advisors, LLC, our manager.

UNIT OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth specified information with respect to the beneficial ownership of our units held by our manager and each person (or group of affiliated persons) who beneficially owns 5% or more of any class of our units as of March 31, 2003. Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and investment power with respect to our units. The address for USA Capital Realty Advisors, LLC, our manager, is: 4484 South Pecos Road, Las Vegas, Nevada 89121.

		PERCENTAGE OF OUR MEMBERSHIP UNITS
	NUMBER AND CLASS OF MEMBERSHIP UNITS OWNED
NAME OF BENEFICIAL OWNER		PRIOR TO THE OFFERING	AFTER THE OFFERING (ASSUMING FULL SUBSCRIPTION)
USA Capital Realty Advisors, LLC	10 Class D Units	100.00%	0.04%

        Our manager is managed by USA Investment Partners, LLC, which is managed by USA Commercial Mortgage Company. In turn, USA Commercial Mortgage Company is owned primarily by Thomas A. Hantges (48.4%), Joseph D. Milanowski (38%) and Paul S. Hamilton (5%). As a result, Messrs. Hantges, Milanowski and Hamilton indirectly share voting power with respect to the 10 Class D Units held by our manager and have voting control over our manager generally.

SUMMARY OF OPERATING AGREEMENT

        The following is a summary of our second amended and restated operating agreement dated as of June 1, 2003, and is qualified in its entirety by the terms of our operating agreement itself. You are urged to read our entire operating agreement, a copy of which may be found toward the end of this prospectus as Appendix A.

Capitalization

        Pursuant to Section 5.1 of our operating agreement, we are authorized to issue up to 100,000 membership units in four different classes, Class A, Class B, Class C and Class D. Through this offering, we are offering up to 24,000 units at a purchase price of $5,000 per unit. The units offered will be classified as either Class A Units, Class B Units or Class C Units. Our manager has the sole discretion to issue additional membership units that are not a part of this offering.

        Upon your subscription for units, you will be asked to select a class for the units you will be purchasing, subject to the approval of your subscription and your class selection by our manager. The classification of units is for the purposes of establishing the relevant holding period and the relevant preferred return for the units. In the event that you fail to select a class of units for the units subscribed, our manager shall have the sole discretion to select the appropriate class for your units. Once your subscription has been accepted and your units classified, you may change the classification of your units only upon the submission of a form of request for change of classification, as provided in Exhibit C to our operating agreement, to our manager within 61 days prior to the expiration of the relevant holding period and upon the approval of your request by our manager, where such approval may be withheld in its sole discretion.

Classification of Units

        In terms of the differences between the Class A Units, the Class B Units or the Class C Units, the three classes of units are identical in right and obligation with the exception of the relevant holding period that relates to your ability to have your units redeemed and your relevant preferred return for your units. Once you become a member, you will not have the right withdraw from USA Capital First Trust Deed Fund or to obtain the return of all or any portion of sums paid for the purchase of units, or reinvested earnings with respect thereto, during the holding period that relates to the particular class of units. In this regard, the Class A Units have a holding period of 12 months, the Class B Units have a holding period of 24 months and the Class C Units have a holding period of 36 months. As will be discussed in greater detail herein, an investor may withdraw prior to the expiration of the relevant holding period upon the payment of an early redemption fee of 5% of the original investment amount, as modified in light of any subsequent reinvestments.

        As to the preferred returns associated with the classes, the Class A Units, the Class B Units and the Class C Units have initial preferred returns of 9%, 10% and 11% per annum, respectively, as of the date of this prospectus, where the initial spread between the preferred returns for the classes will be at least 1%. Although the preferred return you are contractually entitled to receive will not change during the holding period, the payment of the preferred return is not guaranteed and will only be paid if we are able to generate sufficient cash flow from operations, if any. As a result, the returns paid to investors may actually be less than the stated preferred returns payable to investors. Since the preferred returns for each class will vary during the course of the offering, as adjusted by our manager, in its sole discretion, in light of applicable market conditions, the spreads between the preferred returns for the classes will be maintained for units issued as of any one date and may vary for units of the same class issued as of different dates. Upon the expiration of your holding period and in the event that you do not elect to change your classification or have your investment redeemed, your units will be rolled over for the same holding period, but will reflect the then applicable preferred return for your class of units.

The preferred return for any new or rolled over units may change, from time to time, in the sole and absolute discretion of our manager. In making a determination to change the preferred return rates, our manager will consider, among other things, demand for our units, interest rates earned on our mortgage loan portfolio, fluctuations in interest rates and mortgage rates, general conditions of the real estate market and general national and local economic conditions.

        In terms of the payment of the preferred returns, we propose to pay the annual preferred returns on a monthly basis from the interest we earn and collect on mortgage loans we have either made or purchased. In addition, we will pay preferred returns to holders of Class A Units, Class B Units and Class C Units on a cascading basis, whereby:

  •
  Members holding Class A Units, Class B Units and Class C Units are paid, as a group, an amount equal to the preferred return payable to them as if they held Class A Units; then

  •
  Members holding Class B Units and Class C Units are paid, as a group, an amount equal to the difference between the preferred return payable to them as if they held Class B Units and the preferred returns previously paid to them as if they held Class A Units; and

  •
  Members holding Class C Units are paid, as group, an amount equal to the difference between the preferred return payable to them and the preferred returns previously paid to them as if they held Class B Units.

        The payment of any preferred returns shall be limited by the requirement that any prior preferred returns that have not been paid, but are payable, are paid in full to members prior to the distribution of any subsequent preferred returns to members. For example, a Class A Unit, Class B Unit, and Class C Unit are each entitled to a Preferred Return of $90, $100, and $110, respectively for June 2002. Where the Company has $280 with which to make Preferred Return distributions for June 2002, the Preferred Return distributions for June 2002 must be paid as follows: the Class A Unit is to receive $90, the Class B Units is to receive $95, and the Class C Unit is to receive $95. For the July 2002, a Class A Unit, Class B Unit, and Class C Unit are each entitled to a Preferred Return of $90, $100, and $110, respectively. Where the Company has $300 with which to make Preferred Return distributions, the Preferred distributions for July 2002 must be paid as follows: the Class B Unit and Class C Unit must receive the remainder of the Preferred Return accrued to them for June 2002 before any Preferred Return for July 2002 can be paid to any Member of any class of Units. Thus, the Class B Unit will receive $5, which is attributable to its unpaid June 2002 Preferred Return, and the Class C Unit will receive $15, which is attributable to its unpaid June 2002 Preferred Return. The remaining $280 ($300 less the remaining June 2002 Preferred Return paid to the Class B Unit and the Class C Unit) must be paid as follows: The Class A Unit is to receive $90, the Class B Units is to receive $95, and the Class C Unit is to receive $95.

        In addition to allocating profits to members in the amount of their preferred returns, we will allocate profits and losses, if any, to our members as follows: 40% to members holding Class A Units, Class B Units and Class C Units, as a group, and 60% to members holding Class D Units, as a group. The Class D Units are reserved for issuance to our management. Members holding Class D Units are not entitled to receive any preferred returns, but are entitled to receive 60% of our profits and losses. As of the date of this prospectus, we have issued 10 Class D Units to our manager.

Rights and Liabilities of Investors

        The rights, duties and powers of investors are governed by our operating agreement and by the Nevada Revised Statutes, and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to our operating agreement and the Nevada Revised Statutes.

        Persons who become investors in USA Capital First Trust Deed Fund in the manner set forth in this prospectus will not be responsible for the obligations of USA Capital First Trust Deed Fund and will be liable only to the extent of their agreed upon capital contributions. Investors may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to investors may constitute, wholly or in part, return of capital.

        Investors will have no control over our management except that, in some cases with the consent of our manager, members representing more than 50% of our outstanding units may approve or disapprove any of the following matters:

  •
  Our dissolution and termination;

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  Our merger or consolidation with one or more other entities;

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  Sale of all or substantially of our assets;

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  Amendment of our operating agreement (other than certain amendments for which no approval is required); and

  •
  Removal of our manager and election of a successor manager.

        In addition, upon the withdrawal, resignation or removal of our manager, members representing more than 50% of our outstanding units may elect a replacement manager to continue our business.

Capital Contributions

        Our units will be sold in increments of $5,000. An initial investor may not acquire less than two units, representing a minimum investment of $10,000. For purposes of meeting this minimum investment requirement, a person may cumulate units he or she purchases individually with units purchased by his or her spouse. To purchase units, an investor must deliver to us a completed and executed subscription agreement, together with his or her cash contribution. Our manager has contributed the sum of $50,000 to us as our initial member. Our current investors who elect to reinvest monthly distributions of income from our operations will be entitled to purchase fractional units with such reinvested distributions, subject to the restrictions described in our operating agreement.

Rights, Powers and Duties of Manager

        Subject to the right of our investors to vote on specified matters, our manager will have complete charge of our business. Our manager is not required to devote full time to our affairs but only such time as is required for the conduct of our business. Our manager acting alone has the power and authority to act for and bind us. In addition, our manager is granted a special power of attorney from each investor for the purpose of executing the documents that the investors have expressly agreed to execute and deliver or that are required to be executed, delivered or filed under applicable law.

Profits and Losses

        Profits and losses of USA Capital First Trust Deed Fund accrued during any calendar month will be allocated to our investors as promptly as possible following the last day of such calendar month. New investors will only be admitted to USA Capital First Trust Deed Fund on the first day or the fifteenth day of each calendar month. However, investors admitted on the fifteenth day of a calendar month will only be allocated a pro-rata share of profits or losses attributable to the last half of such calendar month. Profits and losses allocable to our investors will be allocated among them on a per diem basis in accordance with their respective outstanding capital account balances as of the close of the first day or fifteenth day of such calendar month, as applicable. After the allocation of profits to members in the amount of their preferred returns, we will allocate the remaining profits and losses, if any, to our members as follows: 40% proportionately to members holding Class A Units, Class B Units and Class C Units, as a group, and 60% proportionately to members holding Class D Units, as a group. Our manager is the sole holder of Class D Units.

        Upon a transfer of units, if permitted under our operating agreement and applicable law, profits and losses will be allocated to the transferee beginning with the next succeeding calendar month.

Receipt or Reinvestment of Distributions

        Upon subscription for units, you must elect whether to receive your distributions from us or to allow your distributions to be reinvested for the term of your holding period. The ability to reinvest distributions is dependent upon whether you remain qualified to purchase units and whether the units are registered under the Securities Act or are exempt from registration. If you seek to change how your distributions are handled, our manager must receive, at least five days prior to the effective date of the desired change of distribution method, a form of distributions notice, provided as Exhibit A to our operating agreement, and our manager must provide its written consent of the change. Notwithstanding the foregoing, our manager reserves the right, at any time, to immediately commence making monthly cash distributions to ERISA plan investors who previously reinvested distributions in order to ensure that we remain exempt from the plan asset regulations under the Internal Revenue Code and ERISA pursuant to the "significant participation" exemption.

        If you have elected to reinvest your distributions, said distributions will be applied toward the purchase of whole or fractional units, as the case may be, in the amount of such distributions. The additional units issued will be of the same class and will bear the same preferred return as the underlying units. We will retain the reinvested distributions for investing in further mortgage loans or other proper purposes. The distributions from these further loans will be allocated among all investors; however, if you reinvest your distributions, you will be credited with a larger proportionate share of distributions than investors who receive their distributions since the amounts that you have invested with us will increase relative to the amounts invested by investors who did not reinvest their distributions.

        If you elect to participate in our distribution reinvestment plan, you will still be taxed on your share of our taxable income even though you will not receive any cash distributions. Additionally, solely for tax purposes, you will be deemed to have received and recontributed to us any proceeds we receive from loan repayments, foreclosures or other capital transactions or any loan modifications treated as a disposition for tax purposes. We believe that this characterization will not affect the tax liability of our investors. However, if the Internal Revenue Service were to unexpectedly disagree, you may have a tax liability with no cash distributions to pay that liability. We may end the distribution reinvestment plan at any time in our sole discretion.

Meetings

        We do not intend to hold annual meetings. Our manager, or investors holding 10% or more of our outstanding units, may call a meeting of the investors on at least 30 days prior written notice, which notice will state, in addition to the date, time and location of the meeting, the general purpose(s) of the meeting. A majority of our outstanding units will constitute a quorum at our meetings. Investors may vote in person or by proxy with respect to those matters in which investors have, under our operating agreement, approval rights.

Accounting and Reports

        Our manager will cause to be prepared an annual report of our operations, which will be audited by an independent accounting firm, prepared on an accrual basis and furnished to our investors within 90 days of the close of the year covered by the report. Investors will be furnished such detailed information as is reasonably necessary to enable them to complete their own tax returns within 90 days after the end of the year. During business hours and with five days prior notice, any investor or his legal representative may inspect our financial statements and other books and records as they relate to our internal affairs.

Amendment of our Operating Agreement

        Our operating agreement may be amended by our manager alone with respect to certain matters described in our operating agreement, or by our investors upon the vote of members holding more than 50% of the outstanding units with respect to all other matters.

Redemption by USA Capital First Trust Deed Fund

        An investor has no right to withdraw from USA Capital First Trust Deed Fund or to obtain the return of all or any portion of sums paid for the purchase of units, or reinvested earnings with respect thereto, until the relevant holding period that relates to the class of units purchased by the investor has elapsed. The Class A Units have a holding period of 12 months, the Class B Units have a holding period of 24 months and the Class C Units have a holding period of 36 months. Our manager, in its sole and absolute discretion, may nonetheless allow an investor to have all or any portion of the investor's investment redeemed by USA Capital First Trust Deed Fund prior to the expiration of the relevant holding period on the condition that the investor pay an early redemption fee equal to 5% of such original investment amount, with 75% of such early redemption fee being paid to our manager and 25% being paid to us. As of the expiration of the relevant holding period for the investor and the expiration of any renewal holding period thereafter, an investor may redeem all or part of the investor's investment by providing at least 61 days advance written notice to our manager of such election and upon receiving the express written consent of our manager, which consent may be withheld in the sole discretion of our manager.

        The total amount of funds paid to you as an investor upon a notice of redemption request will reflect any write downs determined by our manager to be necessary in the event of an under-performing loan. The decision to write down a loan will be made solely at the discretion of our manager, on at least a monthly basis, in such amounts as may be determined in our manager's exercise of good faith and prudent business judgment. Notwithstanding the foregoing, if a proposed redemption would cause an investor's capital account to fall below $10,000, then the investor must have the investor's entire investment redeemed by USA Capital First Trust Deed Fund.

        In our manager's discretion, our manager will commence the return of the investor's capital account to the extent of available funds from "distributable amounts from sales or refinancings," as defined in our operating agreement, and the capital contributions from members admitted to USA Capital First Trust Deed Fund after the effective date of such redemption request.

        The amount that a redeeming investor will receive from us is based on the redeeming investor's capital account after adjustments for writedowns. A capital account is a sum calculated for tax accounting purposes, and may be greater than or less than the fair market value of such investor's membership interest. The fair market value of an investor's membership interest will generally be irrelevant in determining amounts to be paid upon redemption, except to the extent that the current fair market value of our loan portfolio is realized by sales of existing loans, which sales are not required to be made. The redeeming investor will recognize a gain or loss on the redemption measured by the difference between the amount realized from the redemption and the adjusted basis in the redeemed units.

        Our manager anticipates funding investor redemptions from distributable amounts from sales or refinancings and funds contributed by new investors to USA Capital First Trust Deed Fund. Redemption payments will be made in our manager's sole discretion. If such amounts are inadequate to return an investor's capital account, we are not required to liquidate any of our loans prior to maturity for the purpose of liquidating the capital account of a redeeming investor, and are merely required to continue paying whatever funds from the above-identified sources as our manager, in its sole discretion, decides to make available to redeeming investors. We will not establish a reserve from which to fund redemptions and, accordingly, our capacity to return an investor's capital account will be restricted to amounts made available by our manager from the above described sources.

        Investors who seek to have all or any portion of their investment redeemed by USA Capital First Trust Deed Fund will be allowed to do so, subject to our available funds, on a "first come, first serve" basis, provided that certain investors may have priority upon the death of such investors or if such investors are ERISA plan investors, as described more fully in our operating agreement. Subject to the foregoing, an investor whose redemption request is received first will be entitled to a return of that investor's entire capital account, as adjusted for writedowns, before we will return any of the capital account of an investor whose redemption request is received on a later date. Further, to the extent that we have not returned all of an investor's capital account, we will provide simple interest on such unpaid amounts at a rate equal to the preferred return applicable to Class A Units at the time.

        Upon our dissolution and termination, a two-year winding-up period is provided for liquidating our loan portfolio and distributing cash to our investors. Due to high prevailing interest rates or other factors, we could suffer reduced earnings (or losses) if a substantial portion of our loan portfolio remains and must be liquidated quickly at the end of such winding-up period. Investors whose redemption requests are accepted prior to any such liquidation will not be exposed to this risk. Conversely, if prevailing interest rates have declined at a time when the loan portfolio must be liquidated, unanticipated profits could be realized by those investors who remain in USA Capital First Trust Deed Fund until its termination. Investors whose redemption requests have been accepted prior to such liquidation will not benefit from such unanticipated profits.

Limitations on Transferability

        Our operating agreement places substantial limitations on the transferability of our units. Any transferee (including a donee) must be a person or entity that would have been qualified to purchase a unit in this offering. No unit may be transferred if, in the judgment of our manager, a transfer would jeopardize our tax status as a partnership or cause our termination for federal income tax purposes.

        A transferee may not become a substituted investor without the consent of our manager. A transferee who does not become a substituted investor will own an economic interest, which entitles him or her only to the share of profits, losses, distributions (including the applicable preferred returns) or returns of capital to which the transferor would be entitled. Economic interest owners will have no voting rights whatsoever or any right to inspect records nor receive information from us.

Term of USA Capital First Trust Deed Fund

        The term of USA Capital First Trust Deed Fund commenced on February 16, 2001, and will terminate on a date chosen by our manager, in its sole discretion, unless sooner terminated pursuant to our operating agreement.

Winding Up

        Upon our dissolution, our manager will wind up our affairs by halting the issuance or purchase of any new loans and, either by our manager or its successor, liquidating our remaining assets as promptly as is consistent with obtaining the fair current value thereof by the sale to third parties or by collecting loan payments under the terms of the loan. All funds received by us will be applied and promptly distributed in accordance with the Nevada Revised Statutes and our operating agreement.

        In the event we are dissolved at a time when there are outstanding unfulfilled withdrawal requests, such withdrawal requests will be of no further force or effect and all investors will thereafter be entitled to receive their pro rata portion of all liquidating distributions of USA Capital First Trust Deed Fund in accordance with their respective outstanding capital account balances.

Merger with Other Business Entities

        Our manager, upon the prior written consent of investors representing more than 50% of the units, will have the right to merge us with one or more other business entities, of which our manager may be a sponsor or co-sponsor.

FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material federal income tax consequences that we believe relevant to individuals who are citizens or residents of the United States and make investments in our units. Because this is a summary, it does not contain all the information that may be important to you. Since this summary focuses on individuals who are citizens or residents of the United States, the following discussion has limited application to corporations, estates, trusts, non-resident aliens and other investors that are subject to specialized tax treatment, including, without limitation, tax-exempt institutions, real estate investment trusts, IRAs and mutual funds. This summary is based on the Internal Revenue Code in existence on the date of this prospectus, existing laws, judicial decisions and administrative regulations, rulings and practice, any of which are subject to change, and these changes could be retroactive.

        The terms "units" or "ownership interest," as used in this Federal Income Tax Consequences section include investments in our Class A Units, Class B Units and Class C Units.

        We and our investors may be subject to state and local taxes in states and localities in which the Internal Revenue Service or state authorities deem us to be doing business, and except where we reference specific states, this discussion does not cover state or local tax consequences you may incur in connection with your investment.

        The Internal Revenue Service may challenge some of the deductions we intend to claim or positions we intend to take for tax purposes. The Internal Revenue Service has increased its audit efforts with respect to limited partnerships and limited-liability companies, and an audit of our information return may result in, among other things, an increase in our gross income, the disallowance of certain deductions or credits we have claimed or in an audit of your income tax returns.

        Any audit adjustments made by the Internal Revenue Service could adversely affect you even if none of these adjustments are ultimately sustained, since you and the other investors will, directly or indirectly, bear the expense of contesting the adjustments.

        We urge you to consult and rely upon your own tax advisor with respect to your own tax situation, potential changes in applicable laws and regulations and the federal and state consequences arising from an investment in our units. The cost of the consultation could, depending on the amount charged to you, decrease any return anticipated on your investment. Nothing in this prospectus is or should be construed as legal or tax advice to any specific investor, as individual circumstances may vary. This federal income tax consequences section of this prospectus only provides the current state of tax laws. You should be aware that the Internal Revenue Service may not agree with all tax positions taken by us and that legislative, administrative or court decisions may reduce or eliminate your anticipated tax benefits.

        No ruling has been or will be requested from the Internal Revenue Service regarding any matter affecting us or our investors. Instead, we will rely on opinions and advice from our tax counsel, Kummer Kaempfer Bonner & Renshaw, which state that the sections of this prospectus that discuss the material tax consequences fairly address the material tax issues related to an investment in our units and accurately describes each of the material federal income tax issues regarding such matters. Tax benefits should not be considered a primary investment feature of our units. Our units are intended to serve as an investment vehicle for investors seeking current income or appreciation through the reinvestment of distributions. Our tax counsel's opinions are subject to certain conditions and are based upon certain representations made by us and our manager, on which our tax counsel has relied. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the Internal Revenue Service or the courts. Accordingly, opinions and statements made in this prospectus may not be sustained by a court if contested by the Internal Revenue Service. Any contest of this sort with the Internal Revenue Service could materially adversely impact your investment in our units. Additionally, the costs of any contest with the Internal Revenue Service will be borne by our investors, whether directly or indirectly. An investment in us may be materially modified by future legislative or administrative changes or future court decisions. Such changes and decisions may be subject to retroactive application.

Classification as a Partnership

        Under treasury regulations issued in December 1996, a domestic limited-liability company with more than one member will be classified as a partnership for federal income tax purposes unless it makes an election to be classified as an association taxable as a corporation. We are a domestic limited-liability company, and if we complete a minimum offering of 300 units, we will have more than one member. Our manager has made the factual representation that it will not cause us to make an election to be classified as an association taxable as a corporation. Based on the foregoing, including, without limitation, certain representations made by us and our manager, it is the opinion of our tax counsel that we will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation.

        Assuming that we will be classified as a partnership for federal income tax purposes, in the discussion that follows, as the context requires:

  •
  The use of the term partnership will be construed to refer also to a limited-liability company classified as a partnership for federal income tax purposes;

  •
  The use of the term partner will be construed to refer also to a member of a limited-liability company; and

  •
  The use of the terms partnership interest or interest in the partnership or similar terms will be construed to refer also to the interest of a member in a limited-liability company.

Publicly Traded Partnership Rules

        We intend to be treated as a partnership for federal income tax purposes and not as an association that is taxable as a corporation.

        Section 7704 to the Internal Revenue Code taxes certain publicly traded partnerships as corporations. If we were taxed as a corporation for federal income tax purposes, we would be a separate taxable entity. In such a case, we, rather than our investors, would be taxed on the income and gains, and would be entitled to claim the losses and deductions, resulting from our operations. A distribution from us to an investor would be taxable to the investor in the same manner as a distribution from a corporation to a shareholder (i.e., as ordinary income to the extent of our current and accumulated earnings and profits, then as a nontaxable reduction of basis to the extent of the investor's adjusted tax basis in its units, and finally as gain from the sale or exchange of the investor's units). The effect of the foregoing would substantially reduce an investor's after-tax economic return as a result of an investment in our units.

        A partnership will be deemed a publicly traded partnership if its interests are traded on an established securities market or its interests are readily tradable on a secondary market or the substantial equivalent thereof.

        Our manager intends to operate strictly in accordance with our operating agreement. Based on the factual representations of our manager, and assuming we will be operating strictly in accordance with the terms of our operating agreement, our tax counsel has concluded that our units will not be traded on an established securities market and will not be readily tradable on a secondary market (or the substantial equivalent thereof) within the meaning of the treasury regulations. Accordingly, it is the opinion of our tax counsel that we will not be classified as a publicly traded partnership under Section 7704 of the Internal Revenue Code. Our tax counsel cannot assure that a secondary market for our units will not develop in the future. If we are classified as a publicly traded partnership, we will be taxed as a corporation, and our income and losses would be subject to different passive loss rules under Section 469 of the Internal Revenue Code, all as discussed below.

        In the event we are a classified as a publicly-traded partnership under Section 7704 of the Internal Revenue Code, we will not be treated as a corporation for federal income tax purposes to the extent that 90% or more of our gross income is "qualifying income." Interest that would otherwise be "qualifying income" is excluded from such classification if it is derived in the conduct of a financial or insurance business. Though we anticipate that more than 90% of our income will fall within the definition of "qualifying income," it is not clear whether we will be considered to be engaged in the conduct of a financial business. Such a determination will be made based on all the facts and circumstances surrounding the conduct of our business and affairs. As such, our tax counsel has not rendered any legal opinion with respect to whether we will be deemed a "financial business" within the meaning of Section 7704(d)(2) of the Internal Revenue Code for purposes of calculating our "qualified income" in the event we are deemed to be a publicly-traded partnership and are trying to rely on Section 7704(c) of the Internal Revenue Code to avoid being taxed as a corporation for federal income tax purposes.

Alternative Minimum Tax

        Depending on your own tax situation, an investment in us could create or increase your liability under the alternative minimum tax provisions applicable to corporations or individuals, as the case may be. We urge you to consult your tax advisor in this regard. Our tax counsel has not rendered any legal opinion with respect to the application of the alternative minimum tax provisions to us or any of our investors.

Determination of Basis in Units

        Our manager intends to only accept cash contributions from investors. You will not be taxed on distributions you receive from us unless the distributions exceed your adjusted basis in your units. See the "Distributions" discussion below. Your adjusted basis in your units is generally the amount you originally paid for your units increased by:

  (a)
  subsequent capital contributions (including reinvestments) by you to us;

  (b)
  your share of our taxable income; and

  (c)
  your share of our tax-exempt income (if any).

        Your adjusted basis in your units will be decreased (but not below zero) by:

  (x)
  cash distributions by us to you (including deemed distributions);

  (y)
  your share of our losses; and

  (z)
  your share of our expenditures that are not deductible in computing our taxable income and not properly chargeable to your capital account.

        Any increase in our liabilities will be treated as cash contributions by you to us, and thereby, will increase your basis in our units in accordance with your allocation thereof. Any decrease in our liabilities will be treated as cash distributions to you from us, and thereby, will decrease your basis in our units in accordance with your allocation thereof.

        The allocation of our liabilities among investors is determined differently for recourse and non-recourse liabilities. Liabilities are recourse to the extent that an investor bears the economic risk of loss if the liability is not paid by us. Liabilities are non-recourse if no investor bears the economic risk of loss if the liability is not paid by us. Recourse liabilities are allocated among our investors in accordance with each investor's economic risk of loss with respect to such liability. Non-recourse liabilities are allocated among our investors in accordance with each investor's share of our profits.

        When an investor's allocable share of non-recourse liabilities is reduced (e.g., when there is decrease in an investor's share of our profits) and such reduction is in an amount that exceeds such investor's basis, such reduction may result in a taxable gain to the investor. See the "Distributions" discussion below.

Taxation of Income

        Subject to the above discussion regarding "publicly traded partnerships," as a partnership, we will not generally be subject to federal income taxes. Rather, you are required to take into account your distributive share of our income, gains, losses, deductions and credits regardless of whether we make actual distributions to you. It is possible that your distributive share of our income and gain may exceed any distribution made by us to you in any taxable year. Since you will be required to include our income on your income tax return without regard to whether you receive distributions from us, you will become liable for federal and state income taxes on our income even though you have not received any distributions from us with which to pay such taxes owed. The character of each item of our income, gain, loss, deduction and credit will generally be determined our level absent a specific statutory provision to the contrary. The character of each such item will then be passed through to each investor. Our manager believes that substantially all of our income will be ordinary income for federal income tax purposes.

Allocations of Profits and Losses

        An investor's share of our income, gain, loss, deduction or credit will be determined under our operating agreement. Sections 6.1 and 6.2 of our operating agreement set forth how our income, gain, loss, deductions and credits will be allocated among our investors.

        Allocations of our income, gain, loss, deduction or credit will not be respected for federal income tax purposes if they do not have "substantial economic effect." A partnership agreement has economic effect if the allocations of income, gain, loss, deduction or credit are to be made among the partners in a manner that is consistent with the economic arrangement of the partners. To satisfy the economic effect requirement of a safe harbor contained in the Treasury Regulations, a partnership agreement must contain a lengthy, intricate and complex set of provisions that may have little practical significance based on the partnership's anticipated operations. The principal purpose of the safe harbor is to prevent the partnership's losses from being allocated to partners for tax purposes when partners do not bear the economic risk of loss associated therewith.

        The economic effect in a partnership agreement is substantial if there is a reasonable possibility that the allocations in the partnership agreement will affect substantially the dollar amounts each partner is to receive from the partnership, independent of tax consequences.

        Our operating agreement contains the complex provisions sufficient to qualify for the economic effect safe harbor. Our manager intends the allocations of profit and losses and distribution provisions of our operating agreement to allocate our profits and losses for tax purposes to match and follow the economic rewards (cash distributions) and burdens (risk of loss) that will accrue to each of our investors, and therefore, be substantially in accordance with each investor's ownership interest in us and be respected for federal income purposes.

Our Taxable Year

        A partnership must adopt the taxable year of its partners who own, in the aggregate, more than 50% of its profits and capital. If the partnership's partners have different taxable years, then the partnership must adopt a taxable year that is the same as the taxable years of its principal partners (i.e.,partners who own 5% or more of the partnership's profits or capital). If the partnership is not able to determine a taxable year using either of the foregoing methods, the partnership must adopt a taxable year that results in the least aggregate deferral of income to the partners.

        Though our manager expects our taxable year to be the calendar year, our taxable year cannot be determined until our manager accepts subscription agreements for the requisite number of units to satisfy the minimum offering under this prospectus. In addition, as our manager accepts additional subscription agreements under this offering, our taxable year may change accordingly. As such, our tax counsel has not rendered any legal opinion with respect to our adoption of a taxable year.

Computation of Gain or Loss on Sale or Redemption of Units

        If you sell your units, including a sale to us pursuant to a redemption, the amount of your gain or loss will be based on your basis in our units you are selling and the amount you receive on the sale thereof. Our manager intends to only redeem an investor's units for cash.

Character of Gain or Loss

        Generally, gain recognized by an investor on the sale of our units that have been held for more than one year will be taxed as long-term capital gain, except for the portion of such gain that is allocable to "substantially appreciated inventory items" or "unrealized receivables." With respect to "substantially appreciated inventory items" or "unrealized receivables," gain attributable thereto will be treated as ordinary income. In addition, an investor's gain may also be affected by the look-through rules contained in Treasury Regulations Section 1.1(h)-1.

        For a non-corporate taxpayer, the maximum long-term capital gain for capital assets held for more than one year is generally 20% (10% for individuals in the 10% and 15% tax brackets). The amount of ordinary income against which a non-corporate taxpayer may deduct a capital loss is the lower of $3,000 (or in the case of a married taxpayer filing a separate return $1,500) or the excess of such taxpayer's capital losses over such taxpayer's capital gain.

Computation of Gain or Loss on Sale of Partnership Property

        The amount of gain or loss realized by us on the sale or exchange of our property will equal the amount realized by us on the sale of our property less our basis in the property sold.    The rule applicable to determining the character of gain or loss for our investors on the sale of their units will generally apply to us with respect to the sale of our property. In addition, we may recognize minimum gain. Minimum gain is the gain that will be generated if our nonrecourse debt is satisfied by property with an adjusted basis that is less than the outstanding amount of the debt being satisfied. Our minimum gain will flow through to our investors. Since minimum gain is triggered by debt relief, we will not receive cash with respect to such gain or make distributions with respect to such gain, but our investors will still be responsible to pay the tax liability attributable to their share of such gain.

Distributions

        To the extent cash distributions do not exceed an investor's tax basis in its units, they will constitute a return of capital, and each investor will be required to reduce the tax basis of his units by the amount of such distributions and to use such adjusted basis in computing gain or loss, if any, realized upon subsequent the sale of units. Such distributions will not be taxable to investors as ordinary income or capital gain until there is no remaining tax basis, and thereafter, may be taxable as gain from the sale or exchange of the units. Investors will be taxed each year on their share of our income, even if they elect to have their share of our distributions reinvested. Investors who elect to reinvest will have to pay taxes on their share of our income even though they did not receive any cash from us.

        Distributions to you from us may take the form of either actual cash distributions, or deemed distributions. A deemed distribution is treated as a cash distribution and can result from your decision to participate in our distribution reinvestment plan. If you elect to participate in our distribution reinvestment plan, under the terms of our operating agreement, you will be deemed to have received a distribution that is related to our net income and to have recontributed the same amount to us.

        A disposition of a loan is deemed to occur if a "significant modification" to the loan is made within the meaning of Section 1001 of the Internal Revenue Code and the regulations thereunder.

Limitations on Deductions of Losses

        The ability of an investor to deduct its share of our losses or deductions during any particular year is subject to the basis limitation, the at-risk limitation, the passive loss limitation and the limitation on the deduction of investment interest.

  1.
  Basis Limitation

        An investor will not be able to deduct from its taxable income any amount attributable to its share of our losses or deductions that are in excess of the tax basis of its units at the end of our taxable year in which the losses or deductions occur. Any loss or deduction that is disallowed by reason of the basis limitation may be carried forward and deducted in later tax years to the extent that such investor's tax basis in their units is increased in such later years (subject to the application of the other limitations discussed below).

  2.
  At-Risk Limitation

        An investor (other than corporations that are neither S corporations nor certain closely-held corporations) may not deduct from its taxable income any amount attributable to its share of our losses or deductions that are in excess of the amount for which such investor is considered to be at-risk with respect to such activities at the end of the taxable year in which our loss or deduction occurred. In general, an investor will initially be "at risk" to the extent of the basis in such investor's units (unless they borrowed amounts on a nonrecourse basis to acquire such units). This initial at-risk amount generally will be increased by an investor's share of our income and gains and decreased by such investor's share of our losses and deductions and the amount of distributions made to such investor.

        Any loss or deduction that may not be deducted by reason of the at-risk limitation generally may be carried forward and deducted in later taxable years to the extent that such investor's at-risk amount is increased in such later years (subject to application of the other limitations). Generally, the at-risk limitation is to be applied on an activity-by-activity basis.

        If the amount for which an investor is considered to be at-risk with respect to our activities is reduced below zero (e.g., by distributions), an investor will be required to recognize income to the extent that such investor's at-risk amount is reduced below zero. The amount of income so recognized, however, cannot exceed the excess of the amount of our losses and deductions previously claimed by an investor over any amounts of income previously recognized pursuant to the at-risk limitation rules. There is no authority as to the character of such recaptured income. As such, our tax counsel has not rendered any legal opinion with respect to the character of such recaptured income.

  3.
  Passive Loss Limitation

        The use by an investor (other than an investor that is not an S corporation, a certain closely-held corporation or a personal service corporation) of losses from a passive investment in a business, such as an investment as an investor in us, to offset income from other sources is strictly limited. Under this limitation, losses from a passive activity can generally be used only to offset income from other passive activities, but cannot be used to offset "portfolio income," which is defined generally as interest, dividends, royalties and gain derived from the disposition of property other than an interest in a passive activity held for investment (i.e., interest received by us on temporary investments of working capital), or active business income, including, without limitation, earned income. A passive activity is defined as any activity that involves the conduct of a trade or business in which the taxpayer does not materially participate or any rental activity. Passive activity losses that cannot currently be used to offset passive activity income can be carried forward indefinitely to offset passive activity income in future years and may be deducted in full when a taxpayer disposes of its entire interest in such activity.

        Assuming we are engaged in a trade or business, our income or losses allocable to investors, other than interest income and other portfolio income, should be passive activity income or loss that would be aggregated with the other passive activity income and losses (other than income and losses from publicly traded partnerships) of each investor from similar activities in determining the effect of the passive loss limitation on such investor. As a result, the ability of an investor to utilize the losses, if any, from us on a current basis will generally depend upon whether such investor has other passive activity income from similar activities, taking into account all such other passive activity income and losses (other than income and losses from publicly traded partnerships), after application of the "at-risk" rules, which are discussed above. Assuming an investor's participation in us is considered to be a passive activity, the ability of such investor to offset the income, if any, from us on a current basis will generally depend upon whether such investor has passive activity losses from such other sources (other than publicly traded partnerships).

        If we are classified as a "publicly traded partnership" (and not taxed as a corporation), each investor's share of our income could not be offset by losses of the investor from any other source. Any loss of ours would be held in suspense at the investor level and could be used only to offset future income from us or upon a complete disposition of an investor's interest in us.

  4.
  Nonbusiness Interest Limitation

        Generally, the "investment interest" of a taxpayer (other than a corporation) may be deducted only to the extent of the taxpayer's "net investment income." Any investment interest that is not deductible solely by reason of this limitation may be carried forward to later tax years and treated as investment interest in such later tax years. In general, investment interest is any interest paid or accrued on debt incurred or continued to purchase or carry property held for investment, and net investment income includes gross income and gains from property held for investment and is reduced by expenses that are directly connected with the production of such income and gains.

        To the extent that interest is attributable to a passive activity, which may include interest incurred or deemed to have been incurred by an investor to acquire or carry its interests and an investor's share of interest incurred by a partnership in connection with its operations, it is treated as a passive activity deduction and is subject to limitation under the passive loss limitation discussed above and not under the investment interest limitation. In addition, the effect of the investment interest limitation on a particular investor will depend on such investor's specific tax situation. As such, our tax counsel has not rendered any opinion with respect to an investor's ability to deduct any investment interest. Each investor should consult with its own tax advisor.

Portfolio Income

        Our primary source of income will be interest, which is ordinarily considered "portfolio income" under the Internal Revenue Code. Similarly, temporary regulations issued by the Internal Revenue Service (Temp. Reg. §1.469-2T(f)(4)(ii)) confirm that net interest income from an equity-financed lending activity such as USA Capital First Trust Deed Fund will be treated as portfolio income, not as passive income, to investors. Therefore, investors in us will not be entitled to treat their proportionate share of our income as "passive income," against which passive losses (such as deductions from unrelated real estate investments) may be offset.

Depreciation

        From time to time we may acquire equity or leasehold interests in real property by foreclosure. The cost of the improvements on any of these owned real properties may be recovered through depreciation deductions over a period of 39 years.

Investment Interest

        Section 163(d) of the Internal Revenue Code, applicable to noncorporate taxpayers and S corporation shareholders, limits the deductibility of interest incurred on loans used to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct trade or business property. Investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

        Net investment income is the excess of investment income over the sum of investment expenses. Interest expense we incur and interest expense you incur to acquire your units will not be treated as investment interest to the extent attributable to a passive activity conducted by us. However, that portion of interest expense allocable to portfolio investments is subject to the investment interest limitations.

        Interest attributable to debt you incur in order to purchase or carry units may constitute investment interest subject to these deductibility limitations. Our tax counsel has not rendered any opinion with respect to an investor's ability to deduct any investment interest. You should consider the effect of investment interest limitations on using debt financing for your purchase of units.

Property Held Primarily for Sale; Potential Dealer Status

        We have been organized to invest in loans primarily secured by deeds of trust on real property. However, if we were at any time deemed for federal tax purposes to be holding one or more of our loans primarily for sale to customers in the ordinary course of business, any gain or loss realized upon the disposition of such loans would be taxable as ordinary gain or loss rather than as capital gain or loss. The federal income tax rates for ordinary income are higher than those for long-term capital gains. In addition, income from sales of loans to customers in the ordinary course of business would also constitute unrelated business taxable income to any investors that are tax-exempt entities. Under existing law, whether or not real property is held primarily for sale to customers in the ordinary course of business must be determined from all the relevant facts and circumstances. We intend to make and hold our loans for investment purposes only, and to dispose of our loans, by sale or otherwise, at the discretion of our manager and as is consistent with our investment objectives. It is possible that, in so doing, we will be treated as a "dealer" in mortgage loans and that profits realized from such sales will be considered unrelated business taxable income to our otherwise tax-exempt investors.

Unrelated Business Taxable Income

        Units may be offered and sold to certain tax-exempt entities (such as qualified pension or profit sharing plans) that otherwise meet the investor suitability standards described elsewhere in this prospectus. Such tax-exempt entities generally do not pay federal income taxes on their income unless they are engaged in a business that generates "unrelated business taxable income," as that term is defined by Section 513 of the Internal Revenue Code. Under the Internal Revenue Code, tax-exempt purchasers of units will be deemed to be engaged in an unrelated trade or business by reason of interest income earned by us. Interest income, which will constitute the primary source of our income, does not constitute an item of unrelated business taxable income, except to the extent it is derived from "debt-financed property." We will utilize borrowed funds in order to make loans. Therefore, some portion of the interest earned on our loans will constitute unrelated business taxable income and investors that are otherwise exempt from federal and state income taxes will realize some taxable income by reason of interest income earned by us.

        Rents from real property and gains from the sale or exchange of property are also excluded from unrelated business taxable income, unless the property is held primarily for sale to customers or is acquired or leased in certain manners described in Section 514(c)(9) of the Internal Revenue Code. Therefore, unrelated business taxable income may also be generated if we operate or sell at a profit any property that has been acquired through foreclosure on a loan made by us, but only if such property is deemed to be held primarily for sale to customers or is acquired from or leased to a person who is related to a tax-exempt investor in us.

        The trustee of any tax-exempt entity that purchases units in us should consult with its tax advisors regarding the requirements for exemption from federal income taxation and the consequences of failing to meet such requirements, in addition to carefully considering his fiduciary responsibilities with respect to such matters as investment diversification and the prudence of particular investments.

Partnership Tax Returns, Tax Information and Audits

        Our manager will prepare our information income tax returns. In connection with the preparation of our income tax returns, our manager will prepare and distribute to the investors, not later than ninety days after the close of each fiscal year, all information necessary in the preparation of the investors' federal income tax returns, including our Schedule K (Form 1065), and each investor's respective Schedule K-1. Such information will not be supplied to assignees that are not substitute investors.

        You are required to report your distributive share of the items set forth on your Schedule K-1 on your individual tax return consistent with our treatment of the items on our returns. You may report an item inconsistently if you file a statement with the Internal Revenue Service identifying the inconsistency. Otherwise, the Internal Revenue Service may summarily assess additional tax necessary to make your treatment of the item consistent with our treatment of the item without a notice of deficiency or an opportunity to protest the additional tax in the United States Tax Court being afforded to you. Penalties for intentional disregard of the consistency requirements may also be assessed.

        The Internal Revenue Service may audit our tax returns. Tax audits and adjustments are made at our level in one unified proceeding and will be binding on all investors. You may, however, protest the additional tax by paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S. District Court.

USA Capital Realty Advisors, LLC is the Tax Matters Partner

        A limited-liability company that is classified as partnership for tax purposes must designate a tax matters partner to represent it in dealing with the Internal Revenue Service. USA Capital Realty Advisors, LLC will serve as the tax matters partner to act on our behalf and on behalf of our investors with respect to partnership items, to deal with the Internal Revenue Service and to initiate any appropriate administrative or judicial actions or to contest any proposed adjustments at the partnership level.

        If you own less than 1% of our units, you will not receive notice from the Internal Revenue Service of these administrative proceedings unless you form a group of investors that, in the aggregate, has an interest of 5% or more and requests the notice.

        Adjustments, if any, resulting from any audit may require you to file an amended tax return, and may result in an audit of your own tax return. Any audit of your tax return could result in adjustments of items unrelated to our operations as well as income and losses from our operations.

Original Issue Discount Rules

        The original issue discount rules under the Internal Revenue Code pertain to mortgage loans and obligations issued by us. The effect will be that we may realize, as interest income, the amount that economically accrues under a mortgage loan during the course of the year, using compound interest concepts, even though a lesser amount is actually paid to us or accrued to us under its terms. Identical concepts will be used for determining our interest deduction on our obligations, if any. Our tax counsel cannot opine as to the applicability of these rules prospectively.

Market Discount

        We may purchase mortgage loans for an amount substantially less than the remaining principal balance thereof. Each monthly payment that we receive from a mortgagor pursuant to such discounted mortgage loans will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If we purchase an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of our investment in the applicable mortgage loan and the payment of a portion of the market discount from our investment in the applicable mortgage loan.

        We will recognize the amount of each monthly principal payment under the mortgage loan that is attributable to the market discount as ordinary income, but the amount of such payment that represents the return of our investment therein will not constitute taxable income to us. The Internal Revenue Code also treats accrued market discount as ordinary income on the sale of an investment in a mortgage loan.

Possible Legislative Tax Changes

        In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the Internal Revenue Service has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. It is impossible to predict the likelihood of adoption of any proposal, the likely effect of any proposals upon the income tax treatment presently associated with investment in mortgage loans or units or the effective date, which could be retroactive, of any legislation that may derive from any past or future proposal.

        We strongly urge you to consider ongoing developments in this uncertain area and to consult your own tax advisors in assessing the risks of investment in units.

State and Local Taxes

        We currently contemplate investing in or purchasing loans secured by real property throughout the United States; however, we may invest up to 10% of our loan portfolio in loans secured by real property located outside of the United States.

        Nevada does not have an income tax, and we believe that no income taxes will be imposed by the State of Nevada or any of its localities on our assets or income or on any investor's share of any income derived from our activities in Nevada.

        Other states and localities may impose a tax on our assets or income or on each investor based on his share of any income derived from our activities in those states and localities.

        If you are entity that is exempt from federal income taxation, it is likely that you are also exempt from state and local taxation.

        The state in which you reside may impose taxes on your share of any income derived from your interest in us. You should consult with your own tax advisors concerning the applicability and impact of any state and local tax laws in your state of residence.

Allocations Between Transferor and Transferee

        Our operating agreement provides that we will allocate income, gains, losses and deductions between transferors and transferees of units in a manner that complies with Section 706(d) of the Internal Revenue Code and the regulations promulgated thereunder.

ERISA Considerations

        The Employee Retirement Income Security Act of 1974, or ERISA, contains strict fiduciary responsibility rules governing the actions of "fiduciaries" of employee benefit plans. It is anticipated that some investors will be corporate pension or profit-sharing plans and IRAs or other employee benefit plans that are subject to ERISA. In any such case, the person making the investment decision concerning the purchase of units will be a "fiduciary" of such plan and will be required to conform to

ERISA's fiduciary responsibility rules. Persons making investment decisions for employee benefit plans (i.e., "fiduciaries") must discharge their duties with the care, skill and prudence that a prudent person familiar with such matters would exercise in like circumstances.

        In evaluating whether the purchase of units is a "prudent" investment under this rule, fiduciaries should consider all of the risk factors set forth above. Fiduciaries should also carefully consider the possibility and consequences of unrelated business taxable income, as well as the percentage of plan assets that will be invested in us insofar as the diversification requirements of ERISA are concerned. An investment in us is relatively illiquid, and fiduciaries must not rely on an ability to convert an investment in us into cash in order to meet liabilities to plan participants who may be entitled to distributions.

        Due to the complex nature of ERISA, each prospective investor is urged to consult his or her own tax advisor or pension consultant to determine the application of ERISA to his or her prospective investment.

        In order to avoid application of the U.S. Department of Labor's plan asset regulations, we will limit subscriptions for units from ERISA plan investors such that, immediately after each sale of units, ERISA plan investors will hold less than 25% of the total outstanding units in us.

        Fiduciaries of plans subject to ERISA are required to determine annually the fair market value of the assets of such plans as of the close of any such plan's fiscal year. Although our manager will provide annually upon the written request of an investor an estimate of the value of the units based upon, among other things, outstanding mortgage investments, it may not be possible to value the units adequately from year to year, because there will be no market for them.

Distributions to Foreign Investors

        Generally, Sections 1441 through 1446 of the Internal Revenue Code will require us to withhold 30% of any distribution of income that is effectively connected with the conduct of a trade or business in the United States and income derived from sources within the United States that is not effectively connected with the conduct of a trade or business within the United States. Such withholding percentage may be reduced by an existing tax treaty. Foreign individuals and entities should consult their own tax advisors for additional information on this matter.

CERTAIN LEGAL ASPECTS OF LOANS SECURED BY REAL ESTATE

        Repayment of our loans will be secured by either a mortgage or a deed of trust. In some states, a mortgage is the form of security instrument used to secure a real property loan, while in other states a deed of trust is the form of security instrument used to secure a real property loan.

        A mortgage has two parties: a borrower called the "mortgagor" and a lender called the "mortgagee." The mortgagor gives the mortgagee a lien on the property as security for the loan or, in some states, the mortgagor conveys legal title of the property to the mortgagee until the loan is repaid but retains equitable title and the right of possession to the property so long as the loan is not in default.

        A deed of trust has three parties: a borrower-grantor called the "trustor," a third party grantee called the "trustee," and a lender-creditor called the "beneficiary." The trustor grants the property, irrevocably until the debt is paid, "in trust, with power of sale" to the trustee to secure payment of the obligation. The trustee's authority is governed by law, the express provisions of the deed of trust and the directions of the beneficiary.

Foreclosure

        The manner in which our manager will enforce our rights under a mortgage or deed of trust will depend on the laws of the state in which the property is situated. Depending on local laws, a lender may be able to enforce its mortgage or deed of trust by judicial foreclosure or by non-judicial foreclosure through the exercise of a power of sale. Local laws will also dictate, among other things, the amount of time and costs associated with a judicial or non-judicial foreclosure sale, whether or not a lender would be entitled to recover from the borrower a judgment for the resulting shortfall if the proceeds from the sale of the property are not sufficient to pay the debt, or a deficiency judgment, either concurrently with or following a judicial or non-judicial sale, whether there are limits as to the amount of this deficiency judgment and whether the borrower would have a right to redeem the property following a judicial or non-judicial sale.

        A judicial foreclosure is a public sale of the property conducted under an order of the court of the state in which the property is located, with the sales proceeds being applied to satisfy the underlying debt. A judicial foreclosure is subject to most of the delays and expenses of other lawsuits and can take up to several years to complete, depending on how busy the local courts are.

        In contrast, a non-judicial foreclosure is a private sale of the property conducted directly by the mortgagee, in the case of a mortgage, or the trustee, in the case of a deed of trust, following the giving of appropriate notice and the expiration of appropriate cure periods. It is generally cheaper and quicker to conduct a non-judicial foreclosure than to conduct a judicial foreclosure.

        In some states, a lender is allowed to foreclose non-judicially and then seek to recover the deficiency from the borrower. In other states, a lender is not entitled to recover a deficiency judgment if the lender foreclosures non-judicially; the lender must instead foreclose judicially if it seeks to recover a deficiency judgment. Some states also limit the amount of deficiency that can be recovered from a borrower following a judicial foreclosure sale to the difference between the amount of the debt owing to the lender and the higher of the successful sales price bid at the foreclosure sale or the fair market value of the property at the time of foreclosure.

        Moreover, some states provide that a borrower or junior lienholder has a right to redeem the property for a period of time following a judicial foreclosure sale by paying to the successful bidder an amount equal to the successful sales price bid at the foreclosure sale and the costs of the foreclosure sale. This right of redemption can depress the amount bid at a judicial foreclosure sale because the successful bidder would have to take the property subject to the borrower's or the junior lienholder's right of redemption. Real property that is sold through a non-judicial foreclosure sale is, in many states, not subject to a right of redemption.

        In summary, whether or not a lender would pursue a judicial or a non-judicial foreclosure, and the extent and nature of other remedies available to a lender against a borrower in connection with a real property secured loan, will depend on the laws of the state in which the real property is located. If a borrower was to default under one of our loans, our manager, as the loan servicer, would evaluate the applicable laws and consider the enforcement practices typically undertaken by commercial lenders in the state in which the property is located before commencing enforcement actions.

Other Loan Enforcement Issues

        Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.

        In some instances, a loan may not only be secured by real property security but also guaranteed by a third party guarantor. Investors should be aware that, depending on local laws, a guarantor may have defenses that would impair the ability of the lender to enforce its guaranty. For example, in some states if a loan obligation is modified without the guarantor's consent, the guarantor may be exonerated from part or all of its obligations under the guaranty. Other states may require that a lender first exhaust all of its remedies against the borrower and real property security and only then can seek any resulting deficiency from the guarantor. A guarantor may, under some local laws, be able to waive some of these defenses in advance provided that the waivers are sufficiently explicit.

LEGAL MATTERS

        Kummer Kaempfer Bonner & Renshaw will review the legality of our issuance of the units offered under the Securities Act and Nevada law for us and shall serve as our tax counsel.

EXPERTS

        Beadle, McBride, Evans & Reeves LLP have audited our financial statements as of December 31, 2002. These financial statements are included in this prospectus and in the registration statement of which this prospectus forms a part. We rely on Beadle, McBride , Evans & Reeves LLP as experts in auditing and on the Beadle, McBride, Evans & Reeves LLP report for the financial statements we include here.

AVAILABLE INFORMATION; REPORTS TO MEMBERS

        This prospectus does not contain all the information in the Registration Statement on Form S-11 (File No. 333-59362) and accompanying exhibits that we have filed with the Commission under the Securities Act. Additionally, we will become subject to the reporting requirements of the Exchange Act and, consequently, will file annual, quarterly and current reports and other information with the Commission. As a result, pursuant to applicable state guidelines and the undertakings we have made to the Commission in our filings, we will be required to deliver our annual, quarterly and current reports to our members, which is in addition to the information we will provide to members within 90 days after the end of the year to enable them to complete their own tax returns.

        Copies of the Registration Statement on Form S-11 and other reports and information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a world wide web site that contains reports, proxy and information statements and other information for registrants that file electronically with the Commission. The address of this site is http://www.sec.gov. You may also obtain information on the operation of the public reference facilities of the Commission at 1-800-732-0330.

        You will also be able to review our current report on Form 8-K that we will file after the end of the distribution period. This report will contain additional financial statements and information required under the Exchange Act for purchases made after the end of the distribution period involving the use of 10% or more, on a cumulative basis, of the net proceeds of this offering. We will also provide the information contained in this report to the investors at least once each quarter after the distribution period of this offering has ended.

 REPORT OF INDEPENDENT ACCOUNTANT

To Management
USA Capital First Trust Deed Fund, LLC
Las Vegas, Nevada

        We have audited the accompanying balance sheets of USA Capital First Trust Deed Fund, LLC (a company in the development stage) as of December 31, 2002 and the related statements of operations, members' equity and cash flows for the year then ended and the periods of February 16, 2001 (inception) to December 31, 2001 and February 16, 2001 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USA Capital First Trust Deed Fund, LLC as of December 31, 2002, and the results of its operations and its cash flows for the periods of February 16, 2001 (inception) to December 31, 2001 and February 16, 2001 (inception) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ Beadle, McBride, Evans & Reeves, LLP

Las Vegas, Nevada
February 19, 2003

 USA CAPITAL FIRST TRUST DEED FUND, LLC
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

	December 31,
			March 31, 2003
	2002	2001
			(Unaudited)
ASSETS
Current assets:
Cash	$49,829	$49,829	$49,829
Total current assets	49,829	49,829	49,829
Other assets:
Deferred registration costs	371,728	136,070	462,959
Total other assets	371,728	136,070	452,959

	$421,557	$185,899	$512,788

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$—	$—	$—
Total current liabilities	—	—	—
Members' equity	421,557	185,899	512,788

	$421,557	$185,899	$512,788

See Notes to Financial Statements.

 USA CAPITAL FIRST TRUST DEED FUND, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATION

	Year Ended December 31, 2002		Inception to December 31, 2001	Inception to December 31, 2002	March 31, 2003	Inception to March 31, 2003
					(Unaudited)	(Unaudited)
Revenues:
Interest income		$—	$—	$—	$—	$—
General and administrative expenses		—	(171)	(171)	—	(171)

(Loss) from operations		—	(171)	(171)	—	(171)
Other income (expenses):
Interest (expense)		—	—	—	—	(171)

		—	—	—	—	—

Net (loss)	$		$(171)	$(171)	$—	$(171)

See Notes to Financial Statements.

 USA CAPITAL FIRST TRUST DEED FUND, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN MEMBERS' EQUITY

	Year Ended December 31, 2002	Inception to December 31, 2001	Inception to December 31, 2002	Three Months Ended March 31, 2003	Inception to March 31, 2003
				(Unaudited)	(Unaudited)
Beginning balance	$185,899	$—	$—	$421,557	$—
Capital contributions	235,658	186,070	421,728	91,231	512,959
Net (loss)	—	(171)	(171)	—	(171)
Distributions	—	—	—

Ending Balance	$421,557	$185,899	$421,557	$512,788	$512,788

See Notes to Financial Statements.

 USA CAPITAL FIRST TRUST DEED FUND, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOW

	Year Ended December 31, 2002	Inception to December 31, 2001	Inception to December 31, 2002	Three Months Ended March 31, 2003	Inception to March 31, 2003
				(Unaudited)	(Unaudited)
Cash flows from operating activities:
Interest received	$—	$—	$—	$—	$—
Cash paid to vendors	(235,658)	(136,241)	(371,899)	(91,231)	(463,130)
Net cash (used in) operating activities	(235,658)	(136,241)	(371,899)	(91,231)	(463,130)
Cash flows from investing activities:	—	—	—	—	—
Net cash provided by investing activities	—	—	—	—	—
Cash flows from financing activities:
Capital contributions	235,658	186,070	421,728	91,231	512,959
Net cash provided by financing activities	235,658	186,070	421,728	91,231	512,959
Increase in cash	—	49,829	49,829	—	49,829
Cash, beginning of period	49,829	—	—	49,829	—

Cash, end of period	$49,829	$49,829	$49,829	$49,829	$49,929

The following is a reconciliation of net income (loss) to net cash provided by operations:
Net (loss)	$—	$(171)	$(171)	$—	$(171)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
(Increase) in deferred registration costs	(235,658)	(136,070)	(371,728)	(91,231)	(462,959)

Net cash (used in) operating activities	$(235,658)	$(136,241)	$(371,899)	$(91,231)	$(463,130)

See Notes to Financial Statements.

 USA CAPITAL FIRST TRUST DEED FUND, LLC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

Note 1. Nature of business and summary of significant accounting policies

        The summary of significant accounting policies is presented to assist in the understanding of the financial statements. The financial statements and notes are representations of management. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Nature of business

        USA Capital First Trust Deed Fund, LLC (a development stage company) was organized February 16, 2001 as a Nevada limited liability company. The Company has been organized for the purpose of making or purchasing entire or fractional interests in acquisition, development, construction, bridge or interim loans secured by first deeds of trust on undeveloped land, residential and commercial developments located primarily in the United States of America. The loans will not be insured or guaranteed by any governmental agency or private mortgage insurance company.

Estimates

        The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Summary of accounting policies

Income taxes

        Under the laws pertaining to federal income taxation, limited liability companies are treated as partnerships. Accordingly, no federal income tax is paid by the Company. Each individual member reports on his/her federal income tax return his/her distributive share of the Company's income, gains, losses, deductions and credits, regardless of whether or not any actual distribution is made during the year.

Fair value of financial instruments

        The carrying amounts of financial instruments including cash, deferred registration costs and accounts payable and accrued expenses approximate their fair value because of their short maturity.

Comprehensive income

        There is no difference or reconciling items between net income and comprehensive income for the year ended December 31, 2002 and the periods of February 16, 2001 (inception) to December 31, 2001 and February 16, 2001 (inception) to December 31, 2002.

Note 2. Initial capitalization

        In addition to the payment of organization and deferred registration costs, USA Capital Realty Advisors, LLC, invested $50,000 in capital. USA Capital Realty Advisors, LLC is the manager of the Company.

Note 3. Deferred registration costs

        The Company's manager, USA Capital Realty Advisors, LLC, is paying all syndication and offering costs. Offering costs represents the costs associated with the preparation of an offering circular and related costs thereto with the intent of raising capital for the commencement of operations of the Company. During the year ended December 31, 2002 and the period of February 16, 2001 (inception) to December 31, 2001, approximately $235,700 and $136,000, respectively, of such expenses were incurred. In addition, during the three months ended March 31, 2003, approximately $91,200 of such expenses were incurred. If the offering is successful, the deferred registration costs will be charged against the members' equity of USA Capital Realty Advisors, LLC. If the offering is not successful, the deferred registration costs will be charged to expense.

Note 4. Related party transactions

        As mentioned in Note 2, USA Capital Realty Advisors, LLC is responsible for funding the organization and deferred registration costs. These costs are being contributed by the manager as additional paid in capital without any additional ownership interest in the Company.

Note 5. Financial statement presentation

        Certain amounts in the 2001 financial statements have been reclassified to conform to the 2002 presentation. The reclassification has no impact on the net equity or (loss) from operations.

 REPORT OF INDEPENDENT ACCOUNTANT

To Management
USA Capital Realty Advisors, LLC
Las Vegas, Nevada

        We have audited the accompanying balance sheet of USA Capital Realty Advisors, LLC as of December 31, 2002 and 2001. These balance sheets are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.

        In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of USA Capital Realty Advisors, LLC as of December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ Beadle, McBride, Evans & Reeves, LLP

Las Vegas, Nevada
February 27, 2003

USA CAPITAL REALTY ADVISORS, LLC

BALANCE SHEET

	December 31,
			March 31, 2003
	2002	2001
			(Unaudited)

ASSETS
Current assets:
Cash	$41,582	$47,426	$81,603

Total current assets	41,582	47,426	81,603
Other assets:
Due from related parties	228,939	—	103,493
Investments	464,479	293,073	568,727

	$735,000	$340,499	$672,220

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$76,423	$17,048	$188,524
Due from related parties	322,883	235,707	186,047

Total current liabilities	399,306	252,755	374,571
Members' equity	335,694	87,744	379,252

	$735,000	$340,499	$753,823

See Notes to Financial Statements.

USA CAPITAL REALTY ADVISORS, LLC

NOTES TO BALANCE SHEET

Note 1. Nature of business and summary of significant accounting policies

        The summary of significant accounting policies is presented to assist in the understanding of the balance sheets. The balance sheets and notes are representations of management. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the balance sheets.

Nature of Business

        USA Capital Realty Advisors, LLC (the Company) was organized January 18, 2001 as an advisor for real estate transactions. The Company also acts as the manager for USA Capital Diversified Trust Deed Fund, LLC and USA Capital First Trust Deed Fund, LLC. The Company is considered to be a successor in interest to the original advisor and manager activities performed by USA Capital Realty Advisors (an S corporation) that was dissolved January 18, 2001.

Basis of presentation

        The accompanying balance sheets (parent company only) report all investments on the equity method and are not consolidated. The balance sheets are designed to reflect the assets, liabilities and operations of the "parent company" and not the consolidated operations of the "parent company" and its subsidiaries.

Estimates

        The preparation of the balance sheet in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of footnote information at the date of the balance sheet. Actual results could differ from those estimates.

Summary of accounting policies

Cash and cash equivalents

        At various times during the year, the Company maintained cash balances in excess of federally insured limits at financial institutions.

Income Taxes

        Under the laws pertaining to federal income taxation, limited liability companies are treated as partnerships. Accordingly, no federal income tax is paid by the Company. Each individual member reports on his/her federal income tax return his/her distributive share of the Company's income, gains, losses, deductions and credits, regardless of whether or not any actual distribution is made during the year.

Fair value of financial instruments

        The carrying amounts of financial instruments including cash, amounts due from related parties, accounts payable and accrued expenses and due to related parties approximate their fair value because of their short maturities.

Revenue recognition

        Revenue is recognized as services are performed and billed.

Comprehensive income

        There is no difference or reconciling items between net income and comprehensive income for the year ended December 31, 2002 and the period of January 18, 2001 (inception) through December 31, 2001.

Investments

        As stated above, all investments are reported on the equity method. Under the equity method, theoriginal investment is increased by the Company's share of earnings and any additional advances and is decreased by the Company's share of losses and any distributions.

Note 2. Related party transactions

        The Company owns units in and acts as manager of both USA Capital Diversified Trust Deed Fund, LLC and USA Capital First Trust Deed Fund, LLC.

        USA Capital Diversified Trust Deed Fund, LLC is a Nevada limited liability company formed to make or purchase entire or fractional interests in acquisition, development, construction, bridge or interim loans secured by first deeds of trust on undeveloped land and residential and commercial developments located primarily in the United States. The Company invested $50,000 in capital and, as of March 31, 2003, paid approximately $70,200 of registration costs as additional paid in capital. During the year ended December 31, 2002 and the period of January 18, 2001 (inception) and December 31, 2001, the Company received approximately $275,600 and $132,600, respectively, as compensation for its management services from USA Capital Diversified Trust Deed Fund, LLC. In addition, during the three months ended March 31, 2003, the Company received approximately $347,000 as compensation for its management services. At March 31, 2003, the Company has approximately $103,000 of unpaid management fees due from USA Capital Diversified Trust Deed Fund, LLC which is included in the account due from related parties.

        USA Capital First Trust Deed Fund, LLC is a Nevada limited liability company formed to make or purchase entire or fractional interests in acquisition, development, construction, bridge or interim loans secured by first deeds of trust on undeveloped land, residential and commercial developments located in the United States of America. The Company invested $50,000 in capital and, during the year ended December 31, 2002 and the period of January 18, 2001 (inception) and December 31, 2001, paid approximately $235,700 and $136,000, respectively, of registration costs as additional paid in capital. In addition, during the three months ended March 31, 2003, the Company paid approximately $91,000 of registration costs as additional paid-in capital.

        During the three months ended March 31, 2003 and the year ended December 31, 2002, the Company paid approximately $87,900 and $18,500, respectively, of registration costs on behalf of USA Securities, LLC, a limited liability company related by common control.

        USA Investment Partners, LLC is a limited liability company and is the sole member and manager for the Company. During the year ended December 31, 2002, approximately $235,700 of amounts due to various related parties were consolidated and transferred to USA Investment Partners, LLC. Additionally, USA Investment Partners, LLC advanced funds of approximately $87,200 for certain expenses and investments which is included in amounts due to related parties. During the three months ended March 31, 2003, repayments of approximately $136,800 were made.

Note 2. Investments

        Investments consist of:

	Member interest in USA Capital Diversified Trust Deed Fund, LLC	Member interest in USA Capital First Trust Deed Fund, LLC	Total
Balance at January 18, 2001	$—	$—	$—
Contributions	102,374	186,070	288,444
Interest in earnings (loss)	10,903	(171)	10,732
Distributions	(6,103)	—	(6,103)

Balance December 31, 2001	107,174	185,899	293,073
Contributions	4,800	235,658	240,458
Interest in earnings (loss)	(63,082)	—	(63,082)
Distributions	(5,970)	—	(5,970)

Balance December 31, 2002	$42,922	$421,557	$464,479
Contributions	13,017	91,231	104,248
Interest in earnings (loss)	—	—	—
Distributions	—	—	—

Balance March 31, 2003	$55,939	$512,788	$568,727

APPENDIX A—

SECOND AMENDED AND RESTATED

OPERATING AGREEMENT

OF

USA CAPITAL FIRST TRUST DEED FUND, LLC

        THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (this "Agreement") of USA Capital First Trust Deed Fund, LLC, a Nevada limited-liability company (the "Company") is made and entered into effective as of June 1, 2003, by and among USA Capital Realty Advisors, LLC, a Nevada limited-liability company, as the Company's manager (the "Manager") and as the Company's initial Member (the "Initial Member"), and such other persons as may be added as members pursuant to the terms hereof ("Members").

ARTICLE I

DEFINITIONS

        Unless stated otherwise, the terms set forth in this Article I shall, for all purposes of this Agreement, have the meanings as defined herein:

        1.1.    "Acquisition and Origination Expenses"    shall mean expenses including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Company, and miscellaneous expenses related to the origination, selection, and acquisition of mortgages, whether or not acquired.

        1.2.    "Acquisition and Origination Fees"    shall mean the total of all fees and commissions paid by any party in connection with making or investing in Company mortgage loans. Included in the computation of such fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee, or points paid by borrowers to the Manager, or any fee of a similar nature, however designated.

        1.3.    "Act"    shall mean the Securities Act of 1933, as amended.

        1.4.    "Adjusted Capital Account Deficit"    shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant tax year, after giving effect to the following adjustments:

          (a)   Credit to such Capital Account any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentences in Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

          (b)   Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(ii)(d)(4), (5), and (6).

        The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

        1.5.    "Administrator"    shall mean the agency or official administering the securities law of the applicable state.

        1.6.    "Affiliate(s)"    shall mean, with respect to any Person, (a) any Person directly or indirectly controlling, controlled by, or under common control with such Person, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such Person, (c) any officer, director or general partner of such Person, or (d) any Person who is an officer, director, general partner, trustee or holder of ten percent (10%) or more of the voting securities of any Person described in clauses (a) through (c) of this sentence. "Affiliates" of the Manager include, without limitation, USA Investment Partners, LLC, USA Commercial Mortgage Company (doing business as USA Capital), USA Commercial Real Estate Group, USA Securities, LLC and other entities or funds sponsored by USA Commercial Mortgage Company.

        1.7.    "Agreement"    shall mean this Second Amended and Restated Operating Agreement, as amended or otherwise modified.

        1.8.    "Articles"    shall mean the Articles of Organization for the Company, as originally filed with the Nevada Secretary of State and as amended from time to time.

        1.9.    "Assets Under Management"    shall mean all of the Company Property, including, without limitation, cash, notes, real estate owned, accounts receivable, and advances made to protect loan security, all at Gross Asset Values without reduction for Company Liabilities.

        1.10.    "Book Adjustments"    shall mean adjustments with respect to the Gross Asset Value of Company Property for depreciation, depletion, amortization, and gain or loss, as computed in accordance with Regulations Section 1.704-1(b)(2)(iv)(g).

        1.11.    "Capital Account"    shall mean, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

          (a)   To each Member's Capital Account there shall be credited such Member's Capital Contributions (as provided in Section 5.1 below), such Member's distributive share of Profits, and any items in the nature of income or gain (from unexpected adjustments, allocations, or distributions) that are specially allocated to a Member and the amount of any Company Liability that is assumed by such Member or that is secured by any Company Property distributed to such Member.

          (b)   To each Member's Capital Account there shall be debited the amount of cash or the fair market value of Company Property distributed to such Member, such Member's distributive share of Losses, and any items in the nature of expenses or deductions that are specially allocated to such Member and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

        In the event any portion of any Membership Interest, including, without limitation, any Economic Interest relating thereto, is transferred according to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the portion of the Membership Interest that is the subject of the transfer.

        The provisions of this Section 1.11 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations. In the event it is necessary to modify the manner in which the Capital Accounts are computed in order to comply with such regulations, the Manager shall make such modifications. The Manager shall adjust the amounts debited or credited to the Capital Accounts with respect to any property contributed to the Company or distributed to any Member and any liability that is secured by such contributed or distributed property or that is assumed by the Company in the event the Manager shall determine that such adjustments are necessary or appropriate pursuant to Regulations Section 1.704-1(b)(2)(iv). The Manager shall also make appropriate modifications if unanticipated events cause this Agreement not to comply with Regulations Section 1.704-1(b).

        1.12.    "Capital Contributions"    shall have the meaning set forth in Section 5.7 herein.

        1.13.    "Class A Holding Period"    shall mean the twelve (12) consecutive calendar months following the date the Manager accepts a Capital Contribution from a Member who agrees to commit the same for such period of time.

        1.14.    "Class A Member"    shall mean a Member that commits the Member's Capital Contribution to the Company for the Class A Holding Period, has been issued Class A Units, and is entitled to a Class A Preferred Return.

        1.15.    "Class A Preferred Return"    shall mean nine percent (9%) per annum, or such other percentage determined by the Manager from time to time, in its sole and absolute discretion, without reinvesting. The Class A Preferred Return shall be cumulative to the extent not distributed pursuant to Sections 6.3(a) and 6.3(b) herein, but shall not be subject to compounding.

        1.16.    "Class B Holding Period"    shall mean the twenty-four (24) consecutive calendar months following the date the Manager accepts a Capital Contribution from a Member who agrees to commit the same for such period of time.

        1.17.    "Class B Member"    shall mean a Member that commits the Member's Capital Contribution to the Company for the Class B Holding Period, has been issued Class B Units, and is entitled to a Class B Preferred Return.

        1.18.    "Class B Preferred Return"    shall mean ten percent (10%) per annum, or such other percentage determined by the Manager from time to time, in its sole and absolute discretion, without reinvesting. The Class B Preferred Return shall be cumulative to the extent not distributed pursuant to Sections 6.3(a) and 6.3(b) herein, but shall not be subject to compounding..

        1.19.    "Class C Holding Period"    shall mean the thirty-six (36) consecutive calendar months following the date the Manager accepts a Capital Contribution from a Member who agrees to commit the same for such period of time.

        1.20.    "Class C Member"    shall mean a Member that commits the Member's Capital Contribution to the Company for the Class C Holding Period, has been issued Class C Units, and is entitled to a Class C Preferred Return.

        1.21.    "Class C Preferred Return"    shall mean eleven percent (11%) per annum, or such other percentage determined by the Manager from time to time, in its sole and absolute discretion, without compounding. The Class C Preferred Return shall be cumulative to the extent not distributed pursuant to Sections 6.3(a) and 6.3(b) herein, but shall not be subject to compounding.

        1.22.    "Class D Member"    shall mean any Member that has been issued Class D Units and is not entitled to a Class A Preferred Return, Class B Preferred Return, or Class C Preferred Return.

        1.23.    "Certificate of Dissolution"    shall have the meaning set forth in Section 11.2(e) herein.

        1.24.    "Code"    shall mean the Internal Revenue Code of 1986, as amended, and the corresponding portions of any subsequent federal revenue laws.

        1.25.    "Company"    or "Fund" shall mean USA Capital First Trust Deed Fund, LLC.

        1.26.    "Company Counsel"    shall have the meaning set forth in Section 14.13(a) herein.

        1.27.    "Company Liability"    shall mean any enforceable debt or obligation for which the Company is liable or that is secured by any Company Property.

        1.28.    "Company Minimum Gain"    shall mean an amount determined by first computing for each Company Nonrecourse Liability any gain the Company would realize if it disposed of Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Company Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, but only to the extent a Member is allocated a share of that minimum gain. For any taxable year, the net increase or decrease in Company Minimum Gain is determined by comparing the Company Minimum Gain on the last day of the immediately preceding taxable year with the Company Minimum Gain on the last day of the current taxable year. Notwithstanding any provision to the contrary contained herein, Company Minimum Gain and increases and decreases in Company Minimum Gain are intended to be computed in accordance with Code Section 704 and the Regulations issued thereunder, as the same may be issued and interpreted from time to time.

        1.29.    "Company Nonrecourse Liability"    shall mean a Company Liability to the extent that no Member or Related Person bears the economic risk of loss (as defined in Regulations Section 1.752-2) with respect to that liability.

        1.30.    "Company Property"    shall mean any property or other asset owned by the Company, whether real, personal, tangible, or intangible.

        1.31.    "Deceased Member"    shall have the meaning set forth in Section 10.2(d)(i) herein.

        1.32.    "Distributable Amounts From Operations"    shall mean (a) an amount of cash equal to the accrued income from operations and investment of Company Property, excluding Distributable Amounts From Sales or Refinancings, during any calendar quarter, year, or other period; plus (b) any and all funds released by the Manager from Reserves; less (c) the accrued operating expenses, depreciation, and amortization of the Company during such period (including, without limitation, fees due the Manager and/or the Manager's Affiliates, any adjustments for bad debt reserves or deductions or other Reserves that the Manager, in its sole discretion, may deem appropriate, and interest payable to redeemed Members pursuant to Section 10.2(e)(vii) herein); provided, however, that Distributable Amounts From Operations shall not exceed the amount of cash on hand.

        1.33.    "Distributable Amounts From Sales or Refinancings"    shall mean an amount of cash equal to the proceeds from all sales or other dispositions and all refinancings of Company Property, including proceeds from any line of credit that is secured by Company Property; provided, however, that any interest payment with respect to any note or other obligation received by the Company in connection with a sale or other disposition of Company Property shall be included in calculating Distributable Amounts From Operations. Notwithstanding the preceding sentence, all principal with respect to any note or other obligation received by the Company in connection with a sale or other disposition of Company Property shall be included in the calculation of Distributable Amounts From Sales or Refinancings.

        1.34.    "Distributions Notice"    shall have the meaning set forth in Section 5.4.

        1.35.    "Economic Interest"    shall mean the right to receive distributions of cash or Company Property and allocations of income, gain, loss, deduction, credit, and similar items from the Company pursuant to this Agreement and the NRS, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management of the Company or any right to information concerning the business and affairs of the Company.

        1.36.    "Economic Interest Owner"    shall mean the owner of an Economic Interest who is not a Member.

        1.37.    "Effective Date"    shall have the meaning set forth in Section 10.2(a).

        1.38.    "ERISA"    means the Employee Retirement Income Security Act of 1974, as amended.

        1.39.    "ERISA Plan Asset Regulations"    shall have the meaning set forth in Section 5.3.

        1.40.    "ERISA Plan Investors"    shall have the meaning set forth in Section 10.2(d)(ii).

        1.41.    "Fiscal Year"    shall mean a calendar year ending December 31.

        1.42.    "Front-End Fees"    shall mean the fees and expenses paid by any party for any service rendered to organize the Company or to acquire assets for the Company, including, without limitation, Organization and Offering Expenses, Acquisition and Origination Expenses, Acquisition and Origination Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the Manager.

        1.43.    "Gross Asset Value"    shall mean, with respect to Company Property, the fair market value of Company Property at the time of its contribution to the Company as adjusted by Book Adjustments; with respect to Company Property that has been Revalued, the fair market value of such Company Property as adjusted by Book Adjustments. Gross Asset Value may be adjusted pursuant to Code Sections 734 and 754 whenever it is determined by the Manager, in its business judgment, that such adjustment is appropriate and advantageous; provided, however, that the expenses of making or revoking such election shall be allocated to all Members that benefit therefrom in proportion to the monetary benefits to such Members.

        1.44.    "Holding Period"    shall mean the Class A Holding Period for Class A Members, the Class B Holding Period for Class B Members, or the Class C Holding Period for Class C Members, as applicable.

        1.45.    "Initial Member"    shall have the meaning set forth in the introductory paragraph of this Agreement.

        1.46.    "Manager"    shall mean USA Capital Realty Advisors, LLC, a Nevada limited-liability company, or any other Person substituted in place thereof pursuant to this Agreement.

        1.47.    "Manager Parties"    shall have the meaning set forth in Section 3.6.

        1.48.    "Member Minimum Gain"    shall mean an amount determined by first computing for each Member Nonrecourse Liability any gain the Company would realize if it disposed of Company Property subject to that liability for no consideration other than full satisfaction of the liability and then aggregating the separately computed gains. The amount of Member Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, but only to the extent a Member is allocated a share of that minimum gain. For any taxable year, the net increase or decrease in Member Minimum Gain is determined by comparing the Member Minimum Gain on the last day of the immediately preceding taxable year with the Member Minimum Gain on the last day of the current taxable year. Notwithstanding any provision to the contrary contained herein, Member Minimum Gain and increases and decreases in Member Minimum Gain are intended to be computed in accordance with Code Section 704 and the Regulations issued thereunder, as the same may be issued and interpreted from time to time.

        1.49.    "Member Nonrecourse Liability"    shall mean any Company Liability to the extent that liability is nonrecourse under state law and on which a Member or Related Person bears the economic risk of loss under Regulations Section 1.752-2 because, for example, the Member of Related Person is the creditor or a guarantor.

        1.50.    "Member's Share of Company Minimum Gain"    shall be computed at the end of any taxable year and shall equal the sum of nonrecourse deductions allocated to that Member (and to that

Member's predecessors in interest) up to that time plus the distributions made to that Member (and to that Member's predecessors in interest) up to that time of proceeds of a nonrecourse liability allocable to an increase in Company Minimum Gain minus the sum of that Member's (and of that Member's predecessors in interest) aggregate share of the net decreases in Company Minimum Gain resulting from Revaluations of Company Property subject to one or more Company Nonrecourse Liabilities.

        1.51.    "Members"    shall mean the Initial Member and the purchasers of Units admitted to the Company as Members, and "Member" shall mean any one Member.

        1.52.    "Membership Interest"    shall mean a Member's entire interest in the Company and all rights, benefits, and privileges pertaining thereto.

        1.53.    "Minimum Percentage of Interests"    shall mean one or more Percentage Interests of Members, or a specified group of Members that, when taken together, are greater than fifty percent (50%) of the aggregate of all Percentage Interests, or of all Percentage Interests held by such specified group of Members, on the last day of the prior calendar month.

        1.54.    "NRS"    shall mean the Nevada Revised Statutes, as amended or otherwise modified.

        1.55.    "Offering"    shall mean the offer and sale of Units of the Company made under the Prospectus.

        1.56.    "Organization and Offering Expenses"    shall mean those expenses incurred in connection with and in preparing the Company for registration and subsequently offering and distributing Units to the public, including sales commissions paid in connection with distribution of Units of the Company and all advertising expenses.

        1.57.    "Partially Transferred Unit"    shall have the meaning set forth in Section 8.4 herein.

        1.58.    "Percentage Interest"    shall mean the number of Units, excluding Redeemed Units, held by the Member divided by the number of Units, excluding Redeemed Units, held by all Members or the Members holding the applicable class(es) of Unit(s).

        1.59.    "Person"    shall mean both natural and legal persons, including any unincorporated association or entity, as the context may require.

        1.60.    "Preferred Return"    shall mean the aggregate of the Class A Preferred Return, the Class B Preferred Return, and the Class C Preferred Return.

        1.61.    "Profits"    and "Losses" shall mean, for each applicable period, the income, gain, loss, deductions, and credits, as the case may be, of the Company (including items not subject to federal income tax or deductible for federal income tax purposes), whether in the aggregate or separately stated, as appropriate, determined under federal income tax principles.

        1.62.    "Program"    shall mean the Company or any limited or general partnership, limited-liability company, limited-liability partnership, trust, joint venture, unincorporated association or other similar organization formed and operated for the primary purpose of investment in mortgage loans, as the context so requires.

        1.63.    "Prospectus"    shall mean the Company's prospectus as filed with the United States Securities and Exchange Commission pursuant to Rule 424, and any supplements, amendments, or restatements thereof.

        1.64.    "Redeemed Unit"    shall mean any Unit, or portion thereof that is attributable, as determined by the Manager in its sole discretion from the Company's books and records, to the portion of a Member's Capital Account actually or constructively set forth in such Member's Redemption Notice or the portion of an ERISA Plan Investor's Capital Account that the Manager elects to redeem pursuant to Section 10.2(d)(ii) herein.

        1.65.    "Redemption Notice"    shall have the meaning set forth in Section 10.2 herein.

        1.66.    "Redemption Amount"    shall be an amount equal to a Member's Capital Account (after adjustment for aggregate Writedowns changes to the Gross Asset Values of Company Property actually made during the calendar quarter) as of the last day of a calendar quarter multiplied by a fraction the numerator of which shall be the amount actually or constructively set forth in a Member's Redemption Notice or the amount of an ERISA Plan Investor's Capital Account that the Manager elects to redeem pursuant to Section 10.2(d)(ii) and the denominator of which shall be the aggregate of such Member's Capital Account with adjustments to Gross Asset Values actually made during the calendar quarter, but without adjustment for Writedowns. Redemption Amounts shall be fixed from calendar quarter to calendar quarter, but with respect to Redemption Notices that have been accepted by the Company pursuant to Article X, there shall be no adjustments thereto for subsequent Writedowns or changes to the Gross Asset Values of Company Property.

        1.67.    "Regulations"    shall mean, except where the context indicates otherwise, the permanent, temporary, proposed, and temporary regulations of the Department of the Treasury under the Code as such regulations may be lawfully changed from time to time.

        1.68.    "Reinvestment Unit"    shall mean any Unit or fractional Unit that is issued pursuant to Section 5.4 and Section 5.10 herein.

        1.69.    "Related Person"    shall mean a person having a relationship to a Member that is described in Regulations Section 1.752-4(b).

        1.70.    "Reserves"    shall mean funds set aside or amounts allocated to reserves that shall be maintained in amounts deemed sufficient by the Manager for working capital and to pay taxes, insurance, debt service, or other costs or expenses incident to the ownership of Company Property or the operation of the Company's business, all as determined in the Manager's sole discretion.

        1.71.    "Revaluation"    shall mean an adjustment to the Gross Asset Value of any Company Property.

        1.72.    "Roll-Up"    shall mean a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include:

          (a)   a transaction involving securities of the Company that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

          (b)   a transaction involving the conversion to corporate, trust, limited-liability company, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

            (i)    Members' voting rights;

            (ii)   the term of existence of the Company;

            (iii)  Manager compensation; or

            (iv)  the Company's investment objectives.

        1.73.    "Roll-Up Entity"    shall mean a partnership, real estate investment trust, corporation, trust, limited-liability company, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

        1.74.    "Rules"    shall have the meaning set forth in Section 14.13(a) herein.

        1.75.    "Subscription Agreement"    shall have the meaning set forth in Section 5.2 herein.

        1.76.    "TMP"    shall have the meaning set forth in Section 7.5 herein.

        1.77.    "Units"    shall mean the Membership Interests in the Company issued to Members upon their admission to the Company, pursuant to the Prospectus, or pursuant to any subsequent private or public offering of Membership Interests in the Company. The Manager shall designate each Unit as a Class A Unit, a Class B Unit, a Class C Unit, or a Class D Unit in accordance with Section 5.2 herein.    The term "Units" collectively represents the Class A Units, the Class B Units, the Class C Units and the Class D Units.

        1.78.    "Unreturned Capital Contribution"    means an amount equal to (a) the aggregate Capital Contributions of a Member as of a given date, less (b) the sum of all prior distributions to such Member pursuant to Section 6.4(b) herein.

        1.79.    "Writedown"    shall mean an amount determined by the Manager in its reasonable business judgment for any Company Property by which the fair market value of Company Property at the time of such determination is less than the amount actually paid or allocated to the purchase of such Company Property. Writedown determinations may be made on the first day or the fifteenth day of each calendar month and shall be effective as of the day such writedown determination is made.

        1.80.    "Cause"    shall mean: (a) the finding by a civil or criminal court of competent jurisdiction of a felony, or any other offense or wrongdoing involving embezzlement, fraud, misappropriation of funds, moral turpitude or dishonesty; or (b) the finding by a civil or criminal court of competent jurisdiction or by the United States Securities and Exchange Commission or state blue sky agency in an administrative proceeding that the Manager has willfully violated any federal or state securities law.

        1.81.    "NASAA Guidelines"    shall mean the statements of policy applicable to the Company, as such statements of policy are adopted by the North American Securities Administrators Association.

ARTICLE II

ORGANIZATION OF THE COMPANY

        2.1.    Formation.    The parties hereto hereby agree to form a limited-liability company, pursuant to the provisions of Chapter 86 of NRS, as the same may be amended from time to time.

        2.2.    Name.    The name of the Company shall be "USA Capital First Trust Deed Fund, LLC."

        2.3.    Place of Business.    The Company's principal place of business shall be located c/o USA Capital Realty Advisors, LLC, at 4484 South Pecos Road, Las Vegas, Nevada 89121, until changed by designation of the Manager, with written notice to all Members.

        2.4.    Purpose.    The primary purpose of the Company shall be to make or purchase entire or fractional interests in acquisition, development, construction, bridge, or interim loans secured by first deeds of trust on undeveloped land, and residential and commercial developments located primarily in the United States, and to do any and all things relating or incidental thereto; provided, however, that the Company may hold up to 10% of its loan portfolio in such activities and transactions outside of the United States.

        2.5.    Term.    The Company shall be deemed to have been formed and its term shall commence as of the filing of the Articles with the Nevada Secretary of State, and shall continue until terminated pursuant to the provisions of this Agreement or by operation of law.

        2.6.    Limited Power of Attorney.    Each Member irrevocably constitutes and appoints the Manager, acting by and through any of its agents or executive officers, as such Member's true and lawful attorney-in-fact, with full power and authority for such Member, and in such Member's name, place, and stead, to execute, acknowledge, verify, deliver, record, publish, and file:

          (a)   This Agreement, the Articles, or any amendment or cancellation hereof or thereof required under the laws of the State of Nevada;

          (b)   Any certificate, instrument, or document, including, without limitation, fictitious business name statement, as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Company is doing or intends to do business; or

          (c)   Any document that may be required to effect the continuation of the Company, the admission of an additional or substituted Member, the amendment of this Agreement, the dissolution or termination of the Company.

        2.7.    Nature of Limited Power of Attorney.    The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death of the undersigned or the delivery of an assignment of a Unit by the undersigned; provided, however, that where the assignee thereof has been approved for admission to the Company as a substituted Member under the terms of this Agreement, this power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge, and file any instrument necessary to effect such substitution.

ARTICLE III

THE MANAGER

        3.1.    Management by the Manager, Generally.    Subject to any provisions of the Articles and this Agreement relating to actions required to be approved by Members, if any, the business, property, and affairs of the Company shall be managed, and all powers of the Company shall be exercised, by or under the direction of the Manager. In addition to the general management authority provided under this Section 3.1, and without limiting the generality of the foregoing, the Manager shall have all necessary powers to manage and carry out the purposes, business, and affairs of the Company, including, without limitation, the powers to exercise, authorize, and direct the officers of the Manager or the Company (if any) to exercise, on behalf of and in the name of the Company, all of the powers described in NRS 86.281, including, without limitation, the following powers and authority:

          (a)   To expend Company funds in furtherance of the business of the Company and to acquire assets from any Person, including, without limitation, Affiliates of the Company or the Manager, upon such terms and conditions as the Manager deems advisable;

          (b)   To offer additional Units for sale, to determine the terms of the offering of such Units, including, without limitation, the price thereof and commissions to be paid with respect thereto, and the manner of complying with the laws applicable thereto;

          (c)   To employ, at the expense of the Company, such agents, employees, independent contractors, attorneys, and accountants, as the Manager deems reasonable and necessary, for any Company purpose;

          (d)   To effect necessary insurance for the proper protection of the Company, Manager, or Members;

          (e)   To prosecute, defend, pay, collect, compromise, arbitrate, or otherwise adjust any and all claims or demands for or against the Company;

          (f)    To bind the Company in all transactions involving Company Property or the Company's affairs, including, without limitation, underwriting loans, preparing and executing all loan documents, funding loans, purchasing and selling notes, and extending or restructuring loans;

          (g)   To enforce loan documents and to manage, lease, develop, or sell property to which the Company becomes the legal and equitable titleholder through foreclosure, deed in lieu of foreclosure, or otherwise;

          (h)   To amend this Agreement with respect to the matters set forth in Sections 14.4(a) through (h) herein;

          (i)    To determine the accounting method or methods to be used by the Company when an election with respect thereto is allowed, which methods may, if allowed by applicable law, be changed at any time upon thirty (30) days written notice to all Members;

          (j)    To open accounts in the name of the Company in one or more banks, savings and loan associations, money market funds, or other financial institutions, and to deposit Company funds therein, subject to withdrawal upon the signature of the Manager or any Person authorized by the Manager;

          (k)   To sell from time to time all or any portion of Company Property, or any undivided or beneficial interests therein, all upon such terms and conditions as the Manager shall deem appropriate in its sole business judgment;

          (l)    To seek and obtain revolving or other credit facilities from third party lenders to allow the Company to leverage Company Property, including, without limitation, to negotiate and enter into loan agreements, security and pledge agreements, and other documents required by a third party lender as a condition to providing the Company with such a credit facility; and

          (m)  To retain such advisors and professionals, execute all instruments and documents, and do all other things that are, in the sole business judgment of the Manager, necessary or appropriate to effectuate any of the foregoing.

        3.2.    Fiduciary Duty.    The Manager shall also have a fiduciary responsibility for the safekeeping and use of all Company Property, whether or not the same is in the Company's possession or control, and the Manager shall not employ, or permit another to employ, any Company Property in any manner except for the exclusive benefit of the Company. The Manager will not allow any Company Property to be commingled with the assets of the Manager or any other Person.

        3.3.    Limitation on Manager's Authority.    The Manager has no authority to:

          (a)   Appoint new Manager(s) without the prior affirmative vote or consent of a Minimum Percentage of Interests;

          (b)   Voluntarily withdraw as a Manager without the prior affirmative vote or consent of a Minimum Percentage of Interests, unless such Manager's withdrawal would neither affect the tax status of the Company nor materially adversely affect any Member (subject to any delay in the effectiveness of the withdrawal as set forth under this Agreement);

          (c)   Sell all or substantially all of the assets of the Company in one or a series of related transactions that is not in the ordinary course of business, without the prior affirmative vote or consent of a Minimum Percentage of Interests;

          (d)   Amend this Agreement without the prior vote or consent of a Minimum Percentage of Interests, except as provided in Section 3.1(h) hereof and Section 14.4 herein;

          (e)   Dissolve or terminate the Company without the prior vote or consent of a Minimum Percentage of Interests;

          (f)    Make loans to the Manager or an Affiliate of the Manager, except as provided in this Agreement; and

          (g)   Pay a direct commission or fee to the Manager or any Affiliate of the Manager with regard to a Member's reinvestment or distribution of Distributable Amounts From Operations or Distributable Amounts From Sales or Refinancing, except as otherwise provided in this Agreement.

        3.4.    Right to Purchase Receivables and Loans.    As long as the requirements of Article IV are met and the Company adheres to the investment policies described in the Prospectus, the Manager, in its sole discretion, may at any time:

          (a)   Purchase from the Company the interest receivable or principal on delinquent mortgage loans held by the Company;

          (b)   Purchase from a senior lien holder the interest receivable or principal on mortgage loans senior to the mortgage loans held by the Company; or

          (c)   Use its own monies to cover any other costs associated with the mortgage loans held by the Company, such as property taxes, insurance, and legal expenses, which amounts shall be deemed to be a Capital Contribution by the Manager.

        3.5.    Allocation of Time to Company Business.    The Manager shall not be required to devote its full time efforts to the affairs of the Company, but shall devote whatever time, effort, and skill the Manager may deem reasonably necessary for the conduct of the Company's business. The Manager may engage in any other businesses, including, without limitation, businesses that are related to or competitive with the Company. Neither the Company nor any Member or any Affiliate thereof shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Manager or the income or proceeds derived therefrom.

        3.6.    Exculpation and Indemnification.    Neither the Manager, nor its Affiliates, stockholders, officers, directors, managers, members, employees, or agents (the "Manager Parties"), shall have any liability whatsoever to the Company or to any Member for any loss suffered by the Company or any Member that arises out of any action or inaction of the Manager or any Manager Party, so long as the Manager or such Manager Party, in good faith, determined that such course of conduct was in the best interest of the Company and did not constitute intentional misconduct, fraud, or a knowing violation of the law. The Manager, the Manager Parties, and the employees and agents of the Company shall be entitled to be indemnified and held harmless by the Company, at the direct expense of the Company and not Members, against any loss, expense, claim, or liability (including, without limitation, reasonable attorneys' fees and costs, which shall be paid as incurred) resulting from the assertion of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Company, including, without limitation, claims or legal proceedings brought by a third party or by any Member, on its own behalf or as a Company derivative suit, so long as the party to be indemnified made a good faith determination that such course was in the best interests of the Company and did not constitute intentional misconduct, fraud, or a knowing violation of the law; provided, however, that any such indemnity shall be paid solely from the assets of the Company. Nothing herein shall prohibit the Company from paying, in whole or in part, the premiums or other charges for any type of indemnity insurance in which the Manager, the Manager Parties, or other agents or employees of the Company are indemnified or insured against liability or loss arising out of their actual or alleged negligence or gross negligence in the performance of their duties or out of any actual or alleged wrongful act against or by the Company including, without limitation, judgments, fines, settlements, and expenses incurred in the defense of actions, proceedings, and appeals therefrom. The Company shall pay the expenses of the Manager, the Manager Parties, and other agents and employees of the Company incurred in defending a civil or criminal action, suit, or proceeding as they are incurred, and in advance of the final disposition thereof, upon receipt of an undertaking by or on behalf of such Manager, Manager Party, or other agent or employee of the Company to repay the same if it is ultimately determined that such person is not entitled to be so indemnified.

        Notwithstanding the foregoing, any right to indemnification hereunder shall be subject to the following:

          (a)   The Manager or any Manager Party that is performing services on behalf of the Company or any Person acting as a broker-dealer on behalf of the Company shall not be indemnified for any losses, liabilities, or expenses arising from any alleged violation of federal or state securities laws unless the following additional conditions are met:

            (i)    There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; or

            (ii)   Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

            (iii)  A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made; and

            (iv)  In the case of subparagraph (iii) of this Section 3.6(a), the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and, if applicable, the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided, however, that the court need only be advised of and consider the positions of the securities regulatory authorities of those states:

              A.    That are specifically set forth in this Agreement; and

              B.    In which plaintiffs claim they were offered or sold Membership Interests.

          (b)   The Company must not incur the cost of that portion of liability insurance that insures the Manager for any liability as to which the Manager is prohibited from being indemnified under this Section 3.6.

        3.7.    Removal of the Manager; Election of Successor Manager.    The Manager may be removed by the written consent of a Minimum Percentage of Interests for either Cause or without Cause only upon the following terms and conditions.

          (a)   Termination for Cause. In the even that the Manager is removed by the Members for Cause, the Manager shall forfeit the payment of the early termination fee to the Manager as provided for in Section 12.10 herein.

          (b)   Notice. Members may exercise such right by presenting to the Manager a written notice, which shall be executed by Members representing a Minimum Percentage of Interests, with their signatures acknowledged, to the effect that the Manager is removed effective as of the date the successor Manager, to be designated pursuant to Section 3.7(c) herein, assumes the duties and responsibilities of the office of the Manager; and

          (c)   Successor Manager. Concurrently with delivery of a notice pursuant to Section 3.7(b) above, or within ninety (90) days thereafter by written notice similarly given, a Minimum Percentage of Interests shall also designate a successor Manager.

          (d)   Effectiveness. The removal of the Manager and the substitution of a successor Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of the office by the succeeding Manager. Upon an effective substitution, this Agreement shall remain in full force and effect, except for the change in the Manager, and the business of the Company shall be continued by the successor Manager.

        3.8.    Retirement by the Manager.    The Manager may, subject to Section 3.3(b), retire and withdraw from the Company upon not less than six (6) months written notice to all Members. In the event that the Manager retires and withdraws, Members shall elect a successor Manager within ninety (90) days following the receipt notice of such retirement and withdrawal by a Minimum Percentage of Interests.

        3.9.    Accrued Compensation.    If the Manager is removed as provided in Section 3.7 or should retire and withdraw as provided in Section 3.8, the Manager shall be entitled to all fees and other compensation earned by it through the effective date of its removal or retirement and withdrawal.

ARTICLE IV

INVESTMENT AND OPERATING POLICIES

        4.1.    Commitment of Capital Contributions.    The Manager shall take all reasonable steps to commit at least eighty-six and one-half percent (86.5%) of the Capital Contributions to investments in mortgages (which is inclusive of an amount not to exceed three percent (3.0%) of the Capital Contributions that will be applied towards the Company's Reserves). The Company may invest in or purchase investments in mortgages of such duration, on such real property, and with such additional security as the Manager, in its sole discretion, shall determine, subject to the investment policies set forth in Section 4.2. These investments in mortgages may be senior to other mortgage loans on real property, all in the sole discretion of the Manager.

        4.2.    Investment Policy.    In making investments in mortgages, the Manager shall follow the investment policies set forth in the Prospectus.

ARTICLE V

THE MEMBERS—CAPITAL CONTRIBUTIONS

        5.1.    Initial Capital Contributions of Members.    Each Member shall initially contribute an amount equal to $10,000, and will be issued two (2) Units at a rate of $5,000 per Unit. Each Member may subscribe for additional Units at a cost of $5,000 per Unit. The Company's total initial capitalization shall be a maximum of $120,000,000, or 24,000 Units, and a minimum of $1,500,000, or 300 Units; provided, however, that the Manager reserves the right (subject to complying with all applicable laws) to issue additional Units, which may increase the Company's capitalization up to an additional $380,000,000, or 76,000 Units, for a maximum capitalization of $500,000,000, or 100,000 Units, from time to time, without the approval of Members. The Company shall not begin doing business until it receives a minimum capitalization equal to $1,500,000.

        5.2.    Classification of Units.

          (a)    Classification of Units; Designation of Units.    The Company shall be authorized to issue four classes of Units, Class A Units, Class B Units, Class C Units and Class D Units. The Company shall appropriately designate each Unit based on the Holding Period(s): (i) selected by the Member in the Company's subscription agreement (the "Subscription Agreement") executed and delivered by the Member and as approved by the Manager upon its acceptance of the relevant Subscription Agreement; or (ii) selected by the Member no more than ninety (90) days and no less than sixty-one (61) days prior to the expiration of the Member's relevant Holding Period, only to the extent accepted by the Manager. The failure of a Member to change the relevant Holding Period for such Member's applicable Units pursuant to (ii) above or the election by the Manager to reject the request for a change in the designation of the Member's Units pursuant to (ii) above shall result in the applicable Units of Member continuing to have the same Holding Period(s) and classification(s). If, however, a selection pursuant to (ii) above is accepted, in whole or in part, by the Manager, the selected Holding Period(s) shall apply to the applicable Units and such Units shall be reclassified accordingly.

          (b)    No Limitation on Ownership or Conversion of Units.    Subject to the terms and provisions of this Agreement, and to the extent approved by the Manager, there is no prohibition on whether a Member can own more than one class of Units or convert, at applicable times, Units from one class to another.

        5.3.    Admission to Company; Subscription Account.    To purchase Units, a Person must deliver to the Company an executed Subscription Agreement, together with a cash contribution in immediately available funds, U.S. currency. Generally, subscriptions of qualified investors shall be accepted by the Company on a first-come first-serve basis; provided, however, the Manager reserves the right to admit non-ERISA Plan Investors before ERISA Plan Investors in order for the Company to remain exempt from the application of Title 29 of the Code of Federal Regulations Part 2510 relating to the definition of plan assets for purposes of ERISA (the "ERISA Plan Asset Regulations").

        5.4.    Election to Reinvest or Receive Cash Distributions.    Upon subscription for Units, a subscribing Person must elect whether to receive its pro rata share of Distributable Amounts From Operations from the Company on a monthly basis or to allow such Person to reinvest his, her, or its share thereof. Such election will become effective upon the Company's acceptance of such Person's subscription, and in the event of an election to reinvest, the written consent of the Manager approving such election. Thereafter, by giving the Manager a notice, substantially in the form attached hereto as Exhibit A, at least five (5) days prior to the effective date of the desired election change (a "Distributions Notice"), a Member may elect to either receive its pro rata share of Distributable Amounts From Operations or (if the Member previously had elected to receive such distributions) not to receive its pro rata share of Distributable Amounts From Operations on a monthly basis and to reinvest the same; provided, however, that (a) in the event of an election to reinvest, the Manager shall have given its written consent thereto, (b) such Member shall continue to meet the investor suitability requirements set forth in the Prospectus and the Subscription Agreement, and (c) such additional Units must be registered under the Act, or be exempt from such registration; and provided further, that such Member shall have received the most current version of the Prospectus. It shall be the responsibility of each Member to promptly notify the Company if such Member no longer meets such suitability requirements. Notwithstanding the foregoing, the Manager shall, at all times, have the right to immediately commence making monthly distributions of Distributable Amounts From Operations to any ERISA Plan Investor, on a last-in first-out basis, that previously elected to reinvest such distributions if such action is, in the Manager's sole business judgment, reasonably necessary for the Company to remain exempt from the application of the ERISA Plan Asset Regulations. Distributable Amounts From Operations allocable to Members who elect to reinvest will be retained by the Company for purposes of making or investing in additional mortgage loans or for other proper Company purposes, and Reinvestment Units shall be issued to such Members accordingly.

        5.5.    No Participation in Management.    Except as expressly provided herein, Members shall take no part in the conduct or control of the Company's business and shall have no right or authority to act for or bind the Company. Economic Interest Owners shall have no voting rights whatsoever.

        5.6.    Rights and Powers of Members.    Members shall only have the right to vote upon the matters set forth herein; provided, however, that a Minimum Percentage of Interests is required to approve such matters:

          (a)   Dissolution and termination of the Company;

          (b)   Amendment of this Agreement; provided, however, that this Subsection (b) shall not apply to any amendment by the Manager made pursuant to Section 14.4 below, with respect to which matters the Manager alone may act to amend this Agreement without the vote of any Member;

          (c)   Sale of all or substantially all of the Company Property or merger or consolidation of the Company pursuant to Section 11.3 below; and

          (d)   Removal of the Manager and election of a successor Manager pursuant to the terms and conditions set forth in Section 3.7 and Section 3.8 hereof.

        5.7.    Meetings.    The Manager, or Members holding a Percentage Interest greater than ten percent (10%) may call a meeting of the Company. If Members representing the requisite Percentage Interest present to the Manager a statement requesting a meeting, or the Manager calls a meeting, the Manager shall provide each Member with at least thirty (30) days advance written notice of each meeting to be held, which notice shall include the date, time, location, and the general purpose(s) thereof. A majority of the Membership Interests, excluding Redeemed Units, shall constitute a quorum at Company meetings. Members may vote in person or by proxy with respect to those matters in which Members have, under this Agreement, approval rights; provided, however, that a Minimum Percentage Interest of all the Membership Interests, excluding Redeemed Units, shall be required for any Member action at such meeting.

        5.8.    Limited Liability of Members.    Units are non-assessable, and no Member shall be personally liable for any of the expenses, liabilities, or obligations of the Company or for any of the losses thereof beyond the amount of such Member's agreed upon capital contributions ("Capital Contributions") to the Company and such Member's share of any undistributed net Profit of the Company; provided, however, that each Member shall remain liable to return to the Company any distribution that such Member is obligated to return pursuant to the NRS. Upon the dissolution and termination of the Company, no Member or Manager shall be liable to pay to the Company or any other Member the amount of any deficit remaining in such Member's Capital Account.

        5.9.    Access to Books and Records.    During the Company's normal business hours and with prior written notice of at least five (5) business days, Members and their designated representatives shall have access to all books and records of the Company. An alphabetical list of the names and addresses of all Members, together with the number of Units held by each Member, shall be maintained as a part of the books and records of the Company. The Company shall make the list available upon the written request of any Member or such Member's representative for such stated purpose, including, without limitation, matters relating to the Members' voting rights under federal proxy law, if any. A copy of the Member list shall be deposited in the mail, addressed to such requesting Member, within ten (10) business days following the Company's receipt of such Member's request. The Company may charge a reasonable fee for a copy of such list. The Member list shall be updated no less frequently than once each calendar quarter so to reflect changes in the information contained therein.

        If the Manager neglects or refuses to exhibit, produce, or mail a copy of the Member list as requested, the Manager shall be liable to the requesting Member for the costs, including attorneys' fees, incurred by that Member for compelling the production of the list and for the actual damages, if any, suffered by that Member due to such refusal or neglect. However, the Company need not exhibit, produce, or mail a copy of the Member list if one of the purposes or reasons for the request therefore is (a) for selling the same or copies thereof, or (b) another commercial purpose that is not consistent with such Member's interest in the Company as a Member. The Manager may require the Member requesting the list to represent to the Company and the other Member's that the list is not requested for any of the above-described improper purposes. The remedies provided hereunder to Members requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Members under federal or Nevada law.

        5.10    Reinvestment Units.    A Member may purchase fractional Units only with such Member's pro rata share of Distributable Amounts From Operations if such Member has made a proper election to reinvest and has received the written consent of the Manager, which may be withheld in the Manager's sole discretion, as provided in Section 5.4 above to do so; provided, however, that such fractional Units shall be of the same class as the Units to which such Member's applicable share of Distributable Amounts From Operations is derived. Such amounts shall be applied, on the first day of the calendar month succeeding the calendar month to which such distributions are attributable, to purchase fractional Unit(s) with a value to be determined by dividing the amount of such Member's pro rata share of such distribution by $5,000. For example, if a Member is otherwise entitled to receive a $2,500 distribution attributable to its Class A Units and a $3,000 distribution attributable to its Class C Units on the first day of January 2003 with respect to Distributable Amounts From Operations for December 2002 and such Member has an election to reinvest in effect, then such Member, if the Manager so consents, will be deemed to have purchased one-half (1/2) of a Class A Unit ($2,500 divided by $5,000) and three-fifths (3/5) of a Class C Unit ($3,000 divided by $5,000) as of January 1, 2003. Solely for purposes of this Section 5.10 and Section 5.4, Distributable Amounts From Operations shall include all amounts of a Member's Preferred Return made from Distributable Amounts From Sales or Refinancings.

ARTICLE VI

PROFITS AND LOSSES: CASH DISTRIBUTIONS

        6.1.    Losses.    After giving effect to the allocations set for in Section 6.6 herein, Losses shall be allocated to and among all Members in the following order of priority; provided, however, that Losses shall not be allocated to a Member pursuant to this Section 6.1 to the extent such allocation would cause such Member to have an Adjusted Capital Account Deficit following such allocation:

          (a)   First to all the Members in the same proportions as their aggregate unrecouped Profits, if any, that have been previously allocated to them pursuant to Section 6.2(c) below, until all such Profits have been fully recouped;

          (b)   Second, to all the Members in accordance with their respective Capital Account balances.

        6.2.    Profits.    After giving effect to the allocations set for in Section 6.6 herein, Profits shall be allocated to and among all Members in the following order of priority:

          (a)   First, to each Member in an amount equal to the distributions of Preferred Return received by each Member pursuant to Sections 6.3 and 6.4 herein;

          (b)   Second, to all of Members in the same proportions as their aggregate unrecouped Losses, if any, that have been previously allocated to them pursuant to Section 6.1(b) above, until all such Losses have been fully recouped; and

          (c)   Third, forty percent (40%) to and among all the Members, excluding the Class D Members, in accordance with their then respective Capital Account balances and sixty percent (60%) to and among the Class D Members in accordance with their then respective Capital Account balances.

        6.3.    Distributable Amounts From Operations.    The aggregate Distributable Amounts From Operations shall be distributed to and among all Members as follows:

          (a)   First, to pay Preferred Returns as follows:

            (i)    To each Class A Member, Class B Member, and Class C Member, in an amount equal to the Class A Preferred Returns that would be payable to such Member if all such Member's Units were originally designated as Class A Units upon acceptance of such Member's Subscription Agreement or renewal pursuant to Section 5.2 herein, but only to the extent that (A) such Member's cumulative Class A Preferred Returns from the inception of the Company to the end of the current period exceeds (B) the sum of all prior distributions to such Member pursuant to this Section 6.3(a)(i) and Section 6.4(a)(i) herein; and then

            (ii)   Next, to each Class B Member and Class C Member, but only with respect to their respective Class B Units and Class C Units, in an amount equal to (A) the Class B Preferred Returns that would be payable to such Member if all such Member's Class B Units and Class C Units were originally designated as Class B Units upon acceptance of such Member's Subscription Agreement or renewal pursuant to Section 5.2 herein less (B) the Class A Preferred Returns that would be payable to such Member if all such Member's Class B Units and Class C Units were Class A Units, but only to the extent that (Y) such Member's cumulative Class B Preferred Returns from the inception of the Company to the end of the current period exceeds (Z) the sum of all prior distributions to such Member, with respect to such Member's Class B Units and Class C Units, pursuant to Section 6.3(a)(i), this Section 6.3(a)(ii), Section 6.4(a)(i), and Section 6.4(a)(ii); and then

            (iii)  Next, to each Class C Member, but only with respect to such Member's Class C Units, in an amount equal to (A) the Class C Preferred Returns payable to such Member with respect to such Member's Class C Units less (B) the Class B Preferred Returns that would be payable to such Member if all such Member's Class C Units were Class B Units, but only to the extent that (Y) such Member's cumulative Class C Preferred Returns from the inception of the Company to the end of the current period exceeds (Z) the sum of all prior distributions to such Member, with respect to such Member's Class C Units, pursuant to Section 6.3(a)(i), Section 6.3(a)(ii), this Section 6.3(a)(iii), Section 6.4(a)(i), Section 6.4(a)(ii), and Section 6.4(a)(iii); and then

          (b)   Second, forty percent (40%) to and among all the Members, excluding the Class D Members, in accordance with their then respective Capital Account balances and sixty percent (60%) to and among all the Class D Members in accordance with their then respective Capital Account balances.

          (x)   A Member's share of Distributable Amounts From Operations shall be distributed to such Member only if such Member does not have an effective election to reinvest the same under Section 5.4. With respect to Members who have an effective election to reinvest under Section 5.4, the Company shall retain their distributable amounts and apply the same to purchase Reinvestment Units in accordance with Sections 5.4 and 5.10 above; provided, however, that such amounts shall be deemed to have been distributed to such Members and immediately thereafter contributed to the Company.

          (y)   Notwithstanding anything contained in this Section 6.3 or in Section 6.4, this Section 6.3(a) and Section 6.4(a) shall be applied so pay the Preferred Returns of all classes of Units for the applicable period before paying any Preferred Return for any class of Units for a subsequent period.

          (z)   For example, a Class A Unit, Class B Unit, and Class C Unit are each entitled to a Preferred Return of $90, $100, and $110, respectively for June 2002. Where the Company has $280 with which to make Preferred Return distributions for June 2002, the Preferred Return distributions for June 2002 must be paid as follows: the Class A Unit is to receive $90, the Class B Units is to receive $95, and the Class C Unit is to receive $95. For the July 2002, a Class A Unit, Class B Unit, and Class C Unit are each entitled to a Preferred Return of $90, $100, and $110, respectively. Where the Company has $300 with which to make Preferred Return distributions, the Preferred distributions for July 2002 must be paid as follows: the Class B Unit and Class C Unit must receive the remainder of the Preferred Return accrued to them for June 2002 before any Preferred Return for July 2002 can be paid to any Member of any class of Units. Thus, the Class B

  Unit will receive $5, which is attributable to its unpaid June 2002 Preferred Return, and the Class C Unit will receive $15, which is attributable to its unpaid June 2002 Preferred Return. The remaining $280 ($300 less the remaining June 2002 Preferred Return paid to the Class B Unit and the Class C Unit) must be paid as follows: The Class A Unit is to receive $90, the Class B Units is to receive $95, and the Class C Unit is to receive $95.

        6.4.    Distributable Amounts From Sales or Refinancings.    Distributable Amounts From Sales or Refinancings shall be retained by the Company and used for any Company purpose. If the Company makes distributions of Distributable Amounts From Sales or Refinancings to Members, such distributions shall, after satisfying redemption obligations pursuant to Article X, be made as follows:

          (a)   First, to pay Preferred Returns as follows:

            (i)    To each Class A Member, Class B Member, and Class C Member, in an amount equal to the Class A Preferred Returns that would be payable to such Member if all such Member's Units were originally designated as Class A Units upon acceptance of such Member's Subscription Agreement or renewal pursuant to Section 5.2 herein, but only to the extent that (A) such Member's cumulative Class A Preferred Returns from the inception of the Company to the end of the current period exceeds (B) the sum of all prior distributions to such Member pursuant to Section 6.3(a)(i) herein and this Section 6.4(a)(i); and then

            (ii)   Next, to each Class B Member and Class C Member, but only with respect to their respective Class B Units and Class C Units, in an amount equal to (A) the Class B Preferred Returns that would be payable to such Member if all such Member's Class B Units and Class C Units were originally designated as Class B Units upon acceptance of such Member's Subscription Agreement or renewal pursuant to Section 5.2 herein less (B) the Class A Preferred Returns that would be payable to such Member if all such Member's Class B Units and Class C Units were Class A Units, but only to the extent that (Y) such Member's cumulative Class B Preferred Returns from the inception of the Company to the end of the current period exceeds (Z) the sum of all prior distributions to such Member, with respect to such Member's Class B Units and Class C Units, pursuant to Section 6.3(a)(i), Section 6.3(a)(ii), Section 6.4(a)(i), and this Section 6.4(a)(ii); and then

            (iii)  Next, to each Class C Member, but only with respect to such Member's Class C Units, in an amount equal to (A) the Class C Preferred Returns payable to such Member with respect to such Member's Class C Units less (B) the Class B Preferred Returns that would be payable to such Member if all such Member's Class C Units were Class B Units, but only to the extent that (Y) such Member's cumulative Class C Preferred Returns from the inception of the Company to the end of the current period exceeds (Z) the sum of all prior distributions to such Member, with respect to such Member's Class C Units, pursuant to Section 6.3(a)(i), Section 6.3(a)(ii), Section 6.3(a)(iii), Section 6.4(a)(i), Section 6.4(a)(ii), and this Section 6.4(a)(iii); and then

          (b)   Second, forty percent (40%) to and among all the Members, excluding the Class D Members, in accordance with their then respective Capital Account balances and sixty percent (60%) to and among all Class D Members in accordance with their then respective Capital Account balances.

        Notwithstanding anything contained in this Section 6.4 or in Section 6.3, Section 6.3(a) and this Section 6.4(a) shall be applied so pay the Preferred Returns of all classes of Units for a given Fiscal Year before paying any Preferred Return for any class of Units for a subsequent Fiscal Year. Refer to the last paragraph of Section 6.3 for an example of the applicable of the preceding sentence.

        6.5.    Distributions Upon Dissolution.    Upon dissolution and termination of the Company, all Distributable Amounts from Operations and Distributable Amounts From Sales or Refinancings shall be distributed to Members in accordance with the provisions of Article XI herein.

        6.6.    Special Allocation Rules.

          (a)    Company Minimum Gain Chargeback.    If there is a net decrease in Company Minimum Gain for a taxable year, each Member shall be allocated items of income and gain for that taxable year equal to that Member's share of the net decrease in Company Minimum Gain. A Member's share of the net decrease in Company Minimum Gain determined in accordance with Regulations Section 1.704-2(g). This Section 6.6(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

          (b)    Member Minimum Gain Chargeback.    If during a taxable year there is a net decrease in Member Minimum Gain, any Member with a share of that Member Minimum Gain ("partner minimum gain," as determined under Regulations Section 1.704-2(i)) as of the beginning of that taxable year shall be allocated items of income and gain for that taxable year (and if necessary, for succeeding taxable years) equal to that Member's share of the net decrease in the Member Minimum Gain. A Member's share of the net decrease in Member Minimum Gain is determined in a manner consistent with the provisions of Regulations Section 1.704-2(i). This Section 6.6(b) is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          (c)    Qualified Income Offset.    In the event any Member, in such capacity, unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4) (regarding depletion deductions), 1.704-1(b)(2)(ii)(d)(5) (regarding certain mandatory allocations under Regulations regarding family partnerships, the so-called varying interest rules or certain in-kind distributions), or 1.704-1(b)(2)(ii)(d)(6) (regarding certain distributions, to the extent they exceed certain expected offsetting increases in a Member's Capital Account), items of Company income and gain shall be specially allocated to such Members in an amount and a manner sufficient to eliminate, as quickly as possible, the Adjusted Capital Account Deficit of the Member created by such adjustments, allocations, or distributions. Any special allocations of items of income or gain pursuant to this subsection shall be taken into account in computing subsequent allocations of Profits pursuant to this Article VI so that the net amount of any items so allocated and the Profits, Losses, or other items so allocated to each Member pursuant to this Article VI shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to this Article VI as if such unexpected adjustments, allocations, or distributions had not occurred.

          (d)    Section 704(c) Allocations.    In accordance with Code Section 704(c) and the applicable Regulations issued thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among all Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Company Property is adjusted pursuant to this Agreement, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflect the purpose of this Agreement. Allocations made pursuant to this subsection (d) are solely for purposes of federal, state, and local taxes and shall not affect or in any way be taken into account in computing any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

          (e)    Allocation of Code Section 1245 Recapture.    Gain recognized under Code Section 1245(a)(1), or any successor federal revenue law, shall be allocated to the Members who received the tax benefits of the depreciation or amortization deductions attributable thereto.

          (f)    Compliance with Regulations; Other Allocations.    This Section 6.6 is intended to comply with certain requirements of the Regulations. The Manager shall make such other special allocations as are required in order to comply with any mandatory provision of the Regulations or to reflect a Member's Economic Interest in the Company determined with reference to such Member's right to receive distributions from the Company and such Member's obligation to pay its expenses and liabilities.

        6.7.    Interests that Vary During the Year.    The Manager shall make pro rata allocations of loss, income, and expense deductions to an additional Member, a substitute Member, or an Economic Interest Owner for that portion of the Company's tax year in which an additional Member, substitute Member, or Economic Interest Owner held an Economic Interest in accordance with the provisions of Section 706(d) of the Code and the Regulations.

ARTICLE VII

ACCOUNTING AND REPORTS

        7.1.    Books and Records.    The Manager shall cause the Company to keep the following books and records, which shall be maintained at the Company's principal place of business and shall be available for inspection and copying by the requesting Member, or such Member's duly authorized representative(s), at such Member's sole cost and expense during reasonable business hours and upon at least five (5) business days prior written notice to the Manager:

          (a)   A current list of the full name and last known business or residence address of each Member and known Economic Interest Owner, together with the Capital Contributions, Capital Account, and Percentage Interest of each Member and known Economic Interest Owner;

          (b)   A current list of the full name and business or residence address of each current or past Manager;

          (c)   A copy of the Articles and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

          (d)   Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

          (e)   A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

          (f)    Copies of the financial statements of the Company, if any, for the current and past six (6) Fiscal Years; and

          (g)   The Company's books and records as they relate to the internal affairs of the Company for at least the current and past six (6) Fiscal Years.

        7.2.    Annual Financial Reports and Returns.    The Manager shall, at the Company's expense, cause to be prepared and distributed to each Member, at least annually, audited financial statements prepared in accordance with generally accepted accounting principals accompanied by a report thereon containing an opinion of an independent certified public accountant. The financial statements shall include:

          (a)   An audited balance sheet, statement of income or loss, statement of Members' equity, and a statement of cash flow;

          (b)   A statement as to any transactions with the Manager or its Affiliates, and of fees, commissions, compensation, and other benefits paid or accrued to the Manager or its Affiliates from the Company for the Fiscal Year completed, showing the amount paid or accrued to each recipient and the respective services performed therefor; and

          (c)   A report identifying distributions of (i) Distributable Amounts From Operations during such year, (ii) funds held as Reserves in prior years that have been released from Reserves and have been added to Distributable Amounts From Operations, (iii) Distributable Amounts From Sales or Refinancings during such year, (iv) lease payments on net leases with builders and sellers, and (v) Reserves established from Capital Contributions.

        Copies of the foregoing financial statements and reports shall be distributed to each Member within ninety (90) days after the close of each Fiscal Year, or as soon as practicable thereafter. Additionally, within ninety (90) days after the end of each Fiscal Year, or as soon as practicable thereafter, the Manager shall cause the Company to distribute such other information that Members may need for the preparation of their respective federal income tax returns.

        7.3.    Quarterly Reports.    If the Company is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the Manager shall cause to be prepared, at Company expense, a quarterly report for each of the first three (3) quarters in each Fiscal Year that contains unaudited financial statements (consisting of a balance sheet, a statement of income or loss, and a statement of cash flow) and a statement of other pertinent information regarding the Company and its activities during the period covered by such report. Copies of the statement and other pertinent information shall be distributed to each Member within sixty (60) days after the close of each applicable quarter.

        7.4.    Suitability Requirements.    The Manager, at Company expense, shall maintain for a period of at least six (6) years a record of the documentation set forth in the Prospectus.

        7.5.    Tax Matters Partner.    In the event the Company is subject to administrative or judicial proceedings for the assessment or collection of deficiencies for federal taxes or for the refund of overpayments of federal taxes arising out of a Member's distributive share of Profits, the Manager shall act as the Tax Matters Partner (the "TMP") and shall have all the powers and duties assigned to the TMP under Code Sections 6221 through 6232 and the Regulations thereunder. Each Member agrees to perform all acts necessary under Code Section 6231 and the Regulations thereunder to designate the Manager as the TMP.

ARTICLE VIII

TRANSFER OF COMPANY INTERESTS

        8.1.    Restrictions on Transfers.    Notwithstanding any provision to the contrary contained in this Agreement, the restrictions set forth herein shall apply to any and all sales, assignments, or transfers of Units or Economic Interests, as the case may be, and any such sale, assignment, or transfer in violation of this Agreement shall be void ab initio:

          (a)   No Member shall make any transfer or assignment of all or any part of its Units without the prior written consent of the Manager, which consent may be withheld in the sole discretion of the Manager;

          (b)   No Economic Interest Owner shall make any transfer or assignment of all or any part of its Economic Interests without the prior written consent of the Manager, which consent shall not be unreasonably withheld; provided, however, that such consent shall not entitle any transferee to become a substituted Member;

          (c)   No Member or Economic Interest Owner shall be entitled to sell, assign, transfer, or convey any part of its Units or Economic Interests, as the case may be, if in the opinion of the Manager or the Company's then counsel, such sale, assignment, transfer, or conveyance would cause a termination of the Company under Code Section 708; and

          (d)   No Member or Economic Interest Owner shall be entitled to sell, assign, transfer, or convey any part of its Units or Economic Interests, as the case may be, if in the opinion of the Manager or the Company's then counsel, such sale, assignment, transfer, or conveyance would cause the Company to be classified as a "publicly traded partnership" within the meaning of Code Section 7704 and the Regulations thereunder, and therefore, the Manager shall not: (i) permit the transfer of any Unit or Economic Interest on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code Section 7704 and the Regulations thereunder; (ii) permit the transfer of any Unit or Economic Interest that would cause the aggregate of the transfers in the Company's capital or profits to exceed two percent (2%) of the aggregate interests in the Company's capital and profits; or (iii) permit the redemption, resignation, or withdrawal of any Unit or Economic Interest, except in compliance with the provisions of this Agreement.

        8.2.    Transfer of Units and Substitution.    No assignee of all or any portion of a Unit or an Economic Interest shall have the right to become a substituted Member in place of an assignor unless the following conditions are satisfied; provided, however, that allocations of Profit, Loss, and any and all distributions to be paid pursuant to Sections 6.3 or 6.4 shall accrue and be payable to the transferor for the month in which such conditions are satisfied:

          (a)   The assignor shall designate such intention in the instrument of assignment;

          (b)   The written consent of the Manager to such substitution shall be obtained, which consent may be withheld in the sole discretion of the Manager;

          (c)   The instrument of assignment shall be in a form and substance satisfactory to the Manager;

          (d)   The assignor and assignee named therein shall execute and acknowledge such other instruments as the Manager may deem necessary to effectuate such substitution, including, without limitation, a power of attorney consistent with provisions more fully described in this Agreement;

          (e)   The assignee shall accept, adopt, and approve all of the terms and provisions of this Agreement in writing;

          (f)    The assignee shall pay or, at the election of the Manager, obligate himself to pay all reasonable expenses (including reasonable attorneys' fees and costs) connected with such substitution; and

          (g)   The Company shall have received, if requested, a legal opinion, that is in form and substance satisfactory to the Manager's counsel that such transfer will not violate the registration provisions of the Act or cause the Company to be classified as "publicly traded partnership" within the meaning of Code Section 7704 and the Regulations thereunder, which opinion shall be furnished at the assignor's expense.

        Any assignment permitted under this Section 8.2 shall become effective as of the end of business on the last day of the month in which the conditions described in this Section 8.2 are satisfied.

        8.3.    Notice to California Residents

        IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

        8.4.    Repurchase of Membership Rights Upon Transfer of Economic Interest.    Upon and contemporaneously with any transfer, assignment, conveyance, or sale (whether arising out of an attempted charge upon a Member's Unit(s) by judicial process, a foreclosure by a creditor of such Member, or otherwise) of such Member's Economic Interest(s) that does not at the same time transfer the balance of the rights associated with the Unit(s) to which such Economic Interest(s) relate (i.e., the rights of the Member to vote or otherwise participate in the management of the business, property, and affairs of the Company) (the "Partially Transferred Unit(s)"), the Company shall purchase from the Member, and the Member shall sell to Company, for a purchase price equal to one dollar ($1.00) per Partially Transferred Unit, all remaining rights thereto and interests therein that are retained by the Member. Such purchase and sale shall not, however, result in the release of the Member from any liability to the Company as a Member or as set forth in this Agreement. Each Member acknowledges and agrees that the right of the Company to purchase such remaining rights and interests is not unreasonable under the circumstances existing as of the date hereof.

        For example, if a Member who holds two (2) Units assigns the Economic Interests pertaining to one (1) Unit in accordance with this Article VIII and if the transferee is not, for any reason, admitted as a substituted Member, then such transferee shall hold the Economic Interest of the one (1) Unit so transferred as an Economic Interest Owner and the transferring Member shall sell the balance of the rights associated with the Partially Transferred Unit to the Company for an amount equal to one dollar ($1.00) (i.e., $1.00 per Partially Transferred Unit). The transferring Member shall retain the remaining one (1) whole Unit.

ARTICLE IX

ROLL-UPS

        9.1.    Roll-Up Transactions.    In connection with a proposed Roll-Up, an appraisal of all Company Property shall be obtained from a competent, independent expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for such offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Act, and any comparable provision under state law for any material misrepresentation or material omissions in the appraisal. Company Property shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of Company Property as of the date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of Company Property over a twelve (12) month period. The terms of the engagement of the independent expert shall clearly state that the engagement is for the benefit of the Company and Members. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Members in connection with a proposed Roll-Up.

        In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up shall offer to Members who vote "no" on the proposal the choice of:

          (a)   Accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

          (b)   One of the following:

            (i)    remaining as Members in the Company and preserving their interests therein on the same terms and conditions as existed previously; or

            (ii)   receiving cash in an amount equal to each Member's pro-rata share of the appraised value of the net Company Property.

        9.2.    Prohibitions on Roll-Up Transactions.    The Company shall not participate in any of the following Roll-Up transactions:

          (a)   That would result in Members having democracy rights in the Roll-Up Entity that are less than those provided for under this Agreement. If the Roll-Up Entity is a corporation, the voting rights of Members shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

          (b)   That includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Company shall not participate in any proposed Roll-Up that would limit the ability of a Member to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Member.

          (c)   In which Members' rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

          (d)   In which any of the costs of the transaction would be borne by the Company if the Roll-Up is not approved by Members.

ARTICLE X

RESIGNATION, WITHDRAWAL, AND REDEMPTION

        10.1.    Resignation, Withdrawal, and Redemption by Members.    Except as set forth in this Article X, no Member shall have the right to resign or withdraw from the Company or shall have the right to have any portion of its Capital Account redeemed.

        10.2.    Limited Right of Redemption.    No Member shall have the right to have any portion of its Capital Account redeemed unless such Member delivers written notice (a "Redemption Notice") to the Manager at least sixty-one (61) days prior to the date such Member desires to have such Units redeemed and such Member obtains the written consent of the Manager, which consent may be withheld in the Manager's sole discretion. Any such redemption shall be at the Redemption Amount and subject to the following terms and conditions:

          (a)   A Member must provide a Redemption Notice, substantially in the form attached hereto as Exhibit B, to the Manager. On the expiration of the later of (i) the sixty-one (61) day period following the Manager's receipt of the Redemption Notice, or (ii) the last day of the calendar month during which such sixty-one (61) day period expires (the "Effective Date"), the Manager shall, to the extent Distributable Amounts From Sales or Refinancings that are available after paying Preferred Returns and the Capital Contributions of Members admitted after the applicable Effective Date then available, and on a first-come first-serve basis among all Members, commence to redeem such Member's Capital Account, at the Redemption Amount, to the extent set forth in such Member's Redemption Notice.

          (b)   From the date the Redemption Notice is received by the Manager until the close of the Effective Date, any Distributable Amounts From Operations and Preferred Returns that are allocable to a redeeming Member shall be distributed to such redeeming Member, as the case may be, in the manner set forth in Section 6.3 and 6.4 herein; provided, however, that such redeeming Member shall not be entitled to any Distributable Amounts From Operations or Preferred Return that, after the Effective Date, would have been attributable to the portion of its Capital Account set forth in such Redemption Notice.

          (c)   Upon written acceptance of such Redemption Notice by the Manager, the redeeming Member shall be deemed to have given a Distribution Notice electing to receive its pro rata share of Distributable Amounts From Operations and Preferred Returns that are attributable to the portion of its Capital Account set forth in such Redemption Notice.

          (d)   Notwithstanding any provision in this Section 10.2 to the contrary, the Company may give priority to the Redemption Notices of certain Members as follows:

            (i)    First, upon the death of the sole beneficiary of a corporate pension or profit-sharing plan, individual retirement account, or other employee benefit plan subject to ERISA or upon the death of an individual Member (each a "Deceased Member"), a Redemption Notice of such Deceased Member shall have priority over a Redemption Notice of all other Members. If the administrator, executor, or other personal representative of the estate of a Deceased Member gives a Redemption Notice, the Company shall, as soon as practicable following the Effective Date, commence to redeem the entire Capital Account of such Deceased Member, from Distributable Amounts From Sales or Refinancings available after paying Preferred Returns and the Capital Contributions of Members admitted after the applicable Effective Date, subject to the availability thereof, on a first-come first-serve basis.

            (ii)   Second, the Manager, in its sole discretion, shall have the right, at any time, to immediately redeem all or a portion of the Capital Account of one or more ERISA plan investors (the "ERISA Plan Investors"), on an last-in first-out basis, to ensure that the Company remains exempt from the ERISA Plan Asset Regulations. The redemption of such ERISA Plan Investors pursuant to this Section 10.2(d)(ii) shall have priority over the redemptions of all other Members, including, without limitation, Deceased Members.

          (e)   The redemption of all or any portion of a Member's Capital Account shall be subject to the following limitations:

            (i)    The Company shall not establish a reserve from which to fund redemptions, and the Company's capacity to pay the Redemption Amount to any Member shall be restricted to the availability of Distributable Amounts From Sales or Refinancings available after paying Preferred Returns and the Capital Contributions of Members admitted after the applicable Effective Date. The Company shall not be required to liquidate any Company Property in order to pay all or any portion of any Redemption Amount.

            (ii)   At the sole discretion of the Manager, the Company may first apply available Distributable Amounts From Sales or Refinancings available after paying Preferred Returns and the Capital Contributions of Members admitted after the applicable Effective Date to pay all or any portion of the Redemption Amount applicable to the redemption of any portion of an ERISA Plan Investor's Capital Account, on a last-in first-out basis.

            (iii)  The Company may then apply available Distributable Amounts From Sales or Refinancings available after paying Preferred Returns and the Capital Contributions of Members admitted after the applicable Effective Date to pay the Redemption Amount applicable to the redemption of a portion of a Deceased Member's Capital Account, on a first-come first-serve basis.

            (iv)  If Distributable Amounts From Sales or Refinancings available after paying Preferred Returns and the Capital Contributions of Members admitted after the applicable Effective

    Date are, at that time, inadequate to satisfy all or any portion of any Member's Redemption Amount, the Company shall not be required to liquidate any mortgage loans prior to maturity for the purpose of paying such Redemption Amount, but may pay whatever of such amounts are then available to satisfy any Redemption Amounts owed to such Deceased Members and ERISA Plan Investors in the order set forth above and, in the case of all other Members, in the order such Member's Redemption Notice was received by the Company.

            (v)   If a Redemption Notice that is accepted would cause the aggregate value of such Member's remaining Capital Account to fall below $10,000, then the Manager shall redeem, and such Member shall be deemed to have requested the redemption of, all of such Member's Capital Account, notwithstanding anything to the contrary contained in such Member's Redemption Notice.

            (vi)  The Company shall pay interest on the Redemption Amount at the then effective Class A Preferred Return rate, which interest shall be cumulative but not subject to compounding.

          (f)    If the Company dissolves pursuant to Section 11.1 herein at a time when any Member that has previously given a Redemption Notice that has been accepted by the Manager and that has not yet been satisfied in full, then in such event the winding up provisions of Section 11.2 herein shall apply and the distribution provisions of Section 11.2(c) shall be controlling.

        10.3.    Early Redemption Fee.    Notwithstanding any other provision of this Agreement and except with respect to redemptions pursuant to Section 10.2(d), to the extent that a Member fails to provide Redemption Notice that properly requests a redemption as of the expiration of the applicable Holding Period, then, that such Member shall, upon the Manager's acceptance of such Redemption Notice, be assessed an early redemption fee equal to five percent (5%) of the initial Capital Contribution attributable to the requested redemption, with seventy-five percent (75%) of such fee being paid to the Manager and twenty-five percent (25%) being paid to the Company.

        10.4.    Manager Discretion.    Within the sole discretion of the Manager, reasonably exercised, the Manager may modify or amend the provisions of Section 10.2, except as to Deceased Members and ERISA Plan Investors, to ensure the company shall not be classified as a "publicly traded partnership" within the meaning of Code Section 7704 and the Regulations thereunder.

        10.5.    Resignation, Withdrawal, and Redemption by Manager.    Notwithstanding any provision to the contrary contained herein, a Manager that is also a Member may not resign or withdraw from the Company or have or cause any portion of its Capital Account to be redeemed while serving as a Manager.

ARTICLE XI

DISSOLUTION OF THE COMPANY;
MERGER OF THE COMPANY

        11.1.    Events Causing Dissolution.    The Company shall dissolve upon the occurrence of any of the following events:

          (a)   The election of the Manager, in its sole discretion, to dissolve the Company;

          (b)   The affirmative vote of a Minimum Percentage of Interests; or

          (c)   The failure of a Minimum Percentage of Interests to elect a new Manager within ninety (90) days after the removal of the existing Manager as provided in Section 3.7, or notice of retirement of the existing Manager as provided in Section 3.8.

        11.2.    Winding Up.    Upon the occurrence of an event of dissolution, the Company shall not immediately be terminated, but shall continue until its affairs have been wound up. Upon dissolution of the Company, the Manager shall wind up the Company's affairs as follows:

          (a)   The Company shall not make or purchase any new loans or conduct any new business;

          (b)   Except as may be agreed upon by the Manager and a Minimum Percentage of Interests in connection with a merger or consolidation described in Section 11.3, the Manager shall liquidate Company Property as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties (including, without limitation, the Manager or Affiliates of the Manager) or by servicing the Company's outstanding loans in accordance with their terms; provided, however, that the Manager shall liquidate all Company Property for the best price reasonably obtainable in order to completely wind up the Company's affairs within two (2) years after an event of dissolution occurs;

          (c)   All Profits and Losses resulting from the activities set forth in Section 11.2(b) above shall be allocated to and among the Members as set forth in Sections 6.1 and 6.2 above;

          (d)   Except as may be agreed upon by the Manager and a Minimum Percentage of Interests in connection with a merger or consolidation described in Section 11.3, all sums of cash held by the Company as of the date or event dissolution occurs (including, without limitation, liquid assets that shall be converted to cash), together with all sums of cash received by the Company during the winding up process from any source whatsoever, and any remaining Company Property shall be applied and promptly distributed to all Members in proportion to their then respective positive Capital Account balances, but only after all Company Liabilities have been paid or otherwise adequately provided for and all outstanding Redemption Amounts have been paid; and

          (e)   Upon the completion of the liquidation of the Company and distribution of liquidation proceeds, the Manager shall cause to be filed a Certificate of Dissolution as required by the NRS ("Certificate of Dissolution") and shall furnish to each Member a statement setting forth the receipts and disbursements of the Company during such liquidation, the amount of proceeds from such liquidation distributed, and the amount of proceeds paid or distributed to Members.

        11.3.    Merger or Consolidation of the Company.    Subject to Article IX, the Company may be merged or consolidated with one or more other entities, which may be Affiliates of the Company; provided, however, that the principal terms of any such merger or consolidation are first approved by the Manager and by the affirmative vote of a Minimum Percentage of Interests. In any such merger or consolidation, the Company may be either a disappearing or surviving entity.

ARTICLE XII

TRANSACTIONS BETWEEN THE COMPANY,
THE MANAGER AND AFFILIATES

        12.1.    Loan Brokerage Commission.    USA Commercial Mortgage Company, an Affiliate or its successors or assigns, will receive a brokerage or origination fee for loans made by the Company in an amount not to exceed five percent (5%) of the principal amount of each loan per annum. Such fee may be lower depending on market conditions. Loan brokerage commissions will be paid to USA Commercial Mortgage Company either at the time the loan is funded or over the life of the loan.

        12.2.    Asset Management Fee and Loan Servicing.    The Manager may act as servicing agent with respect to all Company loans and may manage all of the Company's Property. In consideration for such collection and management efforts, the Manager shall be entitled to receive a loan servicing and asset management fee equal to one and one-half percent (1.50%) per annum of the Assets Under Management, which shall be paid monthly at a rate of one-eighth of one percent (0.125%) of Assets

Under Management as of the last day of each calendar month and be payable on or before the fifteenth (15th) day of the following calendar month.

        12.3.    Sale of Real Estate to the Manager or its Affiliates.    In the event the Company becomes the owner of any real property by foreclosure on a Company loan, the Company may sell such property to the Manager or an Affiliate of the Manager; provided, however, that the purchase price must be not less than: (a) the amount of the highest third-party offer received, if any; (b) the independently appraised value of such property at the time of sale; or (c) the total amount of the Company's "investment" in the property. The Company's "investment" shall include, without limitation, the unpaid principal amount of the Company's loan, unpaid interest accrued through the date of foreclosure, expenditures made to protect the Company's interest in the property (such as payments for insurance and taxes), costs of foreclosure (including attorneys' fees actually incurred to prosecute the foreclosure or to obtain relief from the automatic stay in bankruptcy), and any advances made by the Manager on behalf of the Company for any of the foregoing.

        A portion of the purchase price may be paid by an Affiliate of the Manager executing a promissory note in favor of the Company, secured by a deed of trust on the property being sold. The note may be in the amount of the entire purchase price of the property to be paid by the Affiliate or any portion thereof, and the note shall contain terms and conditions comparable to those that would be contained in notes executed by third parties.

        If the Company acquires property through foreclosure, USA Commercial Real Estate Group or an Affiliate of the Manager may serve as the listing broker in the sale of such property. USA Commercial Real Estate Group or such Affiliate would earn a reasonable brokerage commission, not to exceed six percent (6.0%), or the applicable percentage set forth in the NASAA Guidelines.

        12.4.    Legal Fees.    Documentation of some of the Company's loans may be prepared by the general counsel for USA Commercial Mortgage Company, which is the sole stockholder of USA Investment Partners, LLC, which is the manager of the Manager. These legal fees will be paid by the borrower under such loans.

        12.5.    Placement Agent Fees.    USA Securities, LLC, an affiliate of the Manager, and its representatives, will receive a commission up to three percent (3.0%) for each Unit sold pursuant to the Offering. These commissions will be paid by the Manager with non-Company funds.

        12.6.    Sale of Loans to Manager or Affiliates.    The Company may sell existing loans to the Manager or its Affiliates, only if the Company receives net sales proceeds from such sale in an amount equal to the total unpaid balance of principal, accrued interest, and other charges owing under such loan. Notwithstanding the foregoing, the Manager shall be under no obligation to purchase any loans from the Company or to guarantee any payments under any Company loan.

        12.7.    Miscellaneous Fees.    The Manager may receive miscellaneous fees from borrowers and/or the Company. Such fees include, without limitation, reconveyance fees, demand fees, messenger service fees, and reimbursement for accounting fees.

        12.8.    Purchase of Loans from Manager or Affiliates.    The Company may purchase existing loans from the Manager or its Affiliates; provided, however, that the following conditions are met:

          (a)   At the time of purchase the borrower shall not be default under the loan; and

          (b)   No brokerage commissions or other compensation by way of premiums or discounts shall be paid to the Manager or its Affiliates by any person by reason of such purchase (except loan origination fees).

        12.9.    Loan Participations with Affiliates.    Some of the Company's loans may be funded or purchased in participation with other entities or funds that have been sponsored by USA Commercial

Mortgage Company, other Affiliates of the Manager, or with other investors who are clients of USA Commercial Mortgage Company or other Affiliates of the Manager.

        12.10.    Change in Manager; Early Termination Fee.    If USA Capital Realty Advisors, LLC ceases to be the Manager or is replaced as the Manager without Cause, then the affiliated parties specifically identified in this Article XII may change. Such affiliated parties may be replaced by Affiliates of the new Manager for purposes of this Agreement. To the extent that the Manager is removed other than for Cause pursuant to Section 3.7 herein, the Manager shall be entitled to receive an early termination fee equal to one and one-half percent (1.5%) of the Assets Under Management as of the close of business on the last day of the calendar month in which the Manager's removal is effective. Such fee shall be paid in a single lump-sum payment on or before the fifteenth (15) day of the calendar month following the calendar month in which the Manager's removal is effective.

ARTICLE XIII

ARBITRATION

        13.1.    Arbitration.    As among the parties hereto, all questions as to rights and obligations arising under the terms of this Agreement may be resolved through arbitration, and such arbitration shall be governed by the rules of the American Arbitration Association.

        13.2.    Demand for Arbitration.    If a dispute should arise under this Agreement, any Member may, within sixty (60) days from the date such dispute arises, make a demand for arbitration by filing a demand in writing with the other.

        13.3.    Appointment of Arbitrators.    The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three arbitrators. Each party to the arbitration shall have the right to appoint one arbitrator by sending written notice to the other party within five (5) days after demand for arbitration is given. The third arbitrator shall be chosen by the two arbitrators appointed by the parties to the arbitration. Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) may, in their sole discretion, proceed ex-parte.

        13.4.    Hearing.    Arbitration shall take place in Las Vegas, Nevada, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s). The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty (60) days prior to the date so selected. At the hearing, any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

        13.5.    Arbitration Award.    If there is only one arbitrator, the arbitrator's decision shall be binding and conclusive on the parties to the arbitration, and if there are three arbitrators, the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and the rendering of a decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrator(s) may be rendered by any court having jurisdiction; or such court may vacate, modify, or correct the award in accordance with the prevailing sections of Nevada law.

        13.6.    New Arbitrators.    If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

        13.7.    Costs of Arbitration.    The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrator(s) shall determine.

ARTICLE XIV

MISCELLANEOUS

        14.1.    Covenant to Sign Documents.    Without limiting the power of attorney granted by Sections 2.6 and 2.7 above, each Member covenants, for such Member and such Member's successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents, and other writings that may be necessary or expedient in the creation of the Company and the achievement of its purposes, including, without limitation, all such filings, records, or publications necessary or appropriate in the judgment of the Manager to comply with the applicable laws of any jurisdiction in which the Company shall conduct its business.

        14.2.    Notices.    Except as otherwise expressly provided for in this Agreement, all notices that any Member may desire or may be required to give the Company or any other Member shall be in writing and shall be deemed actually received when delivered personally or four (4) days following deposit in the United States mail, first-class postage prepaid, addressed to the Member's address as shown in the books of the Company pursuant to written notification to the Manager. Notices to the Manager or to the Company shall be delivered to the Company's principal place of business, as set forth in Section 2.3 above or as hereafter changed as provided herein.

        14.3.    Right to Engage in Competing Business.    Nothing contained herein shall preclude any Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing, or managing any other venture of any kind. No other Member shall have the right of participation therein and each Member waives any right he may have against the Manager and any other Member for using information received as a consequence of participation in the Company or the management of the Company.

        14.4.    Amendment.    This Agreement is subject to amendment by the affirmative vote of a Minimum Percentage of Interests and the written consent of the Manager. Notwithstanding anything to the contrary contained in this Agreement, the Manager shall have the right to amend this Agreement without the vote or consent of a Minimum Percentage of Interests or any Members, when:

          (a)   There is a change in the name of the Company;

          (b)   There is a change in the amount of the contribution of any Member;

          (c)   A Person is substituted as a Member;

          (d)   An additional Member is admitted;

          (e)   A Person is admitted as a successor or additional Manager in accordance with the terms of this Agreement;

          (f)    There is a change in the character of the business of the Company;

          (g)   There is a false or erroneous statement in this Agreement; or

          (h)   A change in this Agreement is required in order to accurately represent the understanding among all Members.

        14.5.    Governing Law; Venue.    This Agreement shall be governed by and shall be interpreted and enforced in accordance with the procedural and substantive laws of the State of Nevada. Subject to the arbitration provisions of Article XIII above, each Member and each holder of an Economic Interest: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in Nevada State Court, County of Clark, or in the United States District Court for

the District of Nevada; (b) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum; and (c) irrevocably consents to the jurisdiction of the Nevada State Court, County of Clark, and the United States District Court for the District of Nevada in any such suit, action or proceeding.

        14.6.    Entire Agreement.    This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

        14.7.    Representations, Warranties, and Covenants of Members.    Each Member hereby acknowledges that the Company is relying on the representations, warranties, and covenants set forth in such Member's Subscription Agreement with respect to such Member's suitability in issuing Units to such Member. Each Member represents and warrants to, and covenants and agrees with the Company that: (a) such Member is not making a market in the Units; (b) such Member will not transfer any Unit on an "established securities market" or a "secondary market (or substantial equivalent thereof)" within the meaning of Code Section 7704 and the Regulations thereunder; and (c) such Member will not transfer any Unit through "matching services" within the meaning of Code Section 7704 that is not approved in advance by the Manager. Each Member shall indemnify and hold harmless the Company against all damages, losses, or expenses incurred by the Company with respect to a breach of any representation, warranty, or covenant of such Member or, in the case such Member's continued suitability, such Member fails to notify the Company as to such Member's lack of continued suitability, and shall defend the Company in any action or proceeding with respect to such breach.

        14.8.    Waiver.    No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other breach or default.

        14.9.    Severability.    If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

        14.10.    Captions.    Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference only, and in no way define, limit, extend, or describe the scope of this Agreement.

        14.11.    Number and Gender.    Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa. In the event there is more than one Manager, any consent or action required or permitted to be given or made by a Manager may be given or made by any Manager.

        14.12.    Counterparts.    This Agreement may be executed in counterparts, any or all of which may be signed by the Manager on behalf of all Members as their attorney-in-fact.

        14.13.    Legal Representation.

          (a)   Counsel to the Company may also be counsel to the Manager or any Affiliate of the Manager. The Manager may execute on behalf of the Company and all Members any consent to the representation of the Company that counsel may request pursuant to any applicable rules of professional conduct or similar rules ("Rules"). The law firm engaged as legal counsel to the Company in connection with the formation of the Company and the offer and sale of Units ("Company Counsel") is not involved in the underwriting, documentation or routine servicing of loans made or acquired by the Company. Each Member acknowledges that Company Counsel does not and will not represent any Member, and that, in the absence of a clear and explicit written agreement, Company Counsel shall owe no duties directly to any Member. Notwithstanding any adversity that may develop, in the event any dispute or controversy arises between any Members and the Company, or between any Members or the Company, on the one hand, and the Manager or its Affiliate, on the other hand, then each Member agrees that Company Counsel may represent either the Company or such Manager or its Affiliate, or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation.

          (b)   Each Member further acknowledges that Company Counsel has represented only the interests of the Manager and not the other Members in connection with the formation of the Company and the preparation and negotiation of this Agreement, and each Member acknowledges that it has been afforded the opportunity to consult with independent counsel with regard thereto.

        14.14.    Waiver of Action for Partition.    Each Member irrevocably waives during the term of the Company any right that he may have to maintain any action for partition with respect to Company Property.

        14.15.    Execution of Additional Instruments.    Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney, and other instruments necessary to comply with any laws, rules, or regulations.

        14.16.    Rights and Remedies Cumulative.    The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party shall not preclude or waive the right or use of any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

        14.17.    Heirs, Successors, and Assigns.    Each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors, and assigns.

        14.18.    Creditors.    None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

        14.19.    Attorneys' Fees.    In the event any party hereto institutes an action or other proceeding to enforce any rights arising under this Agreement, other than an arbitration proceeding pursuant to Article XIII above, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the other party, such fees to be set by the court and not by a jury, and to be included in any judgment entered in such proceeding.

        IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

MANAGER:	USA CAPITAL REALTY ADVISORS, LLC
	By:	USA Investment Partners, LLC
		By:	USA Commercial Mortgage Company
By:
Joseph D. Milanowski, President
MEMBERS:	USA CAPITAL REALTY ADVISORS, LLC, as attorney-in-fact for the persons listed on Schedule A attached hereto
	By:	USA Investment Partners, LLC
		By:	USA Commercial Mortgage Company
By:
Joseph D. Milanowski, President

SCHEDULE A

LIST OF MEMBERS/UNIT OWNERSHIP
(AS OF MARCH 29, 2001)

MEMBER	NUMBER AND CLASS OF UNITS	CAPITAL CONTRIBUTION
USA Capital Realty Advisors, LLC 4484 South Pecos Road Las Vegas, Nevada 89121	10 Class D Units	$50,000

EXHIBIT A

FORM OF DISTRIBUTIONS NOTICE

USA Capital Realty Advisors, LLC
4484 South Pecos Road
Las Vegas, Nevada 89121

Ladies/Gentlemen:

        I am an investor in USA Capital First Trust Deed Fund, LLC (the "Fund"). By checking in the space below, I am exercising my election to change how my future Fund distributions are treated.

  ☐
  My Fund distributions are currently paid to me on a monthly basis to the extent available. I hereby elect to have all future Fund distributions, if any, reinvested in the Fund through the purchase of additional unit(s), rather than distributed to me on a monthly basis. I acknowledge that I have received and reviewed the most current prospectus for the Fund and that the Manager must consent to my election in writing before the same will become effective.

  ☐
  My Fund distributions are currently reinvested in the Fund through the purchase of additional unit(s). I hereby elect to have all future Fund distributions paid to me on a monthly basis. All future Fund distributions should be mailed to me at the address given below.

        This election is subject to all of the terms and conditions set forth in the Fund's prospectus and the Fund's operating agreement, as amended.

[Name of investor]	[Date]

[Signature of investor]	[Current address of investor]

A-1

EXHIBIT B

FORM OF REDEMPTION NOTICE

USA Capital Realty Advisors, LLC
4484 South Pecos Road
Las Vegas, Nevada 89121

Ladies/Gentlemen:

        I am an investor in USA Capital First Trust Deed Fund (the "Fund"). I hereby elect to have the following amount of my investment in the Fund redeemed:

$	[Specify dollars amount that you seek to have redeemed; if your proposed redemption would cause your investment in the Fund to fall below $10,000, then your whole investment will be redeemed.]
Class	[Specify the class of membership units that you seek to have redeemed.]
Months	[Specify the holding period applicable to your class of membership units.]

        I understand that this redemption election is subject to all of the terms and conditions contained in the prospectus and the operating agreement for the Fund. I understand that the Fund does not maintain reserves to fund redemptions and that my request for redemption will be subject to available Distributable Amounts from Sales or Refinancings (as defined in the Fund's operating agreement) and the Capital Contributions (as defined in the Fund's operating agreement) of Investors that are admitted to the Fund after the date this redemption notice becomes effective. I acknowledge that under the prospectus and the operating agreement, the redemption elections of certain types of investors may have priority over my redemption request. Finally, I understand that the Fund is under no obligation to accept this request and, if this redemption election is made during the term of the holding period applicable to my class of membership units, the Fund, in its sole and absolute discretion, may accept this request and will charge an early redemption fee equal to 5% of my initial investment, with 75% of such fee being paid to USA Capital Realty Advisors, LLC, as manager of the Fund, and 25% being paid to the Fund. All redemption payments shall be mailed to the address given below.

[Name of investor]	[Date]

[Signature of investor]	[Current address of investor]

B-1

EXHIBIT C

FORM OF REQUEST FOR CHANGE OF CLASSIFICATION

USA Capital Realty Advisors, LLC
4484 South Pecos Road
Las Vegas, Nevada 89121

Ladies/Gentlemen:

        I am an investor in USA Capital First Trust Deed Fund, LLC (the "Fund"). Through this notice, I am requesting a change in the class of my membership units in the Fund and, as a result, a change in the holding period and the preferred return applicable to my membership units in the Fund. In this regard, I am requesting that the following membership units in the Fund,

                  membership units (insert number), all designated as Class     Units (insert class) be converted into the following class(es) in the following amount(s):

	Class A Units	Class B Units	Class C Units
Number:	Units	Units	Units

        This request for change in classification is subject to all of the terms and conditions set forth in the Fund's prospectus and the Fund's operating agreement, as amended, including, without limitation, the prior written approval of the change in classification by USA Capital Realty Advisors, LLC, the Fund's manager, which may be withheld in its sole discretion.

[Name of investor]	[Date]
[Signature of investor]	[Current address of investor]

ACKNOWLEDGEMENT

        On behalf of the Fund, USA Capital Realty Advisors, LLC, the Fund's manager, hereby:

☐	Rejects the above request for change in classification such that the membership units referenced above shall remain in the same class, have the same holding period or bear the same preferred return.
☐	Approves the request for change in classification as follows:
	Class A Units	Class B Units	Class C Units
Number:	Units	Units	Units

        The undersigned hereby executes this Acknowledgement as of                            , 20        .

USA CAPITAL REALTY ADVISORS, LLC, as manager of USA Capital First Trust Deed Fund, LLC
By:
Its:

C-1

APPENDIX B—PRIOR PERFORMANCE TABLES

        USA Capital First Trust Deed Fund, LLC is affiliated with the following three mortgage loan programs and one real estate program, all four of which are sponsored by USA Commercial Mortgage Company and its affiliates:

  •
  USA Capital Diversified Trust Deed Fund, LLC, managed by our manager;

  •
  USA Capital Institutional High Income Fund, LLC, managed by our manager;

  •
  USA Capital Secured Income Fund, LLC, managed by USA Capital Specialty Finance, LLC; and

  •
  Tanamera Resort Partners, LLC, managed by Tanamera Development, LLC.

        Of the four programs, only USA Capital Diversified Trust Deed Fund and Tanamera Resort Partners have conducted any significant operations. The remaining programs are proposing to conduct offerings of their respective membership units, but have not conducted any operations to date and remain wholly-owned by their respective managers. In addition, only USA Capital Diversified Trust Deed Fund and USA Capital Institutional High Income Fund have investment policies and objectives similar to those of the Fund.

        Since only USA Capital Diversified Trust Deed Fund and Tanamera Resort Partners have conducted any significant operations, the information presented in the following tables represents unaudited historical experience of these entities only. In addition, the information contained in these tables does not relate to our operations and the purchase of our units will not create any ownership interest in the programs included in the following tables. None of the information in the tables is covered by a report of an independent certified public accountant. The purpose of the tables is to provide information from the prior performance of USA Commercial Mortgage Company and its affiliates. For a narrative summary of the prior performance of USA Commercial Mortgage Company and its affiliates, see the "Prior Performance Information" section of this prospectus.

Table I—Current Programs of USA Commercial Mortgage Company and its Affiliates

        Table I sets forth certain information with respect to the funds raised by USA Capital Diversified Trust Deed Fund and Tanamera Resort Partners as of December 31, 2002.

Table II—Compensation to USA Commercial Mortgage Company and its Affiliates

        Table II sets forth certain information with respect to the compensation paid and payable to USA Commercial Mortgage Company and its affiliates by USA Capital Diversified Trust Deed Fund for the three-year period ended December 31, 2002 and Tanamera Resort Partners for the two-year period ended December 31, 2002.

Table III.A—Operating Results of USA Capital Diversified Trust Deed Fund, LLC

        Table III.A sets forth certain information with respect to the operating results of USA Capital Diversified Trust Deed Fund for the years ended December 31, 2002, 2001 and 2000.

Table III.B—Operating Results of Tanamera Resort Partners, LLC

        Table III.B sets forth certain information with respect to the operating results of Tanamera Resort Partners for the years ended December 31, 2002 and 2001.

Table I—Current Programs of USA Commercial Mortgage Company and its Affiliates

        The following table sets forth certain information with respect to the funds raised by USA Capital Diversified Trust Deed Fund and Tanamera Resort Partners as of December 31, 2002. USA Capital Diversified Trust Deed Fund is currently conducting an offering of 8,000 of its membership units at a price of $25,000 per unit for an aggregate offering amount of $200,000,000. Tanamera Resort Partners is currently conducting an offering of 1,000 of its membership units at a price of $50,000 per unit for an aggregate offering amount of $50,000,000.

        As previously noted, since USA Capital Institutional High Income Fund and USA Capital Secured Income Fund have not conducted any operations to date, the following table omits such information for these programs.

	USA Capital Diversified Trust Deed Fund, LLC		Tanamera Resort Partners, LLC
Dollar amount offered	$200,000,000		$50,000,000
Dollar amount raised	114,684,805	100.0%	35,750,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	0	0.0%	715,000	2.0%
Organizational expenses(1)	0	0.0%	55,730	0.1%
Reserves (0.5% and 0.0%, respectively)	577,107	0.5%	0	0.0%
Percent available for investment	99.5%		97.8%
Acquisition costs(2):
Prepaid items and fees related to purchase of property	0	0.0%	310,325	0.9%
Cash down payment	0	0.0%	6,911,000	19.3%
Acquisition fees	0	0.0%	0	0.0%
Total acquisition cost	0	0.0%	7,221,325	20.2%
Percent leverage (mortgage financing divided by total acquisition cost)(3)	0.0%		69.7%
Date offering began	May 25, 2000		January 18, 2001
Length of offering (in months as of December 31, 2002)	30 months		23 months
Months to invest 90% of amount available for investment (measured from beginning of offering)	N/A		N/A

(1)
Since the manager for USA Capital Diversified Trust Deed Fund has paid the relevant organizational expenses and selling commissions without seeking reimbursement from USA Capital Diversified Trust Deed Fund or any other party, these expenses are not reflected in the table above. With respect to Tanamera Resort Partners, LLC, Tanamera Resort Partners, LLC paid organizational expenses of $55,730 and selling commissions of $715,000 from the gross proceeds of its offering of membership units.

(2)
The acquisition costs represent the actual costs related to the initial purchase of the relevant real property and do not include any subsequent capitalized development costs.

(3)
The percent leverage represents the percentage as of the relevant dates of acquisition and does not reflect the reduction or repayment of any mortgage financing subsequent to such dates.

Table II—Compensation to USA Commercial Mortgage Company and its Affiliates

        The following table sets forth certain information with respect to the compensation paid and payable to USA Commercial Mortgage Company and its affiliates by USA Capital Diversified Trust Deed Fund for the three-year period ended December 31, 2002 and by Tanamera Resort Partners for the two-year period ended December 31, 2002. As previously noted, since USA Capital Institutional High Income Fund and USA Capital Secured Income Fund have not conducted any operations to date, the following table omits such information for these programs.

TYPE OF COMPENSATION	USA CAPITAL DIVERSIFIED TRUST DEED FUND, LLC	TANAMERA RESORT PARTNERS, LLC
Date offering commenced	May 25, 2000	January 18, 2001
Dollar amount raised as of December 31, 2002	$114,684,805	$35,750,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	$0	$715,000
Acquisition fees	$0	$0
—Real estate commissions	$0	$0
—Advisory fees	$0	$0
Other	$0	$0
Dollar amount of cash generated from operations before deducting payments to sponsor	$15,804,021	$300,638
Amount paid to sponsor from operations:
Property management fees	$0	$913,586(2)
Partnership management fees	$637,065(1)	$704,500(3)
Reimbursements	$0	$1,249,602(4)
Leasing commissions	$0	$5,696(5)
Other	$0	$0
Dollar amount of property sales and refinancing before deducting payments to sponsor:
—Cash	$0	$9,926,310
—Notes	$0	$0
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	$0	$0
Incentive fees	$0	$193,362(6)
Other	$0	$792,357(7)

(1)
With respect to USA Capital Diversified Trust Deed Fund, USA Capital Realty Advisors, LLC, its manager, is entitled to an asset management fee of 1%. For the years ended December 31, 2002, 2001 and 2000, USA Capital Realty Advisors, LLC agreed to waive a portion of its asset management fees and receive $488,468, $148,500 and $0, respectively. The waiver was based on the desire of USA Capital Realty Advisors, LLC to increase the returns payable to investors of USA Capital Diversified Trust Deed Fund. In addition, USA Capital Realty Advisors, LLC incurred organizational expenses of $51,494, $95,000 and $68,000 during the years ended December 31, 2002, 2001 and 2000, respectively, on behalf of USA Capital Diversified Trust Deed Fund for which it will not seek reimbursement from either USA Capital Diversified Trust Deed Fund or any other party.

(2)
Tanamera Resort Partners paid property management fees related to construction services to Tanamera Commercial Development, LLC and Tanamera Homes, LLC, affiliates of its manager, of $913,586 and $0 during the years ended December 31, 2002 and 2001, respectively.

(3)
Tanamera Resort Partners paid reimbursements to Tanamera Commercial Development, LLC and Tanamera Homes, LLC, affiliates of its manager, of $900,468 and $349,134 during the years ended December 31, 2002 and 2001, respectively.

(4)
Tanamera Resort Partners paid partnership management fees to its manager, Tanamera Development, LLC, of $336,500 and $368,000 paid during the years ended December 31, 2002 and 2001, respectively.

(5)
Tanamera Resort Partners paid leasing commissions to USA Commercial Real Estate Group, an affiliate of its manager, of $5,696 and $0 during the years ended December 31, 2002 and 2001, respectively.

(6)
Tanamera Resort Partners paid asset disposition fees to Tanamera Development, LLC, its manager, of $193,362 and $0 during the years ended December 31, 2002 and 2001, respectively.

(7)
With respect to the other fees paid during the years ended December 31, 2002 and 2001, Tanamera Resort Partners paid $512,907 and $279,450 during the years ended December 31, 2002 and 2001, respectively, to USA Commercial Mortgage Company for underwriting, originating, funding and servicing certain loans secured by the real property of Tanamera Resort Partners.

        The fees to be earned by USA Capital Realty Advisors, LLC and its affiliates with respect to the services relating to the offering conducted by and the management of the operations of USA Capital Diversified Trust Deed Fund are substantially similar to the fees to be earned with respect to USA Capital First Trust Deed Fund. The only differences in the fees to be earned are:

  •
  Payment by borrowers of a loan brokerage fee ranging from 2%-4% per annum of the principal amount of each loan made by USA Capital Diversified Trust Deed Fund, rather than 2%-5% per annum of the principal amount of each loan made by USA Capital First Trust Deed Fund;

  •
  Payment of an asset management and loan servicing fee of 1.0% per annum of the assets under management for USA Capital Diversified Trust Deed Fund, rather than 1.5% per annum of its assets under management for USA Capital First Trust Deed Fund;

  •
  Payment to registered issuer agents for USA Capital Diversified Trust Deed Fund of a selling commission of up to 1.0% of each unit sold, rather than the payment to USA Securities, LLC or its selected dealers of a selling commission of up to 3.0% of each unit sold; and

  •
  Allocation to USA Capital Realty Advisors, LLC of 60% of our profits after the payment of preferred returns to investors, and 60% of our losses, in accordance with the terms of our operating agreement.

Table III.A—Operating Results of USA Capital Diversified Trust Deed Fund, LLC

        The following table sets forth certain information with respect to the operating results of USA Capital Diversified Trust Deed Fund for the years ended December 31, 2002, 2001 and 2000.

		YEARS ENDED DECEMBER 31,
		2002	2001	2000
Gross revenues		$9,046,474	$5,944,519	$813,028
Less:	Operating expenses	$762,468	$19,204	$0
	Management fees(1)	$488,498	$148,567	$0
	Interest expense	$0	$66,954	$0
Net Income—GAAP Basis		$7,795,508	$5,709,794	$813,028
Taxable income from operations		$11,360,407	$5,709,794	$813,028
Cash generated from operations		$9,046,474	$5,944,519	$813,028
Cash generated from sales		$0	0	0
Cash generated from refinancing		$0	0	0
Less:	Cash distributions to investors
	—From operating cash flow(2)	$11,429,712	$5,704,994	$813,028
	—From sales and refinancing	$0	$0	$0
	—From other	$0	$0	$0
Cash generated (deficiency) after cash distributions(2)		$(2,383,238)	$239,525	$0
Less:	Cash Special items (not including sales and refinancing) (identify and quantify)(2)	$3,891,112	$2,315,378	$305,335
Cash generated (deficiency) after cash distributions and special items(2)		$1,507,874	$2,554,903	$305,335
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
	Ordinary income (loss)
	—From operations	$99.06	$80.18	$35.73
	—From recapture	$0.00	$0.00	$0.00
	Capital gain (loss)	$0.00	$0.00	$0.00
Cash Distributions to Investors Source (on GAAP basis)
	—Investment income	$67.97	$80.18	$35.73
	—Return of capital	$0.00	$0.00	$0.00
	Source (on cash basis)
	—Sales	$0.00	$0.00	$0.00
	—Refinancing	$0.00	$0.00	$0.00
	—Operations	$67.97	$80.18	$35.73
	—Other	$0.00	$0.00	$0.00

(1)
Although entitled to an asset management fee of 1%, USA Capital Realty Advisors, LLC, its manager, agreed to waive a portion of its fees and receive $488,468, $148,500 and $0 for the years ended December 31, 2002, 2001 and 2001, respectively. The waivers were based on the desire of USA Capital Realty Advisors, LLC to increase the returns payable to investors of USA Capital Diversified Trust Deed Fund, LLC.

(2)
The cash distributions to investors during the years ended December 31, 2002, 2001 and 2000, include reinvested distributions of $3,891,112, $2,315,378 and $305,335, respectively. Accordingly, the cash actually paid out to investors was $7,538,600, $3,389,515 and $507,693 during the years ended December 31, 2002, 2001 and 2000, respectively.

Table III.B—Operating Results of Tanamera Resort Partners, LLC

        The following table sets forth certain information with respect to the operating results of Tanamera Resort Partners for the years ended December 31, 2002 and 2001.(1)

		YEARS ENDED DECEMBER 31,
		2002	2001
Gross revenues		$10,116,574	$110,374
Profit on sale of properties		$1,616,711	$0
Less:	Operating expenses	$16,882,167	$1,228,974
Net Income (Loss)—GAAP Basis		$(6,765,593)	$(1,118,600)
Taxable income from operations		$0	$0
Cash generated from operations		$190,264	$110,374
Cash generated from sales		$9,926,310	$0
Cash generated from refinancing		$0	$0
Less:	Cash distributions to investors
	—From operating cash flow	$0	$0
	—From sales and refinancing	$0	$0
	—From other(2)	$3,477,758	$1,094,566
Cash generated (deficiency) after cash distributions		$6,638,816	$(984,192)
Less:	Cash Special items (not including sales and refinancing)	$0	$0
Cash generated (deficiency) after cash distributions and special items		$6,638,816	$(984,192)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
	Ordinary income (loss)
	—From operations	$(189.25)	$(58.41)
	—From recapture	$0.00	$0.00
	Capital gain (loss)	$(189.25)	$(58.41)
Cash Distributions to Investors Source (on GAAP basis)
	—Investment income	$0.00	$0.00
	—Return of capital	$97.28	$57.16
	Source (on cash basis)
	—Sales	$0.00	$0.00
	—Refinancing	$0.00	$0.00
	—Operations	$0.00	$0.00
	—Other	$97.28	$57.16
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table(3)		84.6%	100.0%

(1)
Although Tanamera Resort Partners, LLC was organized as a Nevada limited-liability company on September 5, 2000, Tanamera Resort Partners, LLC did not commence operations until January 2001.

(2)
The distributions to investors of $3,477,758 and $1,094,566 during the years ended December 31, 2002 and 2001 represented returns of capital to investors, where the source of cash for the distributions were the funds received from subscriptions for the membership units of Tanamera Resort Partners, LLC.

(3)
The amount, in percentage terms, that remained invested in program properties was calculated by dividing the aggregate cost of developed real estate attributed to property sold by the aggregate purchase price for real state purchased.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Financial Statements and Exhibits

        a.     Financial Statements:

        See "Index to Financial Statements" and the financial statements appearing thereafter in Part I of this registration statement.

        b.     Exhibits:

        See exhibits listed on the Exhibit Index following the signature page of the Form S-11 which is incorporated herein by reference.

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 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada, on June 25, 2003.

USA CAPITAL FIRST TRUST DEED FUND, LLC
By:	USA CAPITAL REALTY ADVISORS, LLC, its sole manager
	By:	USA INVESTMENT PARTNERS, LLC, its sole manager
		By:	USA COMMERCIAL MORTGAGE COMPANY, its sole manager
			By:	* Thomas A. Hantges Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Thomas A. Hantges	Director and Chief Executive Officer (Principal Executive Officer) of USA Commercial Mortgage Company, the Manager of USA Investment Partners, LLC, the Manager of USA Capital Realty Advisors, LLC	June 25, 2003
/s/ JOSEPH D. MILANOWSKI Joseph D. Milanowski
	Director, President and Chief Operating Officer (Principal Accounting Officer) of USA Commercial Mortgage Company, the Manager of USA Investment Partners, LLC, the Manager of USA Capital Realty Advisors, LLC	June 25, 2003
*By:	/s/ JOSEPH D. MILANOWSKI Joseph D. Milanowski	Attorney-in-Fact	June 25, 2003

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 EXHIBIT INDEX

Exhibit Number	Exhibit Name	Page
2.1	Form of Placement Agreement with USA Securities, LLC	**
2.2	Form of Amended and Restated Placement Agreement with USA Securities, LLC	125
2.3	Form of Selected Dealer Agreement	141
3.1	Articles of Organization	*
3.2	Operating Agreement (included as Appendix A to the prospectus filed as part of the registrant's registration statement on Form S-11, as filed with the Securities and Exchange Commission on April 23, 2001)	—
3.3	Amended and Restated Operating Agreement (included as Appendix A to the registrant's form of prospectus, as filed with the Securities and Exchange Commission on November 31, 2002)	—
3.4	Second Amended and Restated Operating Agreement (included as Appendix A to the prospectus filed herewith)	-
4.1	Subscription Agreement and Power of Attorney	**
4.2	Amended and Restated Subscription Agreement and Limited Power of Attorney	152
5.1	Opinion of Kummer Kaempfer Bonner & Renshaw, with respect to the legality of the units	***
8.1	Opinion of Kummer Kaempfer Bonner & Renshaw, with respect to federal income tax matters	****
10.1	Form of Escrow Agreement	**
10.2	Form of Amended and Restated Escrow Agreement	160
23.1	Consent of Kummer Kaempfer Bonner & Renshaw (contained in Exhibit 5.1)	—
23.2	Consent of Kummer Kaempfer Bonner & Renshaw (contained in Exhibit 8.1)	—
23.3	Consent of Beadle, McBride & Reeves, LLP for USA Capital First Trust Deed Fund, LLC	166
23.4	Consent of Beadle, McBride & Reeves, LLP for USA Capital Realty Advisors, LLC	167

*	=	Previously filed as an exhibit to the registrant's Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on April 23, 2001.
**	=	Previously filed as an exhibit to the registrant's Pre-Effective Amendment No. 3 to its Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on August 30, 2002.
***	=	Previously filed as an exhibit to the registrant's Pre-Effective Amendment No. 4 to its Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on September 30, 2002.
****	=	Previously filed as an exhibit to the registrant's Pre-Effective Amendment No. 7 to its Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on November 5, 2002.

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QuickLinks

TABLE OF CONTENTS
SUMMARY
RISK FACTORS
FEDERAL INCOME TAX RISKS
TERMS OF THE OFFERING
PLAN OF DISTRIBUTION
LEVERAGING THE PORTFOLIO
USE OF PROCEEDS
INVESTOR SUITABILITY STANDARDS
INVESTMENT OBJECTIVES AND POLICIES
MANAGEMENT
PRIOR EXPERIENCE OF MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION TO OUR MANAGER AND ITS AFFILIATES
CONFLICTS OF INTEREST
LEGAL PROCEEDINGS INVOLVING RELATED PARTIES
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
GENERAL INFORMATION
UNIT OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SUMMARY OF OPERATING AGREEMENT
FEDERAL INCOME TAX CONSEQUENCES
CERTAIN LEGAL ASPECTS OF LOANS SECURED BY REAL ESTATE
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION; REPORTS TO MEMBERS
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT ACCOUNTANT
USA CAPITAL FIRST TRUST DEED FUND, LLC (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
USA CAPITAL FIRST TRUST DEED FUND, LLC (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATION
USA CAPITAL FIRST TRUST DEED FUND, LLC (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CHANGES IN MEMBERS' EQUITY
USA CAPITAL FIRST TRUST DEED FUND, LLC (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOW
USA CAPITAL FIRST TRUST DEED FUND, LLC (A DEVELOPMENT STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS
REPORT OF INDEPENDENT ACCOUNTANT
USA CAPITAL REALTY ADVISORS, LLC BALANCE SHEET
USA CAPITAL REALTY ADVISORS, LLC
APPENDIX A— SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF USA CAPITAL FIRST TRUST DEED FUND, LLC
ACKNOWLEDGEMENT
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX